UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.)

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TUTOR PERINI CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Tutor Perini Corporation

15901 Olden Street

Sylmar, California 91342

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 25, 2016

TO THE SHAREHOLDERS OF TUTOR PERINI CORPORATION:

NOTICE IS HEREBY GIVEN that the 2016 Annual Meeting of Shareholders of TUTOR PERINI CORPORATION, a Massachusetts corporation (the “Company”, “Tutor Perini”, “we”, “us”, or “our”) will be held at our corporate headquarters, 15901 Olden Street, Sylmar, California, on May 25, 2016 at 9:00 a.m., Pacific Daylight Time.

At the meeting, holders of common stock, par value $1.00 per share, of the Company (the “Common Stock”) will consider and vote on the following matters:

1.

Elect ten (10) directors to hold office for a one-year term expiring at the Company’s 2017 Annual Meeting of Shareholders unless (1) he or she resigns, dies or is removed before his or her term expires, or (2) until his or her successors are duly elected and qualified;

2.	Consider and ratify the selection of Deloitte & Touche LLP, independent registered public accountants, as auditors of the Company for the fiscal year ending December 31, 2016;

3.

Approve the amendment and restatement of Tutor Perini’s by-laws to modify indemnification provisions, reduce the shareholder threshold required to call special meetings and modify other provisions to reflect best practice based on the Massachusetts Business Corporation Act;

4.	Consider an advisory vote on Tutor Perini’s executive compensation plans and programs; and

5.	Such other business as may properly come before the meeting.

The Board of Directors has fixed the close of business on March 31, 2016 as the record date for the determination of the shareholders entitled to vote at the meeting. Only shareholders of record as of the close of business on the record date will be entitled to notice of and to vote at the meeting and any adjournments or postponements thereof.

Securities and Exchange Commission (“SEC”) rules permit us to furnish proxy materials to shareholders over the Internet. We will be mailing to our shareholders a Notice of Internet Availability of Proxy Materials, which indicates how to access our proxy materials on the Internet. We are constantly focused on improving the ways people connect with information, and believe that providing our proxy materials over the Internet increases the ease and ability of our shareholders to connect with the information they need while reducing the environmental impact of our Annual Meeting. If you would prefer to receive a paper copy of the proxy materials, you may request them by following the procedures set forth in the Notice of Internet Availability of Proxy Materials.

Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to read this proxy statement and submit your proxy or voting instructions as soon as possible. If you are a shareholder of record, you may vote your shares over the Internet at www.proxyvote.com, telephonically by dialing 1-800-690-6903 or if you requested to receive printed proxy materials, via your enclosed proxy card. If the shares you own are held in “street name” by a bank or brokerage firm, your bank or brokerage firm will provide a Notice of Availability of Proxy Materials, or, if requested, a printed set of proxy materials together with a voting instruction form, which you may use to direct how your shares will be voted.

By order of the Board of Directors,

John D. Barrett, Secretary

Sylmar, California

April 11, 2016

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Shareholders to be Held on May 25, 2016

The Proxy Statement and 2015 Annual Report are available at

http://investors.tutorperini.com/events-calendar/proxy-voting/default.aspx

2016 ANNUAL MEETING OF SHAREHOLDERS

TABLE OF CONTENTS

ANNUAL MEETING OF SHAREHOLDERS	2
Date, Time and Place	2
Shareholders Entitled to Vote	2
Admission to the Meeting	2
Proxies and Voting Procedures	2
Shareholder Votes Required	3
Electronic Availability of Proxy Statement and 2015 Annual Report	3
Quorum	3
Abstentions and Broker Non-Votes	3
Proxy Solicitation	3
Revocation of Proxies	4
Adjournments and Postponements	4
PROPOSAL 1: ELECTION OF DIRECTORS	4
Board of Directors	4
Corporate Governance	8
Report of the Audit Committee	10
Report of the Compensation Committee	12
Executive Officers	13
Compensation Discussion and Analysis	14
Certain Relationships and Related Party Transactions	40
Compensation Committee Interlocks and Insider Participation	41
Ownership of Common Stock by Directors, Executive Officers and Principal Shareholders	41
Section 16(a) Beneficial Ownership Reporting Compliance	43
PROPOSAL 2: RATIFICATION OF APPOINTMENT OF AUDITORS	45
PROPOSAL 3: AMENDMENT AND RESTATEMENT OF BY-LAWS TO MODIFY INDEMNIFICATION AND OTHER PROVISIONS	46
PROPOSAL 4: ADVISORY (NON-BINDING) VOTE ON TUTOR PERINI’S EXECUTIVE COMPENSATION	48
SHAREHOLDER PROPOSALS FOR 2017 ANNUAL MEETING	48
OTHER MATTERS	49
HOUSEHOLDING OF ANNUAL MEETING MATERIALS	49
WHERE YOU CAN FIND ADDITIONAL INFORMATION	49

ANNUAL MEETING OF SHAREHOLDERS

OF TUTOR PERINI CORPORATION

This proxy statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of TUTOR PERINI CORPORATION (the “Company”, “Tutor Perini”, “we”, “us” or “our”) of proxies for use in voting at the 2016 Annual Meeting of Shareholders (“Annual Meeting”) to be held at our corporate headquarters, 15901 Olden Street, Sylmar, California, on May 25, 2016, at 9:00 a.m., Pacific Daylight Time, and any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. On or about April 15, 2016, proxy materials for the Annual Meeting, including this proxy statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 will be made available over the Internet to shareholders entitled to vote at the Annual Meeting. A Notice of Internet Availability of Proxy Materials indicating how to access our proxy materials over the Internet will be first sent, or given, to shareholders on or about April 15, 2016. The date of this proxy statement is April 11, 2016.

SHAREHOLDERS ENTITLED TO VOTE

The Board has fixed the close of business on March 31, 2016 as the record date for the determination of the shareholders entitled to vote at the Annual Meeting. As of March 31, 2016, the Company had outstanding 49,072,710 shares of Common Stock. Each share is entitled to one vote.

Only shareholders of record as of the close of business on March 31, 2016 will be entitled to notice of and to vote at the meeting and any adjournments or postponements thereof. Notwithstanding the record date specified above, our stock transfer books will not be closed and shares may be transferred subsequent to the record date. However, all votes must be cast in the names of shareholders of record on the record date.

Shareholders wishing to attend the Annual Meeting can access directions found in the “Contact Us” section of our website at www.tutorperini.com.

ADMISSION TO THE MEETING

You are entitled to attend the Annual Meeting if you were a shareholder of record or a beneficial owner of our Common Stock on the record date. If you are a shareholder of record, you may be asked to present valid picture identification, such as a driver’s license or passport, for admission to the Annual Meeting. Seating and parking are limited.

If your shares are registered in the name of a bank or brokerage firm (your record holder), you may be asked to provide proof of beneficial ownership as of the record date, such as a brokerage account statement, a copy of the Notice of Internet Availability of Proxy Materials or voting instruction form provided by your bank, broker or other holder of record, or other similar evidence of ownership, as well as picture identification, for admission. If you wish to be able to vote in person at the Annual Meeting, you should obtain a legal proxy from your brokerage firm, bank or other holder of record and present it to the inspector of elections with your ballot at the Annual Meeting.

PROXIES AND VOTING PROCEDURES

As discussed in the Notice of Internet Availability of Proxy Materials you received in the mail, if you are a shareholder of record, you may vote your shares over the Internet at www.proxyvote.com or telephonically by dialing 1-800-690-6903. Proxies submitted via the Internet or by telephone must be received by 8:59 p.m., Pacific Daylight Time on May 24, 2016. If you would prefer to receive a printed copy of the proxy materials, you may request it by following the procedures set forth in the Notice of Internet Availability of Proxy Materials, and you may vote your shares by following the instructions on the enclosed proxy card.

If the shares you own are held in “street name” by a bank or brokerage firm, you are considered the “beneficial owner” of such shares, and your bank or brokerage firm will provide a Notice of Internet Availability of Proxy Materials, or a printed set of proxy materials together with a voting instruction form which you may use to direct how your shares will be voted. In order to vote your shares, you must follow the voting instructions forwarded to you by or on behalf of that organization. Brokerage firms, banks and other fiduciaries or nominees are required to request voting instructions for shares they hold on behalf of customers and others. As the beneficial owner, you have the right to direct your broker, bank or other nominee or fiduciary how to vote and you are also invited to attend the Annual Meeting. We encourage you to provide instructions to your broker, bank or other nominee or fiduciary to vote your shares. Since a beneficial owner is not the record shareholder, you may not vote the shares in person at the Annual Meeting unless you obtain a legal proxy from the broker, bank or other nominee or fiduciary that holds your shares giving you the right to vote the shares at the meeting.

SHAREHOLDER VOTES REQUIRED

Proposal 1, for the election of each of the nominees for director, requires the affirmative vote of a plurality of the votes cast at the Annual Meeting. You may vote FOR any or all director nominees and/or WITHHOLD your vote from any or all of the director nominees. We recommend a vote FOR the election of each nominee as a director.

Proposal 2, for ratification of the selection of Deloitte & Touche LLP as the Company’s independent auditors for fiscal 2016, requires the affirmative vote of the holders of a majority of the votes cast on the proposal at the Annual Meeting. We recommend a vote FOR the ratification of Deloitte & Touche LLP.

Proposal 3, for approval of the amendment and restatement of Tutor Perini’s by-laws to modify indemnification provisions, reduce the shareholder threshold required to call special meetings and modify other provisions to reflect best practice based on the Massachusetts Business Corporation Act, as discussed on page 46,  requires the affirmative vote of the holders of a majority of the votes cast on the proposal at the Annual Meeting. We recommend a vote FOR this amendment and restatement of our by-laws.

Proposal 4, an advisory (non-binding) vote on the Company’s executive compensation plans and programs as disclosed in “Compensation Discussion and Analysis” starting on page 14, requires the affirmative vote of the holders of a majority of the votes cast on the proposal at the Annual Meeting. This proposal is advisory in nature, which means that the vote is not binding upon the Company. The opinions expressed by shareholders on this matter will be taken into consideration when making future executive compensation decisions. We recommend a vote FOR the advisory vote to approve executive compensation.

ELECTRONIC AVAILABILITY OF PROXY STATEMENT AND 2015 ANNUAL REPORT

As permitted by Securities and Exchange Commission (“SEC”) rules, we are making this proxy statement and our 2015 Annual Report available to shareholders electronically via the Internet at http://investors.tutorperini.com/events-calendar/proxy-voting/default.aspx. On April 15, 2016, we will begin mailing to our shareholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access this proxy statement and our 2015 Annual Report and how to vote online. If you received that notice, you will not receive a printed copy of the proxy materials unless you request it by following the instructions for requesting such materials contained in the notice. We are constantly focused on improving the ways people connect with information, and believe that providing our proxy materials over the Internet increases the ease and ability of our shareholders to connect with the information they need while reducing the environmental impact of our Annual Meeting.

QUORUM

The presence, in person or by proxy, of outstanding shares of Common Stock representing a majority of the shares entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Shares that reflect abstentions or broker non-votes will be counted for purposes of determining whether a quorum is present for the transaction of business at the Annual Meeting.

ABSTENTIONS AND BROKER NON-VOTES

An “abstention” occurs when a shareholder sends in a proxy with explicit instructions to decline to vote regarding a particular matter. For purposes of establishing a quorum, abstentions in person and proxies received but marked as abstentions as to any or all matters to be voted on count as present.

If your shares are held in “street name,” your brokerage firm, under certain circumstances, may vote your shares for you if you do not return your proxy. Brokerage firms have authority under the rules of the New York Stock Exchange (“NYSE”) to vote customers’ unvoted shares on some routine matters. If you do not give a proxy to your brokerage firm to vote your shares, your brokerage firm may either vote your shares on routine matters or leave your shares unvoted. Votes that cannot be cast by brokerage firms on non‑routine matters will be “broker non-votes.” Of the proposals contained herein, only Proposal 2 is considered a routine matter.

Regardless of whether you are a record holder of your shares or hold your shares in “street name,” we encourage you to provide voting instructions to your brokerage firm. This ensures your shares will be voted at the meeting according to your instructions.

Abstentions and broker non-votes have no effect on any of the proposals discussed in this proxy statement.

PROXY SOLICITATION

In addition to solicitation by mail, our directors, officers, and employees may solicit proxies from Tutor Perini shareholders by telephone, facsimile or other electronic means of communication. These persons will not receive additional or special compensation for such solicitation services. In addition, the Company has retained the services of Proxy Advisory Group (PAG) to assist as needed in the proxy preparation, review, and solicitation process for a fee not to exceed $15,000. We pay the cost of soliciting proxies, and we will, upon request, reimburse brokers, banks and other nominees for their expenses in sending proxy materials to their customers who are beneficial owners and obtaining their voting instructions.

REVOCATION OF PROXIES

If you execute and return a form of proxy or vote electronically in accordance with the instructions provided in the Notice of Internet Availability of Proxy Materials, your proxy may be revoked at any time before it is voted by written notice to our Secretary, by the subsequent execution and delivery of another proxy, or by voting in person at the Annual Meeting. Please note that if you have instructed your broker to vote your shares, the options for revoking your proxy described above do not apply and instead you must follow the directions provided by your broker to change those instructions.

ADJOURNMENTS AND POSTPONEMENTS

Although it is not currently expected, the Annual Meeting may be adjourned or postponed, including for the purpose of soliciting additional proxies, by action of the presiding officer of the Annual Meeting in accordance with Tutor Perini’s by-laws. In addition, the Board may postpone and reschedule the Annual Meeting prior to the meeting in accordance with Tutor Perini’s by-laws. Any adjournment may be made without notice, other than by an announcement made at the Annual Meeting of the time, date and place of the adjourned meeting, regardless of whether or not a quorum is present.

Any adjournment or postponement of the Annual Meeting for the purpose of soliciting additional proxies will allow the Tutor Perini shareholders who have already sent their proxies to revoke them any time prior to their use at the Annual Meeting as adjourned or postponed.

PROPOSAL 1: ELECTION OF DIRECTORS

BOARD OF DIRECTORS

Since March 2013, the Company’s Board of Directors has been declassified. As such, the terms of all current members of the Board of Directors will expire at the Annual Meeting of Shareholders on May 25, 2016.

The current Board of Directors consists of eleven (11) members, eight (8) of whom are independent directors. The Board has re-nominated ten (10) of the current directors to serve until the 2017 Annual Meeting of Shareholders. Ms. Marilyn Alexander has notified the Board that she will not be standing for re-election at the 2016 Annual Meeting due to personal reasons. Ms. Alexander will continue as a director of the Company until the election of directors at the Annual Meeting. In accordance with our by-laws, each director nominee will be elected to serve a one-year term expiring at the 2017 Annual Meeting of Shareholders, unless he or she resigns, dies, or is removed before his or her term expires, or until his or her successor has been duly elected and qualified.

The following individuals are the nominees for election to the Board:

Name	Age	Director Since
Ronald N. Tutor	75	1997
Peter Arkley	61	2000
Sidney J. Feltenstein	75	2013
James A. Frost	63	2015
Michael R. Klein	74	1997
Robert C. Lieber	61	2014
Raymond R. Oneglia	68	2000
Dale A. Reiss	68	2014
Donald D. Snyder	68	2008
Dickran M. Tevrizian, Jr.	75	2011

The Board has affirmatively concluded that Mr. Arkley, Mr. Klein, Mr. Lieber, Mr. Oneglia, Ms. Reiss, Mr. Snyder and Judge Tevrizian qualify as independent directors under the independence standards established by Section 303A of the NYSE corporate governance rules. Mr. Tutor and Mr. Frost, both of whom are executive officers and employees of the Company, as well as Mr. Feltenstein, who is Mr. Tutor’s father-in-law, do not qualify as independent directors, and none of them serves on any committee that is reserved for independent directors. More detailed information about the Board’s determination of director independence is provided in the section of this proxy statement titled “Director Independence” starting on page 7.

The principal occupation, business experience and educational background of each director nominee are set forth below:

Ronald N. Tutor has served as our Chief Executive Officer since March 2000, as Chairman of the Board since July 1999, and as a director since January 1997. Mr. Tutor also served as Chairman of the Board, President and Chief Executive Officer of Tutor-Saliba Corporation (“Tutor-Saliba”), a privately held California corporation engaged in the construction industry, until Tutor-Saliba merged with the Company in September 2008. He is a member of the Board of Trustees of the University of Southern California. With over 19 years at the Company and over 53 years in the industry, Mr. Tutor brings to our Board an industry acknowledged leadership role and in-depth knowledge of our Company and the construction industry. Mr. Tutor holds a Bachelor of Science degree in Finance from the University of Southern California.

Peter Arkley has served as a director since May 2000. Since June 2011, he has served as Senior Managing Director, Construction Services Group of Alliant Insurance Services, an insurance and bonding brokerage firm. From 1994 to 2008, he served as the Chairman/CEO of AON’s United States Construction Services Group, an insurance and bonding brokerage firm, and from 2008 until June 2011 he served as the Managing Principal/CEO of AON’s Global Construction Group. He is also a director of the Greater Los Angeles Zoo Association, a non-profit organization. Mr. Arkley has extensive knowledge and expertise in insurance surety and financial service markets. Mr. Arkley provides the Board insight on risk management and financial service matters. Mr. Arkley holds a Bachelor of Science degree in Finance from Wagner College.

Sidney J. Feltenstein has served as a director since November 2013 and is a Senior Operating Partner of Sentinel Capital Partners. He is the retired chairman and CEO of Yorkshire Global Restaurants, Inc., the holding company for A&W Restaurants and Long John Silver’s, which he founded in 1994. Prior to creating Yorkshire Global Restaurants, Mr. Feltenstein spent 19 years with Dunkin’ Donuts in both operations and marketing, the last 12 of which he spent as chief marketing officer. In 1992, he left Dunkin’ Donuts to become executive vice president of worldwide marketing for Burger King Corporation. Mr. Feltenstein serves as a director of Focus Brands, Arby’s, Inc., Wingstop, Inc., Huddle House, Inc., Checkers, Inc., and TGI Fridays, all of which are privately held companies. In addition, he is a former trustee and Audit Committee chairman and is currently an Overseer of Boston University, and is a trustee of The Health Store Foundation and One Family Health, all of which are non-profit organizations. Mr. Feltenstein is a past chairman of the International Franchise Association (IFA) and a former chairman of the IFA Educational Foundation. He is also a member of the IFA Hall of Fame and a past recipient of the IFA’s Entrepreneur of the Year Award. Mr. Feltenstein brings extensive operational and marketing management expertise to the Board through various positions held over his career and through his experience as a director of other public and private companies. Mr. Feltenstein holds a Bachelor of Arts degree in Communications from Boston University.

James A. (Jack) Frost has served as a director since February 2015, when he was promoted to the position of President and Chief Operating Officer. In addition, since 2008, Mr. Frost has served as CEO of Tutor Perini’s Civil Group. He originally joined the Company’s predecessor, Tutor-Saliba, in 1988 and quickly climbed to the role of Chief Operating Officer. Prior to Tutor-Saliba, Mr. Frost founded and was the majority owner of his own general construction company, which he successfully operated for ten years. Earlier, he spent more than four years in active duty military service with the United States Air Force, during which time he trained and became certified as an expert in explosive ordnance management and disposal. He served multiple tours of duty in Southeast Asia and attended several schools and conducted assignments with the U.S. Navy, Marines and Army. Mr. Frost studied engineering at the College of Southern Maryland, at Texas State University and at the University of Texas in Austin. He also completed a two-year business management program at the University of Phoenix in Woodland Hills, California. Over the course of his career, Mr. Frost has gained extensive executive leadership experience in construction management and operations, overseeing numerous projects, including many of the Company’s largest and most difficult building and civil projects. With 28 years of experience with the Company, Mr. Frost provides to the Board significant insight into the executive management and operational aspects of the Company.

Michael R. Klein has served as a director since January 1997 and as Vice Chairman of the Board since September 2000. He is considered an independent director, as defined by the NYSE, and he has been affirmed by the Board as the Lead Independent Director. Mr. Klein, serves as Chairman of the Board of Directors of CoStar Group, Inc., a publicly held provider of commercial real estate information of which he was a co-founder; as Chairman and CEO of the Sunlight Foundation and of Gun Violence Archive, both non-profit organizations which he founded; and as Chairman of the Shakespeare Theatre Company, a non-profit organization. Through 2009, he served as Chairman of the Board of Directors of Le Paradou, LLC, a privately held company, and through 2011 he served as the Lead Independent Director and Chairman of the Governance Committee of SRA International, Inc., a formerly publicly held provider of technology and strategic consulting services and solutions which was sold in June 2011, and as a director of ASTAR Air Cargo, Inc., a privately held company which was sold in 2014. He is a director of ThinkFood Group, LLC, a privately held food services company. From 1974 until 2005, Mr. Klein was a partner of the law firm Wilmer Cutler Pickering, now Wilmer Hale. Mr. Klein’s 40 plus years as a corporate lawyer, investor, and director of multiple corporations, both public and private, qualify and enable him to contribute sound judgment and leadership to the Company in his role as Lead Independent Director. Mr. Klein holds a Master of Laws degree from the Harvard Law School and Juris Doctor and Bachelor of Business Administration degrees from the University of Miami.

Robert C. Lieber has served as a director since August 2014. Mr. Lieber is Executive Managing Director of the Island Capital Group, which he joined in July 2010 after having served under New York City Mayor Michael R. Bloomberg as Deputy Mayor for Economic Development. Prior to joining the Bloomberg administration in January 2007, Mr. Lieber retired from Lehman Brothers after 23 years, serving most recently as a Managing Director in Lehman’s Real Estate Private Equity Group and prior to that as the Global Head of Real Estate Investment Banking. Mr. Lieber also serves as a Director of ACRE Realty Investors, a publicly traded real estate investment trust headquartered in Atlanta, Georgia. He also served as a Board member, Secretary of the Board and Trustee for the Urban Land Institute and is a former Chairman of the Zell-Lurie Real Estate Center at the Wharton School, University of Pennsylvania. Mr. Lieber brings extensive expertise and insight into financial and political matters pertaining to real estate and infrastructure development projects, gained through his experience in the financial and government sectors. Mr. Lieber holds a Bachelor of Arts degree from the University of Colorado and a Master of Business Administration degree from the Wharton School.

Raymond R. Oneglia has served as a director since March 2000. Since 1997, he has also served as Vice Chairman of the Board of Directors of O&G Industries, Inc. (“O&G”), a Connecticut corporation engaged in the construction industry, and prior to that, served in various operating and administrative capacities since 1970. Mr. Oneglia’s 46 years of experience at O&G allows him to contribute an in-depth industry perspective. Mr. Oneglia holds a Bachelor of Science degree from Union College.

Dale A. Reiss has served as a director since May 2014. She currently serves as senior managing director of Brock Capital Group LLC and chairman of Brock Real Estate LLC, its equity and mezzanine financing arm, as well as managing director of Artemis Advisors, LLC. Ms. Reiss is a director of iStar Financial Inc., a real estate finance company, where she is chairperson of the Audit Committee, of CYS Investments, Inc., where she is a member of the Audit and Nominating and Governance Committees and of Care Capital Properties Inc., a healthcare REIT, where she is Chair of the Compensation Committee and a member of the Nominating and Governance and Executive Committees. Until her retirement in 2008, she served as Global and America’s director of real estate, hospitality and construction, at Ernst & Young LLP and was a senior partner there from 1995 through 2008. She was subsequently senior consultant to the Global Real Estate Center of Ernst & Young LLP from 2008 to 2011. She served as a managing partner at Kenneth Leventhal & Company from 1985 through its merger with Ernst & Young in 1995. From 1980 to 1985, Ms. Reiss was a senior vice president and controller at Urban Investment & Development Company. Since 1998, Ms. Reiss has served as a governor and past trustee of Urban Land Institute and in various Urban Land Institute officer and committee leadership positions. She also serves on the board of directors of the Guttmacher Institute. She is a former member of the board of directors of Post Properties, Inc., where she served on the Audit Committee, and of the Pension Real Estate Association. Ms. Reiss brings extensive expertise in financial and accounting matters from her experience over an extended period at several major public accounting firms, her leadership experience in management and operations at those firms, and her experience as a director of other public and private companies. Ms. Reiss holds a Bachelor of Science degree in Economics and Accounting from the Illinois Institute of Technology and a Master of Business Administration degree from the University of Chicago. She is a Certified Public Accountant.

Donald D. Snyder has served as a director since 2008. He was a director and the president of Boyd Gaming Corporation from 1997 until his retirement in 2005. Following service from 2010 as dean of the Harrah College of Hotel Administration at the University of Nevada, Las Vegas (“UNLV”), Mr. Snyder was named Acting President of UNLV in February 2014. Since January 2015, he has served as Presidential Advisor at UNLV. He also serves as a member of the nominating and governance (chair) and the risk management committees of Western Alliance Bancorporation, a publicly held commercial bank holding company, as well as serving as a member of the board of directors of its lead bank, Western Alliance Bank (formerly Bank of Nevada), and as a director and member of the compensation, governance (chair), and audit committees of Switch, LLC, a privately held technology company. He is presently on the Board of Directors of non-profit entities, including The Smith Center for the Performing Arts (Chairman) and the Nathan Adelson Hospice. Mr. Snyder’s role as a public gaming company executive, his experience in commercial banking (former Chairman & CEO of First Interstate Bank of Nevada), and his experience on several public, private and non-profit boards provides the Board comprehensive insight on financial and business matters. Mr. Snyder holds a Bachelor of Science degree in Business Administration from the University of Wyoming.

Dickran M. Tevrizian, Jr. has served as a director since September 2011. Prior to his retirement in April 2007, Mr. Tevrizian was a federal judge for the United States District Court for the Central District of California since 1986, and earlier served from 1972 to 1982 as a Municipal and then as a Superior Court judge for the State of California. From 1999 to 2007, Judge Tevrizian also served as an Advisory Director to the University of California, Los Angeles School of Public Policy. Upon retirement from the federal judiciary, Judge Tevrizian assumed the role of a private mediator/arbitrator with Judicial Arbitration and Mediation Services. Judge Tevrizian also serves on the boards of the Children’s Hospital of Los Angeles, the legal advisory board of Legal Zoom, Inc. and several other privately held companies and corporations. He is also a trustee of Pacific Oaks College. Judge Tevrizian’s 31 plus years of experience as a federal and state judge provides the Board with significant insight on risk management and compliance matters. Mr. Tevrizian holds a Juris Doctor degree and a Bachelor of Science degree in Finance from the University of Southern California.

Our Corporate Governance and Nominating Committee has recommended each of the above listed individuals for re-election as directors. Unless otherwise noted thereon, proxies solicited hereby will be voted for the election of the director nominees to hold office until the 2017 Annual Meeting of Shareholders and until their successors are chosen and qualified. Each nominee has consented to being named in this proxy statement and, if elected, each nominee has consented to serve as a director until his successor is duly elected and qualified. The Board does not contemplate that any nominee will be unable to serve as a director for any reason, but if that should occur prior to the meeting, proxies solicited hereby may be voted either for a substitute nominee designated by the Board or recommended by the Corporate Governance and Nominating Committee, or the Board may determine to leave any such Board seat vacant until a suitable candidate is identified, or to reduce the size of the Board.

THE TUTOR PERINI BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE BOARD OF DIRECTORS’ NOMINEES FOR RE-ELECTION AS DIRECTOR.

INFORMATION ABOUT THE BOARD OF DIRECTORS

Board Composition

The Board currently consists of 11 directors, all of whose terms expire upon the election of their successors at the 2016 Annual Meeting. The most recent additions to the Board include Robert C. Lieber, who was elected to the Board by a vote of the directors in August 2014, and was subsequently re-elected by a vote of the shareholders at the 2015 Annual Meeting. Earlier, Dale A. Reiss was elected to the Board by a vote of the Company’s shareholders at the 2014 Annual Meeting of Shareholders, and was also subsequently re-elected by a vote of the shareholders at the 2015 Annual Meeting. Sidney J. Feltenstein was originally appointed to the Board in November 2013, and was subsequently re-elected by a vote of the shareholders at the 2014 Annual Meeting. Mr. Feltenstein was originally nominated by Mr. Tutor pursuant to his rights under a shareholder agreement by and among the Company and certain of its shareholders dated April 2, 2008, as amended on September 17, 2010, June 2, 2011, September 13, 2011 and March 20, 2013 (the “Amended Shareholders Agreement”), as discussed below. Mr. Feltenstein is Mr. Tutor’s father-in-law. The Corporate Governance and Nominating Committee reviewed Mr. Feltenstein’s qualifications and his appointment to the Board was unanimously approved by the Board.

Under the Amended Shareholders Agreement, which became effective upon the September 2008 merger between Perini Corp. and Tutor-Saliba, Mr. Tutor (as the representative of the former Tutor-Saliba shareholders) has the right to designate one nominee for election as a member of the Board (and thereafter, for nomination for election), so long as Mr. Tutor and three trusts he controls (the “Tutor Group”) own at least 11.25% of the outstanding shares of the Company’s Common Stock. For more information, see “Amended Shareholders Agreement” starting on page 40.

As of the date of this proxy statement and as also discussed above, Mr. Tutor elected to exercise his right to designate one nominee to the Board when he designated Mr. Feltenstein for nomination and election to the Board.

Director Independence

The Board has reviewed the independence of directors for 2015 and has concluded that Ms. Alexander, Mr. Arkley, Mr. Klein, Mr. Lieber, Mr. Oneglia, Mr. Snyder, Ms. Reiss, and Judge Tevrizian, are “independent” in accordance with the independence standards established by Section 303A of the NYSE rules. In determining independence pursuant to NYSE standards, after an initial review by the Corporate Governance and Nominating Committee, each year the Board makes an affirmative determination whether directors have a direct or indirect material relationship with Tutor Perini, including its subsidiaries, that may interfere with their ability to exercise their independence from Tutor Perini.

In evaluating the independence of each non-employee director, the Board considered several factors. With respect to Mr. Oneglia, the Board considered the relationship between O&G, of which Mr. Oneglia is Vice Chairman of the Board of Directors and a shareholder, and Tutor Perini, including the construction joint ventures between Tutor Perini and O&G. The Board determined that the joint ventures did not impact Mr. Oneglia’s independence from Tutor Perini management because: (1) the joint ventures are formed for the limited purposes of performing specific contractual requirements for owners as is commonplace in the construction business, (2) Mr. Oneglia recuses himself on all Board decisions related to the joint ventures between the Company and O&G, (3) Mr. Oneglia is not personally involved in the management of these joint ventures and (4) Tutor Perini and O&G have an equal vote in the governance of such joint ventures. With respect to Mr. Arkley, the Board considered the relationship between Alliant Insurance Services (“Alliant”) during 2015, of which Mr. Arkley is currently Senior Managing Director, Construction Services Group, and Tutor Perini, an insurance and bonding client of Alliant. The Board has determined that his independence from Tutor Perini management is not impacted because: (1) services provided by Alliant are supplied to Tutor Perini on terms similar to Alliant’s other clients and (2) income generated by Alliant for services provided to Tutor Perini are not material to Alliant’s U.S. or consolidated operations. Specifically with regard to the income generated by Alliant, the Board also considered the independence testing as defined in the NYSE Listing

Standard 303A.02(b)(v), which states that a director is not independent if the director is a current employee of a company that has made payments to or received payments from Tutor Perini in an amount which, in any of the last three fiscal years exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues. During the years 2013, 2014 and 2015, Tutor Perini paid fees to Alliant which were less than 2% of Alliant’s consolidated gross revenues in each respective year. No other independent directors had material relationships with Tutor Perini other than in their capacities as directors.

Messrs. Tutor and Frost, who are executive officers and employees of Tutor Perini, as well as Mr. Feltenstein, who is Mr. Tutor’s father-in-law, do not qualify as independent directors, and none of them serves on any committee that is reserved for independent directors.

Communications with the Board

The Board welcomes the submission of any comments or concerns from shareholders, employees and other interested parties. Any shareholder, employee or interested party who wishes to communicate with the Board may submit such communication in writing to Tutor Perini Corporation, 15901 Olden Street, Sylmar, California 91342 and marked to the attention of the Board or any of its committees or individual directors. All comments or concerns from shareholders and other interested parties will be forwarded directly to the appropriate Board committee or specific directors, as well as to the Company’s Compliance Officer.

In order to facilitate communications with the independent directors, we have a secure telephone number (800-489-8689) whereby shareholders, employees and other interested parties may be able to make their concerns known directly and confidentially to the non-employee directors, the Audit Committee, or the Corporate Governance and Nominating Committee. Shareholders and other interested parties can also communicate with the independent directors via email at board@tutorperini.com. The designated recipients of these reports will not filter the communications.

CORPORATE GOVERNANCE

Board Leadership

Mr. Tutor is the Chairman of the Board and Chief Executive Officer. The Chairman of the Board and Chief Executive Officer positions are separately designated offices of the Company, as defined in the Company’s by-laws. However, these offices may be held by the same person. Mr. Tutor’s Employment Agreement stipulates that he shall serve as the Company’s Chief Executive Officer, as a member of the Board of Directors, and as Chairman of the Board. Furthermore, the Board has evaluated these positions and determined that Mr. Tutor’s continued participation in both positions is important to the continued success of the Company because of: (i) his iconic role in the construction industry with a proven past in the successful bidding and managing of large, complex building and civil projects, (ii) his strong industry relationships with our surety and insurance partners, and (iii) his lengthy history of business acumen and strategic acquisitions, which have significantly increased the Company’s competitiveness through vertical integration of the Company’s services and an expanded nationwide footprint, including a strong presence in the New York and east coast construction markets.

Mr. Klein is an independent (non-employee) director and the Lead Independent Director as affirmed by a majority of the independent directors. As Lead Independent Director, Mr. Klein has the duties and authority outlined starting on page 11 under “Corporate Governance and Nominating Committee.”

Committees and Meetings of the Board of Directors

The Board met six times during 2015. During 2015, each of our directors attended at least 75% of: (i) the total number of meetings of the Board and (ii) the total number of meetings held by all committees on which such director served, with the exception of Mr. Frost, who did not attend two meetings, one of which was missed for medical reasons. With regard to the meetings missed, Mr. Frost was actively engaged with management and the directors regarding the topics discussed. The members of the Board are encouraged to attend our annual shareholders meetings. All 11 of the current directors attended the 2015 Annual Meeting of Shareholders.

Our by-laws authorize the Board to appoint one or more committees, each consisting of one or more directors. The Board currently has three standing committees: an Audit Committee, a Corporate Governance and Nominating Committee, and a Compensation Committee. Each of the committees of our Board has a charter, which satisfies the requirements of the corporate governance rules issued by the SEC and the NYSE for each respective committee. Each Committee reviews its charter annually and revises it as appropriate. We maintain copies of the charters of each of the committees of our Board in the “Corporate Governance” section of our website at www.tutorperini.com and provide copies in print, without charge, to any shareholder who requests a copy.

The Board’s Role in Risk Oversight

Periodically, and at least quarterly, the Board meets with management to discuss key risks to our operations and our strategy, as well as risk mitigation plans and activities. The Board plays an integral role in providing risk oversight on potential related party transactions and any transactions outside of the normal course of our operations. Our Board administers its risk oversight function as a whole and through its Board committees. For example, the Audit Committee regularly discusses with management certain risk exposures, their potential financial impact on our company and our risk mitigation strategies. In addition, each of the other standing Board committees (the Compensation Committee and the Corporate Governance and Nominating Committee) regularly meets to discuss the short-term and long-term objectives and to provide oversight for risks relating to the applicable committee’s areas of responsibility. The Compensation Committee, with management’s assistance, reviews the compensation plans and programs throughout the Company to confirm that these plans do not encourage excessive risk-taking that may have a materially adverse effect on the Company.

Since Mr. Tutor serves as both CEO and Chairman of the Board, having a Lead Independent Director in place, as discussed above, helps to ensure that the Board is fulfilling its role in risk oversight.

Nominations for Director

The Board seeks candidates who are independent, possess relevant business, professional or board experience to make a significant contribution to the Board and have sufficient availability to attend to the business of the Company. Annually, the Corporate Governance and Nominating Committee conducts an evaluation of the Board to determine whether it is functioning effectively and recommends to the full Board the slate of director-nominees to be nominated for election at the next annual meeting of shareholders. Potential candidates for the Board may include candidates nominated by shareholders in accordance with our by-laws, those identified by a search firm retained for such purpose, or candidates recommended by other persons, including current directors or executive officers. Pursuant to the Corporate Governance and Nominating Committee charter, the process and criteria for considering the recommendations of shareholders with respect to candidates for election to the Board is the same as those used for candidates recommended by other parties. The minimum qualifications and specific qualities and skills required for directors are set forth in the Corporate Governance Guidelines, a copy of which is maintained in the “Corporate Governance” section of our website at www.tutorperini.com. The Corporate Governance and Nominating Committee considers the diversity in skill and experience of each nominee when evaluating candidates individually and when considered with all directors as a group.

A shareholder who wishes to recommend a director-nominee to the Corporate Governance and Nominating Committee for the 2017 Annual Meeting of Shareholders should submit the recommendation in writing to Tutor Perini Corporation, 15901 Olden Street, Sylmar, California 91342, Attention: Corporate Secretary, so it is received not less than 75 days nor more than 180 days prior to the anniversary date of the 2016 Tutor Perini Annual Meeting of Shareholders. However, if the 2017 Annual Meeting of Shareholders is held more than seven (7) days earlier than the anniversary date of the 2016 Annual Meeting of Shareholders, then notice must be delivered or received no later than 5:00 p.m. Pacific Daylight Time on (a) the 20th day following the earlier of: (i) the day on which such notice of the date of the annual meeting is mailed or (ii) the day on which public disclosure of the date of the annual meeting is made, or (b) if such date of notice or public disclosure occurs more than 75 days prior to the scheduled date of such meeting, then the later of: (i) the 20th day following the first to occur of such notice or such public disclosure or (ii) the 75th day prior to such scheduled date of such meeting.

Audit Committee

The Audit Committee currently consists of Dale A. Reiss (Chair), Marilyn A. Alexander, Michael R. Klein and Raymond R. Oneglia. Each of the members of the Audit Committee is “financially literate,” as defined in the NYSE listing standards and meets the independence and experience requirements for members of an audit committee set forth in the rules of the SEC and the listing standards of the NYSE, as affirmed by the Board. Based upon review of their qualifications, the Board has designated Ms. Reiss and Ms. Alexander and Mr. Klein as the Company’s “audit committee financial experts” as defined by the rules of the SEC. None of the Audit Committee members serve on the audit committees of more than two other public companies.

The Audit Committee has the authority to retain special legal, accounting or other consultants as deemed necessary. The Audit Committee met eight times during 2015. Ms. Alexander has notified the Board that she will not be standing for re-election at the 2016 Annual Meeting due to personal reasons.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee (the “Committee”) oversees the financial reporting process of Tutor Perini Corporation (the “Company”), on behalf of the Board of Directors (the “Board”) of the Company in accordance with the Audit Committee charter. The Board, in its judgment, has determined that all members of the Committee meet the independence and experience requirements of the Securities and Exchange Commission (the “SEC”) and the New York Stock Exchange (the “NYSE”). The Board has designated Marilyn A. Alexander, Michael R. Klein and Dale A. Reiss (Chair) as the Company’s “Audit Committee financial experts,” as defined by the rules of the SEC and NYSE, based on review of their qualifications.

The Company's management is responsible for the financial reporting process and preparation of the quarterly and annual consolidated financial statements, including maintaining a system of internal controls over financial reporting, as well as disclosure controls and procedures. In fulfilling its oversight responsibilities, the Committee meets with its independent auditor (Deloitte & Touche LLP, or “Deloitte,” an independent registered public accounting firm), internal audit and management to review accounting, auditing, internal controls and financial reporting matters. The Committee is directly responsible for the appointment, compensation, retention, oversight and termination of the Company's independent auditor. The independent auditor audits the effectiveness of the Company's internal controls over financial reporting and expresses its opinion thereon, in addition to auditing the annual consolidated financial statements and expressing an opinion whether those financial statements present fairly the financial position, results of operations and cash flows of the Company in the conformity with generally accepted accounting principles in the United States.

In connection with the December 31, 2015 audited consolidated financial statements, the Committee:

•

Reviewed and discussed with management and Deloitte, the Company's internal controls over financial reporting, including a review of management's and Deloitte’s assessments of and reports on the effectiveness of internal controls over financial reporting and any significant deficiencies or material weaknesses;

•

Reviewed and discussed with management and Deloitte the Company's audited financial statements, including discussions regarding critical accounting policies, other financial accounting and reporting principles and practices appropriate for the Company, the quality of such principles and practices, and the reasonableness of significant judgments;

•	Discussed with Deloitte the matters that are required to be discussed with the Company’s independent auditor by Auditing Standard No. 16. “Communications with Audit Committees”; and

•

Reviewed and considered the written disclosures and the letter regarding the independence of the Company’s independent auditor, which were received from Deloitte, as required by PCAOB Ethics and Independence Rule 3526, “Communication with Audit Committees Concerning Independence,” and discussed with Deloitte its independence.

Based on the reviews and discussions above, the Committee recommended to the Board that the audited consolidated financial statements for 2015 be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2015 for filing with the SEC. The Board approved the Committee’s recommendation.

Members during the year just concluded were:
Dale A. Reiss, Chair
Marilyn A. Alexander
Michael R. Klein
Raymond R. Oneglia

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee consists of Michael R. Klein (Chair), Robert C. Lieber, Donald D. Snyder and Dickran M. Tevrizian, Jr. Each member of the Corporate Governance and Nominating Committee is an independent director, as defined by the NYSE and as affirmed by the Board. The duties of the Corporate Governance and Nominating Committee include:

•	Identifying individuals qualified to become directors and recommending to the full Board the persons to be nominated for election as directors;

•	Recommending director nominees for each committee of the Board and nominees for Chair of each committee;

•	Evaluating the independence of each director and so advising the Board;

•	Conducting a review and update, as necessary, of the Corporate Governance Guidelines and the Code of Business Conduct and Ethics;

•	Conducting evaluations of the performance of the Board and each committee, including a self-evaluation; and

•	Nominating a Lead Independent Director whose duties shall include presiding at executive sessions of the non-management directors.

The Corporate Governance and Nominating Committee has the authority to retain consultants or other experts as it considers necessary to assist in the performance of its duties. During 2015, the Corporate Governance and Nominating Committee did not retain any consultants or other experts. The Corporate Governance and Nominating Committee met five times during 2015.

The independent directors have designated Michael R. Klein, chair of the Corporate Governance and Nominating Committee, to act as the “Lead Independent Director.” In his capacity as Lead Independent Director, Mr. Klein has the following duties and authority:

•	Chairing any meeting of the independent members of the Board in executive session;

•	Meeting with any director who is not adequately performing his duties as a member of the Board or any committee;

•	Serving as a liaison between the Chairman of the Board and the independent directors;

•	Facilitating communications between other members of the Board and the Chairman of the Board; however, each Director is free to communicate directly with the Chairman of the Board;

•	Working with the Chairman of the Board to prepare the agenda for Board meetings and determining the need for special meetings of the Board; and

•	Consulting with the Chairman of the Board on matters relating to corporate governance and Board performance.

We have developed Corporate Governance Guidelines and a Code of Business Conduct and Ethics to outline our commitment to carefully govern the operation of our business and compliance with applicable laws and regulations, while maintaining the highest ethical standards. The Code applies to all of our officers, directors and employees, including our principal executive officer, principal financial officer, principal accounting officer and persons performing similar functions. Tutor Perini’s Corporate Governance Guidelines and Code of Business Conduct and Ethics are also available in the “Corporate Governance” section of our website at www.tutorperini.com. Interested parties may obtain printed copies of these documents by writing to or calling the Investor Relations Department of the Company at 15901 Olden Street, Sylmar, California 91342; Telephone: (818) 362-8391; E‑Mail: investor.relations@tutorperini.com. Any amendments to, or waivers of, the Code of Business Conduct and Ethics that apply to our directors, Chief Executive Officer, President, Chief Financial Officer or any person performing similar functions will be disclosed on our website promptly following the date of such amendment or waiver.

Compensation Committee

The Compensation Committee consists of Donald D. Snyder (Chair), Peter Arkley and Michael R. Klein. Each member of the Compensation Committee is an independent director, as defined by the NYSE and as affirmed by the Board.

The principal powers and duties of the Compensation Committee as established by the Board are to:

•

Review and approve the executive compensation program and plans and to employ outside expert assistance, if required, to analyze our compensation practices to assure that they are consistent with corporate goals and objectives, and competitive with those of comparable firms in the construction industry;

•

Review and approve corporate goals and objectives relevant to the compensation of the Chairman of the Board and Chief Executive Officer, to evaluate his performance in light of those goals and objectives, and to determine and recommend to the Board for approval his compensation level based on this evaluation;

•	Make recommendations to the Board with respect to executive officer compensation;

•

Recommend to the Board performance targets for Tutor Perini for the purpose of determining incentive compensation awards under the provisions of the 2009 General Incentive Compensation Plan and the Amended and Restated (2004) Construction Business Unit Incentive Compensation Plan (the “Incentive Compensation Plans”);

•

Administer the Amended and Restated Tutor Perini Corporation Long-Term Incentive Plan (the “Share-Based Compensation Plan”) and the Incentive Compensation Plans, such administration includes power to: (i) approve participants’ participation in the Share-Based Compensation Plan, (ii) establish performance goals, (iii) determine if and when any bonuses shall be paid, (iv) pay out any bonuses, in cash or stock or a combination thereof, as the Committee shall determine from year to year, (v) construe and interpret the Incentive Compensation Plans and the Share-Based Compensation Plan, and (vi) establish rules and regulations and perform all other acts it believes reasonable and proper; and

•	Review the investment performance of the Perini Corporation Pension Plan and make changes in investment managers and allocations, as the Compensation Committee deems necessary.

The Compensation Committee has the authority to retain special consultants to advise the Committee as it considers necessary. These consultants report exclusively to the Compensation Committee, which has sole discretion to hire and fire the consultants and to approve the consultants’ fees. The Compensation Committee in 2015 retained the services of Meridian Compensation Partners, LLC (“Meridian”) to review and provide guidance on the 2015 proxy statement and to provide other consultative services related to our compensation program and practices. In addition, during 2015, the Compensation Committee consulted Kirkland & Ellis LLP (“K&E”), on certain legal aspects of executive compensation, including our employment and compensation arrangements with our CEO and other executive officers, the design of performance goals pursuant to our 2015 incentive compensation program for our executive officers, and our Say-on-Pay Proposal. K&E also advises the Company regarding executive compensation matters, including executive compensation practices and contractual matters, as well as regarding our equity compensation plans and other executive and employee plans. The Compensation Committee considered independence factors under Dodd-Frank and NYSE rules and concluded that the work performed by Meridian and K&E did not give rise to any conflicts of interest.

The Compensation Committee met eight times during 2015.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis (“CD&A”) contained in this proxy statement with management. Based on the aforementioned review and discussion, the Compensation Committee has recommended to the Board, and the Board has approved, that the CD&A be included in the Company’s 2016 proxy statement for filing with the SEC.

Members during the year just concluded were:
Donald D. Snyder, Chair
Peter Arkley
Michael R. Klein

EXECUTIVE OFFICERS

The following table sets forth certain information on our executive officers.

Name	Age	Position
Ronald N. Tutor	75	Chairman of the Board and Chief Executive Officer
James A. Frost	63	President and Chief Operating Officer
Michael J. Kershaw	66	Former Executive Vice President and Chief Financial Officer (through August 31, 2015)
Gary G. Smalley	57	Executive Vice President and Chief Financial Officer (since September 1, 2015)
Craig W. Shaw	61	Executive Vice President and CEO of the Building Group

For biographical summaries of Mr. Tutor and Mr. Frost, see Proposal 1 above.

Michael J. Kershaw served as Executive Vice President and Chief Financial Officer from September 2011 through August 2015. Previously, he served as Senior Vice President and Chief Accounting Officer of The Shaw Group, Inc., a global provider of technology, engineering, procurement, and construction services. Mr. Kershaw joined The Shaw Group in September 2007 as Senior Vice President and Corporate Controller. From 2005 until September 2007, he served as the Vice President of Accounting and Finance of the Energy and Chemicals Division of KBR, Inc., a global engineering, construction and services company. From 2003 until 2005, Mr. Kershaw served as Senior Controller for KBR, Inc. Mr. Kershaw holds a Master of Business Administration degree from Tulane University and a Bachelor of Science degree in Economics and Accounting from the University of Bristol in England. He is a fellow of the Institute of Chartered Accountants in England and Wales.

Gary G. Smalley has served as Executive Vice President and Chief Financial Officer since September 2015. Previously, he served as Senior Vice President and Controller of Fluor Corporation (“Fluor”), a global engineering, procurement, fabrication and construction company, since March 2008 and, from October 2014 until July 2015, concurrently served as Group Chief Financial Officer for one of Fluor's business segments. Prior to these roles, Mr. Smalley was employed by Fluor as Vice President of Internal Audit from September 2002 to March 2008 and, since joining Fluor in 1991, held a variety of other financial management positions in Australia, Chile, Mexico and the United States. Prior to joining Fluor, he held audit positions with Ernst & Young and J.P. Stevens and Company. Mr. Smalley holds a Bachelor of Science degree in Business Administration from the University of North Carolina at Chapel Hill and a Master of Business Administration degree from Northwestern University. He is a Certified Public Accountant, Certified Fraud Examiner and a Chartered Global Management Accountant.

Craig W. Shaw was appointed Executive Vice President and Chief Executive Officer of the Building Group in May 2013. Mr. Shaw was previously appointed in May 2007, and continues to serve, as President and Chief Executive Officer of Tutor Perini Building Corp., one of the business units within the Building Group. Prior to that, he served in various project and executive management positions, including President, at Perini Building Company since joining the Company in 1978. Mr. Shaw holds a Bachelor of Science degree in Construction Engineering from Arizona State University.

Our officers are elected on an annual basis at the Board of Directors’ meeting immediately following the Annual Meeting of Shareholders, to hold such offices until the Board of Directors’ meeting following the next Annual Meeting of Shareholders and until their respective successors have been duly appointed or until their earlier resignation or removal.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This section, Compensation Discussion and Analysis (“CD&A”), addresses executive compensation in 2015 for our named executive officers (“NEOs”), who are:

•	Ronald N. Tutor – Chairman of the Board and Chief Executive Officer;
•	Michael J. Kershaw – Former Executive Vice President and Chief Financial Officer (through August 31, 20151);
•	Gary G. Smalley – Executive Vice President and Chief Financial Officer (since September 1, 20152);
•	James A. Frost – Director, President and Chief Operating Officer, and CEO of the Civil Group (since February 12, 20153); and
•	Craig W. Shaw – Executive Vice President and CEO of the Building Group.

Tutor Perini’s core compensation philosophy is based on the concept of pay for performance. Accordingly, our executive compensation program is predicated on providing significant performance-based compensation to our NEOs, allowing them to earn amounts that are greater than their base salary if they achieve financial goals that the Compensation Committee and the Board believe are critical to enhancing shareholder value. The following discussion will cover our executive compensation practices and the unique factors that play into these practices. We will discuss our 2015 business results and the outcome of the 2015 advisory vote on our executive compensation and the actions we have taken in response to both. Finally, we will discuss the process the Compensation Committee follows in deciding how to compensate our NEOs and the various elements of the NEOs compensation.

Executive Compensation Practices

Tutor Perini’s executive compensation program is designed to reflect appropriate governance practices aligned with the needs of our business. Below is a summary of compensation practices we have implemented to drive performance in alignment with shareholder interests, followed by a list of those we do not practice.

1Mr. Kershaw served as Executive Vice President and Chief Financial Officer through August 31, 2015.

2Mr. Smalley commenced his employment with the Company as Executive Vice President and Chief Financial Officer on September 1, 2015.

3Mr. Frost was promoted to the position of President and Chief Operating Officer and appointed to the Company’s board of directors on February 12, 2015.

What We Do:

Pay-for-Performance Philosophy – The majority of executive compensation is performance-based and is tied to our financial performance. We utilize aggressive, but achievable performance targets to provide our executives strong incentives to maximize shareholder value. As a result, our NEOs may earn significantly less than their potential targeted total compensation in a given year. See page 20 for further details.

Ongoing Shareholder Outreach Program – We maintain an open and regular dialogue with our large institutional shareholders to understand their views about our executive compensation program and to provide the Company’s compensation perspectives. See page 17 for further details.

Double-Trigger Equity Acceleration upon a Change-in-Control –  The Company has implemented double-trigger equity acceleration upon a change-in-control for the majority of its NEO’s long-term incentive equity awards, which provides for immediate vesting upon a change-in-control only if the executive is involuntarily terminated (without “Cause”) in conjunction with that change-in-control.

Stock Ownership Policy – NEOs must acquire and hold Tutor Perini stock worth three to six times their base salary within five years of appointment. As of the most recent measurement date, all NEOs, other than Mr. Smalley who joined the Company effective September 1, 2015, are in compliance with the policy. Mr. Smalley has until August 31, 2020 to acquire the necessary shares. Our non-employee directors must also acquire and hold Tutor Perini stock worth five times their annual cash retainer by the later of fiscal year-end 2015 or five years from the date of their election to the Board. As of the most recent measurement date, all non-employee directors are in compliance with the policy, with the exception of Mr. Feltenstein, Mr. Lieber and Ms. Reiss, for whom compliance with the guidelines is not required until November 2018, August 2019, and May 2019, respectively, the five-year anniversary of the date when each became a director.

Stock Retention Policy – NEOs, as well as non-employee directors and certain other executives designated by the Compensation Committee, are required to maintain ownership of at least 75% of net shares acquired via grants of equity-based compensation until they are no longer with the Company. As of the most recent measurement date, all NEOs, non-employee directors and other executives so designated by the Compensation Committee were in compliance with this policy.

Clawback Policy – NEOs are subject to a clawback policy that applies in the event of certain financial restatements.

Mitigation of Undue Risk – Our compensation program has provisions to mitigate undue risk, including caps on the maximum level of payouts, clawback provisions, and Board and management processes to identify risk. We do not believe that our compensation program creates risks that are reasonably likely to have a material adverse impact on the Company.

Independent Executive Compensation Consultant – The Compensation Committee worked with an independent executive compensation consultant on compensation related matters. The consultant provided no other services to Tutor Perini.

What We Don’t Do:
No Excise Tax Gross-Ups Upon Change-in-Control – As of September 2013, the Company does not and will not provide any 280G excise tax gross-up benefits upon a change-in-control.
No Repricing of Underwater Stock Options
No Discounted Stock Option Grants
No Permitted Hedging, Short Sales or Derivative Transactions in Company Stock

Unique Factors Play into our Executive Compensation Decisions and Practices

Over the past several years, Mr. Tutor has been the key driving force—both strategically and operationally—behind the Company’s growth and evolution into a stronger, vertically integrated and broader geographic player in the market. Through several strategic acquisitions and other business decisions, including a refocus from the Las Vegas market to the New York market, Mr. Tutor has transformed the Company from a firm primarily involved in lower-margin building work to one that today boasts a broad nationwide footprint with particular strength in the California, New York, Florida and other East Coast markets. Our growth is driven today by a large volume of higher-margin civil and specialty contracting opportunities and an increasing volume of larger, complex building project opportunities. The Company’s unique history and evolution has had a substantial impact on the Company’s executive compensation views and practices.

Mr. Tutor’s value to the Company is significant. This factors in to the Compensation Committee’s decision-making process and plays strongly into the Compensation Committee’s views on the appropriateness of Mr. Tutor’s compensation.

Tutor Perini is a construction services company that competes with many other companies—both public and private—for projects and for executive talent. Our closest competitors for projects are primarily large privately held firms or U.S. subsidiaries of foreign parent firms, whose focus and revenues stem largely from construction services and less from providing design and engineering services. In contrast, the revenues of many of the larger publicly traded companies with which we sometimes compete are primarily consulting, design, architecture and engineering services, with some construction-related revenues. Our Board and executive management have found through various succession planning endeavors that overall executive compensation levels at our privately held and U.S. subsidiary competitors tend to be higher compared with compensation levels at our publicly traded peers. While Mr. Tutor’s compensation is higher than the compensation levels of CEOs at several of the Company’s public peers, the Board believes it is comparable to the compensation levels of CEOs at non-public peers and significantly lower than his compensation under his predecessor company, privately held Tutor-Saliba.

The construction markets in which the Company operates are inherently cyclical and demand levels fluctuate significantly more than in the markets for consulting, engineering and design services. Throughout these cycles, we strive to ensure that our executive compensation program remains consistent with the competitive labor markets for executive talent, especially in comparison with the privately held and U.S. subsidiary peers with which we compete for projects and executive talent. The Compensation Committee considers, when available, private company compensation levels and construction market cyclicality and volatility as important factors when assessing and understanding the Company’s executive compensation program.

The success of our diversification and growth efforts continues to be evidenced by the various large contract awards received in 2015. See “2015 Business Results and Key Events” below. Mr. Tutor plays a vital role in the review and approval process of bids for many of the Company’s larger prospective projects. Mr. Tutor also plays an instrumental role in navigating and negotiating the legal processes related to various disputes over our claims, unapproved change orders and other matters.

2015 Business Results and Key Events

Business Results

Our revenue grew 10% to $4.9 billion in 2015 compared to $4.5 billion in 2014. The revenue growth was driven by strong performance from our Civil and Building segments, the revenue of which increased by 20% and 12%,  respectively, in 2015, supported by continued strong demand for new building and civil infrastructure, especially in the California, New York and Midwest markets. Our Specialty Contractors segment revenue declined 6% in 2015 due to reduced activity on electrical projects at the World Trade Center and mechanical projects at the United Nations in New York, as well as on various smaller electrical projects in the southern United States.

We faced a number of unique challenges in 2015 that prevented us from achieving our profit expectations for the year. Most significant of these were $45.6 million of pre-tax project charges recorded in the Specialty Contractors segment by our New York City electrical subsidiary, Five Star Electric (Five Star). We believe that certain management personnel changes at Five Star, together with detailed project claims reviews we perform, and our close ongoing coordination with the new Five Star management team, will result in better performance and accountability going forward at Five Star. Other issues that impacted us in 2015 included a $24.3 million pre-tax loss in the Building segment on the since completed Tower C concrete superstructure project in New York and a $23.9 million pre-tax litigation-related charge in the Civil segment pertaining to a long-standing lawsuit for a completed joint venture project that predated our 2011 acquisition of Frontier-Kemper.

Predominantly as a result of these issues, our net income decreased to $45.3 million in 2015 compared to $107.9 million in 2014. Because the Company did not achieve its consolidated pre-tax income performance target, none of our NEOs earned or was paid his incentive compensation (bonus) award for the year, except for Mr. Frost. The Compensation Committee deemed that Mr. Frost earned his incentive compensation award for 2015 based on his continued role and responsibilities as CEO of the Civil group, and the Civil group’s achievement of its pre-tax income performance target. For more information, see “Incentive Compensation Plan – Annual Awards” starting on page 23.

Continued Strong End Market Demand across our Business

During 2015, we added approximately $4.6 billion of new awards and adjustments to existing contracts. These included various significant project awards, such as an $800 million technology research and development office facility project and $230 million of incremental funding for a biotechnology facility project, both in California, a $239 million hospitality building project in Pennsylvania, an $80 million mass-transit project in New York, highway projects in Delaware, Maryland and Pennsylvania valued at $70 million, $60 million and $58 million, respectively, and a tunnel extension project in New York worth $56 million.

We ended 2015 with a strong backlog of $7.5 billion, nearly two-thirds of which is associated with higher-margin civil and specialty projects. In addition, we had approximately $3.6 billion of pending awards at the end of 2015, and we expect that many of these awards will be booked into backlog in 2016. Finally, the strength of our end markets remains at elevated levels unseen in many years. We have approximately $35 billion of prospective projects to be bid and awarded over the next 12 to 18 months across all our segments, including $20 billion for the Civil segment, $12 billion for the Building segment and $3 billion for the Specialty Contractors segment.

Key Events

In July 2015, we announced the appointment of Gary G. Smalley as Executive Vice President and Chief Financial Officer to replace Michael J. Kershaw. Prior to commencing his employment with the Company on September 1, 2015, Mr. Smalley served in several executive and managerial positions with Fluor since 1991 (for his full biography, see page 13). Mr. Kershaw continues to serve the Company in a limited capacity, providing consulting services and support for certain special projects.

2015 Advisory Vote on Executive Compensation

At our 2015 Annual Meeting of Shareholders, 38% of the votes cast by our shareholders supported the executive compensation of our NEOs. Accordingly, our shareholders by majority vote did not approve, on a non-binding advisory basis, the executive compensation of our NEOs. The Compensation Committee considered these results in assessing whether there was a need for modification or enhancement of our executive compensation program and plans. The Compensation Committee believes that our existing executive compensation program and plans properly encourage and reward the achievement of financial results that promote long-term shareholder value creation. No new equity awards were approved in 2015 beyond those equity grants that had already been approved and awarded in prior years, with the exception of equity awarded to Mr. Frost in connection with his promotion to the position of President and Chief Operating Officer, which allows for annual grants in three tranches from 2015 through 2017, and to Mr. Smalley in connection with the commencement of his employment, which allows for annual grants in three tranches from 2016 through 2018. The Company continues its shareholder outreach program to solicit feedback and suggestions from our larger shareholders regarding our executive compensation program and plans, in order to inform future executive compensation decisions.

Shareholder Outreach Program

Since 2012, we have conducted an ongoing shareholder outreach program to maintain an open and regular dialogue with certain of our larger shareholders to understand their views regarding our executive compensation program. Additionally, this outreach program is intended to provide insights to our shareholders regarding the Company’s unique evolution, history, and position in its industry, and the relative lack of comparability between Tutor Perini and other public companies in terms of its size, focus and operations. Our outreach program has included productive discussions regarding certain policy changes the Company has implemented over the past few years in light of its recent advisory votes on executive compensation. Most recently, we invited our top 18 institutional shareholders, who collectively represented more than 55% of our outstanding shares, to a dialogue regarding their views, opinions, and proxy voting guidelines with respect to companies’ executive compensation program and disclosures, and held discussions with several of these shareholders as a result. Discussions with shareholders over the past few years have included topics such as CEO compensation, compensation disclosure, equity award vesting periods and performance-based vesting criteria and metrics, board and committee composition, share pledging, voting standards for director elections, talent management and succession planning. The participants of Tutor Perini’s shareholder outreach team have generally consisted of our Chief Financial Officer, our Vice President of Investor Relations and, at times, our Lead Independent Director. The Compensation Committee intends to continue this outreach program going forward to facilitate continued shareholder input into the Company’s compensation philosophy.

Summary of Recent Changes to Executive Compensation

As mentioned earlier, no changes were made in 2015 to our executive compensation program or policies. In addition, no new equity awards were approved in 2015 beyond those equity grants that had already been approved and awarded in prior years, with the exception of equity awarded to Mr. Frost in connection with his promotion to the position of President and Chief Operating Officer, which allows for annual grants in three tranches from 2015 through 2017, and to Mr. Smalley in connection with the commencement of his employment, which allows for annual grants in three tranches from 2016 through 2018. Prior to 2015, the Compensation Committee made certain changes and improvements to our executive compensation program, which are detailed below. These changes were made based upon information and feedback gathered from our larger shareholders as part of our shareholder outreach program,  our executive officers and Meridian. The Board and the Compensation Committee will continue to explore additional ways to improve Tutor Perini's executive compensation program.

Relative-Return-Based Performance Metric for Certain Long-Term Compensation Awards

In 2014, the Compensation Committee approved a new performance-based metric for the award of certain long-term equity incentives based upon the achievement of a 3-year Total Shareholder Return (TSR) relative to the Company’s disclosed peer group. This new relative-return-based metric was applied to two grants of performance shares to Mr. Tutor as part of the consideration for his amended and restated employment agreement, which extended his term with the Company through December 31, 2018 (for more details, see “Employment Agreements” on page 34). This new metric was implemented in response to requests by several of the Company’s largest shareholders for a relative performance metric to be used for long-term incentive compensation.

3-Year Cumulative EPS Metric for Long-Term Equity Compensation Awards

In response to feedback from shareholders during our outreach efforts regarding their preference for a different, longer-term performance metric than an annual pre-tax income metric, in March 2014, the Compensation Committee approved a new performance-based metric for the award of certain long-term equity incentives. The new metric was based upon the achievement of a forward 3-year cumulative consolidated amount of diluted earnings per share (EPS). For the initial measuring year (2014), the level of diluted EPS required to earn the equity bonus was linked to the Company’s announced 2014 EPS guidance. For each subsequent year, the target diluted EPS level is based on a pre-determined annual percentage increase over the prior year’s reported diluted EPS, as specified in each equity award agreement and subject to adjustment at the sole discretion of the Compensation Committee for the financial impact of significant one-time events that are not in the ordinary course of business (e.g., substantial settlements of prior-year claims). The pre-determined annual percentage increase is undisclosed and will not change during the performance period of each award.

Under the 3-year cumulative EPS performance metric, each of the awards shall be earned on a prorated basis to the following extent:

•	50% of the award earned if 80% of the target is achieved
•	100% of the award earned if 100% of the target is achieved
•	150% of the award earned if 120% or more of the target is achieved

Additional Incentive Compensation Performance Metric

In alignment with shareholder focus and requests for improved cash generation, as discussed during our shareholder outreach program, and in an effort to increase our internal focus on cash generation while continuing to reward the achievement of pre-tax income performance targets, in 2013 the Company implemented an additional incentive compensation (bonus) performance metric based on the Company’s quality of earnings. This metric applies to our key business unit executives and certain other business unit employees who qualify for short-term (annual) incentive compensation. Historically, one of the significant components of the Company’s working capital and cash usage has been the financing of unapproved change orders and claims associated with various projects—both those that are ongoing as well as those that have largely been completed. Given the fact that a significant component of our work is fixed price, it is important that the Company manages that financial risk by clearly identifying changes in scope and pursuing entitlement to financial recovery through contractual change order processes. While these unapproved change orders and claims are being negotiated and finalized, the Company bears the burden of funding the associated costs. By incorporating a performance metric related to the successful negotiation and resolution of unapproved change orders and claims, over time, the Company expects to strongly motivate key business unit executives and other key project executives to more efficiently manage working capital and accelerate cash generation.

The first step is to assess whether the business unit has achieved its pre-tax income target for the period. If that target has been achieved, the second step is to assess the quality of earnings by measuring the percentage of pre-tax income associated with unapproved change orders and claims. If the business unit’s pre-tax income includes significant unapproved change orders and claims, then full payment of the bonus will not be made until either the change orders have been approved or the Company has successfully negotiated legally enforceable settlements.

Increased Rigor in Performance Goals Related to Long-Term Equity Incentive Compensation

Prior to November 2013, full payouts of long-term equity incentive compensation awards based on pre-tax income performance targets set annually by the Compensation Committee were linked to the achievement of a 70% threshold of the target. Accordingly, if the 70% threshold was achieved, 100% of the long-term equity incentive compensation award was earned and paid. In November 2013, to increase the rigor in performance goals related to our long-term equity incentive compensation, the Company began incorporating sliding-scale award payouts for certain equity awards.

Key Policy Elements of Our Executive Compensation Program

The following are several key policy elements of Tutor Perini’s Executive Compensation program:

Excise Tax Gross-Up: As of September 2013, the Company has no agreements in place that would provide excise tax gross-ups to any NEO in the event of a termination following a change-in-control, and the Company will not enter into any new agreements that would provide such gross-ups.

Stock Ownership Policy: The Company maintains a stock ownership policy whereby the Chief Executive Officer and the Chief Executive Officer’s direct reports are expected to maintain stock ownership levels, dependent on their role,  within five years of appointment. The Chief Executive Officer is subject to a guideline of six times base salary and executive officers that report directly to the Chief Executive Officer are subject to a guideline of three times base salary. As of the most recent measurement date, all NEOs, other than Mr. Smalley who joined the Company effective September 1, 2015, are in compliance with the policy. Mr. Smalley has until August 31, 2020 to acquire the necessary shares. In addition, the Company’s non-employee directors are expected to maintain stock ownership at a level representing at least five times the directors’ annual cash retainer by the later of fiscal year-end 2015 or five years from the date of their election to the Board. As of the most recent measurement date, all non-employee directors are in compliance with the policy, with the exception of Mr. Feltenstein, Mr. Lieber and Ms. Reiss, for whom compliance with the guidelines is not required until November 2018, August 2019, and May 2019, respectively, the five-year anniversary when each became a director.

Stock Retention Policy: The Company maintains a policy requiring the Chief Executive Officer and the Chief Executive Officer’s direct reports to maintain ownership of at least 75% of net shares earned through future equity grants until termination of employment.

Clawback Provision: The Company maintains a clawback policy whereby any future short- and long-term incentive awards are subject to a clawback provision allowing the Company to recoup any incentives earned based on financial information that is later restated, in specific circumstances.

Anti-Hedging Provision: The Company maintains an anti-hedging policy that prohibits executive officers from hedging their position relative to Company stock they own.

In addition to the changes to the executive compensation program and plans discussed above, the Compensation Committee continues to maintain and demonstrate a commitment to a pay-for-performance philosophy. All annual bonuses and equity awards are generally performance-based, with the exception of sign-on and promotional awards used to recruit and retain top talent.

Compensation Philosophy

Our executive compensation program and plans are intended to:

•

Provide a competitive pay opportunity to attract and retain the most qualified executive officers and key management employees who have the ability to secure and successfully complete the most profitable projects.

•

Provide total target compensation (i.e., the sum of base salary, target bonus opportunity and target long-term incentive opportunity) to our executive officers in or near the upper quartile of market pay particularly with respect to company peers and, in situations involving extraordinary performance and value to the Company, provide compensation to our executive officers that may reach toward the top end of the upper quartile of market pay at the Compensation Committee’s discretion.

•	Provide an annual performance-based cash incentive (bonus) to each of our executive officers that is aligned with the Company’s project business cycle and strategic objectives.

•	Provide an appropriate, but significant, mix of performance-based compensation to align our executive officers’ interests with the achievement of the Company’s operating and financial goals.

In recognition of the cyclicality and variability of the construction industry, we believe that compensation focusing on both variable short-term and long-term corporate goals is appropriate for Tutor Perini and our shareholders. This incentive approach also provides greater rewards for higher performance and has been effective in retaining and motivating our highest-performing key executive talent. As a result, our compensation practices for our NEOs have a significant focus on annual “variable pay” incentive awards. Long-term incentive awards have periodically been granted to select executives when the Compensation Committee has determined an award to be appropriate based upon Company strategic goals, superior performance and the perceived value of the executive to the Company.

The Compensation Committee is guided by the above philosophy when making compensation decisions. The Compensation Committee periodically reviews public and, when available, private company market data and evaluates each executive officer’s performance and value to Tutor Perini, balanced with providing a competitive pay package to encourage attraction and retention. Lastly, the Compensation Committee considers ways to appropriately focus the efforts of its executives on achieving Tutor Perini’s overall corporate goals and business strategies.

Pay for Performance

We believe that the results of the Company’s 2015 compensation plan reflect the Company’s pay-for-performance philosophy and alignment of its compensation philosophy with shareholder value creation given the variable industry in which we operate. Mr. Tutor’s amended employment agreement sets his target incentive cash bonus compensation at 60% of total target cash compensation (i.e., the sum of base salary and target annual bonus opportunity). Target incentive cash bonus compensation for our other executive officers has historically been set at 40-50% of total target cash compensation (depending upon the position). Additionally, all of our periodic equity grants to our executive officers during the past five years have been performance-based with the exception of restricted stock unit awards and a stock option award granted to Mr. Kershaw in 2011 and 2012.

The Compensation Committee strives to establish aggressive, but achievable financial goals that motivate our NEOs to attain the levels of prospective work required to grow our business segments and to effectively manage the execution of our current projects to ensure we achieve maximum profitability, while appropriately managing risk.

Because the Company did not achieve its 2015 consolidated pre-tax income performance target, none of our NEOs earned or was paid a bonus, with the exception of Mr. Frost, who was deemed to have earned his bonus based on his continued role as CEO of the Civil Group and based on the Civil Group’s achievement of its performance target. Additionally, substantial long-term incentive equity awards that were granted to Mr. Tutor and Mr. Frost in March 2015 were forfeited in December 2015 because the Company did not achieve the performance threshold required for those grants to vest (see page 28). These outcomes illustrate the effectiveness of the Company’s pay-for-performance philosophy.

Setting Our Executive Compensation

To execute the executive compensation strategy, the Compensation Committee works with management to determine compensation for the NEOs. The Compensation Committee believes that the CEO is best positioned to evaluate the performance of our other NEOs. Accordingly, the Compensation Committee works closely with Mr. Tutor in establishing the compensation of our other NEOs. The CEO reviews performance of the executive officers and based on his assessment makes recommendations to the Compensation Committee for approval, based on these parameters: base salary and the opportunity, metrics and targets of our annual cash incentive compensation and our long-term equity awards. The Compensation Committee also reviews the CEO’s performance and, based on his performance, makes recommendations regarding CEO compensation to the Board for approval. Additionally, the Compensation Committee reviews available competitive external market data. As part of this process, the Compensation Committee receives independent advice and recommendations, as needed, from Meridian, which serves as the Compensation Committee’s executive compensation consultant.

The Compensation Committee annually reviews base salary, annual incentive compensation opportunities and long-term equity target values for executive officers for the current year and assesses this data in relation to market data for the Company’s peer group. Taking into account the Company’s long-term strategy and annual business plan, the Compensation Committee, at its regularly scheduled March meeting, reviews and approves the annual incentive compensation performance targets, as well as our long-term equity award performance targets for awards granted in that year to executive officers. The Compensation Committee, also at its regularly scheduled March meeting, reviews performance against the plan provisions and associated expense implications of the annual incentive compensation amounts earned for the previous year, retaining discretion as to the final incentive compensation for subsequent approval. The Compensation Committee may set salary and grant cash incentive awards and equity awards for executive officers at other times to reflect promotions, new hires or other special circumstances.

Our Compensation Targets

We do not target a specific mix of pay for our executive officers. We set base salary, annual incentive and long-term incentive compensation opportunities and target total compensation annually, in light of our evaluation of competitive market factors. Concurrent with that process, we review pay levels for comparator company executives, and each executive officer’s performance and experience. This process provides guideposts for establishing the mix of pay for our executives, in terms of short-term versus long-term compensation and in terms of cash versus equity compensation. As reflected in the following charts, long-term incentive compensation, which we typically grant in the form of performance-based equity awards, made up more than 56% of target total compensation for our CEO and more than 40% (on average) for our other NEOs in 2015. Overall performance-based incentive compensation (annual and long-term combined) made up more than 82% of our CEO’s target total compensation and more than 70% (on average) for our other NEOs in 2015. These significant percentages of pay “at risk” reinforce the alignment of our executive officers with our shareholders.

CEO - BASE SALARY, ANNUAL INCENTIVE COMPENSATION (IC) AND LONG-TERM INCENTIVE COMPENSATION (LTIC) AS A PERCENTAGE OF TARGET TOTAL COMPENSATION FOR 2015

17.5%
Base Salary
56.3%
LTIC
26.2%
Annual IC

We calculate target total compensation (base salary plus target annual incentives plus target annual long-term incentive value) for each of our executive officers to confirm that it is appropriate for the position and make adjustments where appropriate. We target executive officers’ total compensation to be highly competitive (generally in or near the upper quartile of total pay) relative to our comparator companies. Executive officers then have the potential through incentive compensation to earn actual total compensation at a level that can be well above or below the peer group median, depending upon performance. See page 26 for a summary of how our actual total compensation in 2015 compares to targeted parameters.

According to data provided by Equilar, a leading provider of executive compensation data, target total compensation for most of our NEOs for 2015 was below the median percentile on average, which reflects relatively low compensation for our NEOs in a year in which the Company did not achieve its performance targets. An individual executive’s salary, annual incentive opportunity and long-term incentive opportunity may be higher or lower relative to the competitive market depending on a variety of factors specific to the position or the incumbent.

Peer Group

The Compensation Committee reviews the Company’s peer group on an annual basis to ensure that it continues to be valid for analyzing and determining executive compensation for the Company. The peer group companies were selected based on various criteria considered by the Compensation Committee including industry, revenue and market capitalization. As a result of this peer group review and evaluation, the Compensation Committee approved the Company’s 2015 peer group for its assessment of executive compensation in 2015. This peer group (“2015 Peer Group”) is identical to the previously used 2014 peer group, with the exception of three companies that were removed from the 2014 peer group because they have been acquired or have split into separate public companies. The 2015 Peer Group represents current companies with which Tutor Perini competes for projects and/or executive talent. The Compensation Committee utilized compensation data for the subset of 12 public companies in the 2015 Peer Group to assess the relative competitiveness of the compensation for the Company’s NEOs in 2015 by reviewing market information on the 2015 Peer Group NEOs’ base salaries, annual cash incentive compensation and long-term incentive compensation.

The following table shows the companies included in the Company’s 2015 Peer Group:

2015 Peer Group
AECOM	Kiewit Corp.*
Chicago Bridge & Iron Co.	McDermott International, Inc.
Dycom Industries, Inc.	Parsons Corp.*
EMCOR Group, Inc.	PCL Constructors, Inc.*
Flatiron Construction Corp.*	Quanta Services, Inc.
Fluor Corporation	Skanska USA (part of Skanska AB)*
Granite Construction, Inc.	Sterling Construction Co.
Henkels & McCoy, Inc.*	Tetra Tech, Inc.
Jacobs Engineering Group, Inc.	Turner Construction Co.*
KBR, Inc.

*  Not a U.S. publicly traded company (i.e., either privately held or a U.S. subsidiary of a foreign parent company)

Elements of Compensation

Our executive compensation program relies on annual cash and share-based compensation to retain and motivate our NEOs. In addition, the Compensation Committee has granted share-based long-term incentive awards when deemed appropriate by the Compensation Committee, based on strategic goals, superior performance and value of the executive to the Company.

Base Salary

We provide market-competitive base salaries to fairly compensate our NEOs for the services that they provide during the year and to assist in retaining our NEOs. The only change made in 2015 to the base salaries of our NEOs was for Mr. Frost, who, in February 2015 received a 25% increase in base salary (from $800,000 to $1,000,0000) concurrent with his promotion to the role of President and Chief Operating Officer.

Incentive Compensation Plan - Annual Awards

The Compensation Committee believes that providing meaningful cash-based incentives provides executives with a  focus to achieve the Company’s strategic goals. To provide appropriate incentives to our current NEOs, 50% to 60% (depending on position) of their target annual cash compensation is comprised of an annual incentive bonus opportunity that is paid only if Tutor Perini achieves pre-established performance goals set by the Compensation Committee.

For 2015, the Compensation Committee established a target annual bonus opportunity for each NEO, stated as a percentage of each NEO’s base salary. The annual bonus was only payable if Tutor Perini achieved financial performance goals established at the beginning of the performance period by the Compensation Committee. For 2015, if Tutor Perini achieved 80% of the target goal (the “Threshold” as shown in the table below), each NEO would receive 80% of his target annual bonus amount, except for Mr. Tutor, who would receive 100% of base salary as annual bonus. If Tutor Perini achieved between 80% and 100% of this goal, each NEO would receive between 80% and 100% of his target annual bonus amount, except for Mr. Tutor, who would receive between 100% and 150% of base salary as annual bonus. With the exception of Mr. Tutor, each NEO’s annual bonus was capped at 100% of his applicable target bonus. Mr. Tutor can earn an annual bonus of up to 215% of his base salary if the Company achieves 120% or more of the target goal. Mr. Smalley’s bonus opportunity for 2015 was prorated based on his September 1, 2015 employment date.

The table below shows the threshold, target and maximum bonus opportunities as a percentage of the executive’s base salary:

	Threshold	Target	Maximum
R. Tutor	100%	150%	215%
M. Kershaw	80%	100%	100%
G. Smalley	80%	100%	100%
J. Frost	80%	100%	100%
C. Shaw	80%	100%	100%

The dollar amounts corresponding to these percentages are included in the “Grants of Plan-Based Awards Table” on page 31.

For 2015, the Compensation Committee selected pre-tax income as the applicable performance metric for the annual bonus plan. The rationale for using pre-tax income centers upon the fact that operating results in the construction industry are project-driven, and as a result there may be fluctuations in earnings depending upon the cycle and mix of projects. However, the common goal in managing the Company’s operations is the maximization of pre-tax income, which best aligns with the goal of shareholder value creation. Furthermore, the Compensation Committee believes that a focus on pre-tax income maximization encourages executives to both obtain new projects for Tutor Perini and to complete Tutor Perini’s projects on a cost efficient basis. The applicable targets set by the Compensation Committee and the actual performance as calculated based on the plan formula for 2015 were as follows:

	Target Amount	2015 Results (1)	Achievement
(Dollars in thousands)	($)	($)	(%)
Consolidated (applicable to Messrs. Tutor, Kershaw and Smalley)	184,200	101,413	55.1%
Civil Group (applicable to Mr. Frost)	166,600	167,087	100.3%
Building Group - excluding one business unit (applicable to Mr. Shaw)	24,000	(929)	(3.9)%

(1)

Amounts shown exclude the impact of a $23.9 million pre-tax charge related to the Brightwater litigation matter, as well as $3.7 million of amortization expense associated with intangible assets that was also excluded from the targets established.

Annual Incentive Compensation – Cash Payouts for 2015 Performance

The table below shows the actual incentive compensation (bonus) payouts for our NEOs based on their 2015 performance relative to the above-referenced targets. As previously mentioned, none of our NEOs, except for Mr. Frost, was paid his bonus for 2015 because the applicable performance goals were not achieved. Mr. Frost did earn and was paid his bonus for 2015 because the Civil Group, for which he was directly responsible in 2015, achieved its performance target.

			Payout for
Named Executive Officer	Target Opportunity	Achievement	2015 Performance
R. Tutor	$2,625,000	55.1%	$—
M. Kershaw	$600,000	55.1%	$—
G. Smalley (since September 1, 2015)	$233,333	55.1%	$—
J. Frost	$975,000	100.3%	$975,000 (max.)
C. Shaw	$650,024	(3.9)%	$—

Mr. Tutor’s, Mr. Kershaw’s and Mr. Smalley’s 2015 annual bonuses were based solely on the achievement of the consolidated pre-tax income target. Mr. Frost’s annual bonus was based on the achievement of the Civil Group target, and Mr. Shaw’s annual bonus was based on the achievement of the Building Group target.

Succession Planning Implementation Bonus

During 2015, Mr. Tutor was paid in two separate tranches a combined $3.75 million portion of his $5 million succession plan implementation bonus. The $5 million succession plan implementation bonus was approved in December 2014 by the Compensation Committee as part of Mr. Tutor’s amended employment agreement.

Sign-on and Relocation-Related Bonuses

In addition to the performance-based awards discussed above, the Compensation Committee approved a $250,000 signing bonus for Mr. Smalley in September 2015 for his appointment to the role of Executive Vice President and Chief Financial Officer and to compensate him for incentives foregone from his previous employment by assuming this role for the Company. The Compensation Committee also approved a $700,000 special bonus for relocation-related payments to Mr. Smalley related to his move from Texas to California.

Long-Term Incentives

Periodic awards of long-term incentives have played a significant role in our executive compensation program because of our long-held belief that due to the cyclical nature of our business, year-to-year annual incentives focus our executives on achieving Tutor Perini’s performance objectives. Historically, the Compensation Committee has made periodic equity awards to select key executives based upon Company strategic goals, executive performance and upon the value of the executive to the Company. Not all executives receive equity awards. During 2015, only Mr. Tutor and Mr. Frost were granted equity awards. However, all of the equity awards granted to Mr. Tutor and Mr. Frost in 2015 were forfeited in December 2015 because the Company did not achieve the threshold consolidated performance target required for those equity awards to vest.

The Compensation Committee has historically used pre-tax income as the annual performance goal for performance-based equity awards and, as mentioned above, the rationale for using pre-tax income centers upon the fact that operating results in the construction industry are project-driven, and as a result there may be fluctuations in earnings depending upon the cycle and mix of projects. The common goal in managing the Company’s operations is the maximization of pre-tax income, which best aligns with the goal of shareholder value creation. As mentioned above, the Compensation Committee believes that a focus on pre-tax income maximization encourages executives to both obtain new projects for Tutor Perini and to complete Tutor Perini’s projects on a cost-efficient basis. Typically, equity is awarded to certain executives subject to the achievement of annual performance measures. Accordingly, the Compensation Committee selected pre-tax income as the performance measure for the equity awards granted in 2015.

Equity Grants Made to Mr. Tutor in 2015

Under Mr. Tutor’s 2012 equity award agreement, as amended, in March 2015 the Company granted to Mr. Tutor 150,000 restricted stock units (RSUs) and 150,000 stock options, the vesting of which was based on achieving a consolidated 2015 pre-tax income performance target set by the Compensation Committee. As previously mentioned, all of these RSUs and stock options were forfeited in December 2015 because the performance target was not achieved.

Equity Grants Made to Mr. Frost in 2015

In March 2015, the Company awarded and granted to Mr. Frost 100,000 RSUs and 100,000 stock options, the vesting of which was based on achieving a consolidated 2015 pre-tax income performance target set by the Compensation Committee. As mentioned above, all of these RSUs and stock options were forfeited in December 2015 because the performance target was not achieved.

Equity Awards Made to Mr. Smalley in 2015

In September 2015, the Company awarded 45,000 RSUs and 45,000 stock options to Mr. Smalley in connection with the commencement of his employment, which will be granted in tranches from 2016 through 2018.

Equity Compensation Plan Information for 2015

Number of securities
	to be issued upon	Weighted-average	Remaining securities
	exercise of outstanding	exercise price	available to be awarded
	stock options and restricted	of outstanding	under share-based
Plan Category	stock units	stock options	compensation plan
Equity Compensation Plans Approved by Security Holders:
Amended and Restated Tutor Perini Corporation Long-Term Incentive Plan	2,723,597	$19.62	489,022

Equity Compensation Plans Not Approved by Security Holders	—	—	—
Total	2,723,597	$19.62	489,022

Retirement Benefits

Tutor Perini does not provide additional retirement benefits to executive officers beyond what is offered to all employees.

Perquisites

We provide certain perquisites to our executives because of the demand in time and travel, as well as security and productivity factors, required in their leadership across multiple businesses in multiple geographic locations. The perquisites afforded to each of our NEOs include vehicle usage and allowances, insurance policy coverage, relocation expense reimbursement and housing allowance during a period of relocation.

Mr. Tutor is entitled to 150 hours of flight time per calendar year for personal use of Tutor Perini’s aircraft. This benefit was originally negotiated during the merger with Tutor-Saliba. This perquisite was extended under the terms of Mr. Tutor’s amended employment agreement (see page 34). For safety reasons, productivity maximization and cost control, the Company also provides Mr. Tutor with a vehicle and driver and reimburses Mr. Tutor for certain operational costs. The Company also provides Mr. Tutor with additional life insurance coverage that can be purchased for an annual premium not to exceed $160,000. Additionally, the Compensation Committee has approved to provide limited personal financial services for Mr. Tutor as long as he uses Company resources and no outside expenses are incurred.

How Actual Total Compensation Compares to Targeted Parameters

The following table shows how 2015 total compensation for our NEOs compares to our targeted parameters. As a reminder, we target our executive officers’ total compensation to be highly competitive (generally in or near the upper quartile of total pay) relative to the comparator companies in our peer group, and, in situations involving extraordinary performance and value to the Company, provide compensation to our executive officers that may reach toward the top end of the upper quartile of market pay.  Most of our NEOs earned substantially less than they were eligible to earn during 2015, which reflects the impact that our pay-for-performance compensation philosophy had in a year in which, due to the Company’s failure to achieve certain performance goals, no NEO except for Mr. Frost achieved his annual bonus, and significant performance-based equity grants made to Mr. Tutor and Mr. Frost were forfeited at the end of 2015.

Named Executive Officer (1)	2015 Total Compensation	Result vs. 2015 Peer Group
R. Tutor	$12,053,561	Below the 90th percentile (2)
M. Kershaw	$636,220	Below the 10th percentile
J. Frost	$5,453,825	Below the 50th percentile (2)
C. Shaw	$559,756	Below the 10th percentile

(1)

Mr. Smalley was not included in the table above because of partial-year total compensation based on his employment on September 1, 2015. He will be included in this table beginning in the 2017 proxy statement.

(2)

Importantly, excluding the value of forfeited equity grants, Mr. Tutor’s realizable 2015 total compensation was $6,409,620 (at approximately the 50th percentile) and Mr. Frost’s realizable 2015 total compensation was $2,121,627 (below the 10th percentile).

Severance Benefits

As of December 31, 2015, Mr. Tutor and Mr. Frost are eligible for severance benefits beyond what is afforded to all employees. The Compensation Committee determined their benefits in accordance with their respective employment agreements. Mr. Tutor and Mr. Frost would each receive certain compensation in the event of termination by the Company without “Cause” or if either of them terminates his employment for “Good Reason.” We have provided these severance benefits to retain Mr. Tutor and Mr. Frost giving consideration to their years of service and dedication to the Company. These severance benefits also provide Mr. Tutor and Mr. Frost an incentive to remain with the Company in the event of a change in control in order to obtain the best terms for the shareholders of the Company and to reduce their concerns regarding future employment following a change in control. For more information, see “Termination Benefits – Potential Payments Upon Termination or Change in Control” starting on page 34.

Employment Agreements

In September 2008, the Company entered into an employment agreement with Mr. Tutor to have him serve as the Chairman of the Board and Chief Executive Officer of the Company. Through this agreement, the Company retained Mr. Tutor’s extraordinary leadership and management capabilities, which are important to the Company. A revised and amended employment agreement was negotiated in June 2012, and a second revised and amended employment agreement was negotiated in December 2014. For a description of material terms of Mr. Tutor’s employment agreement, see pages 34 through 36.

In March 2011, the Company entered into an employment agreement with Mr. Frost to have him serve as Executive Vice President and Chief Executive Officer of the Civil Group of the Company. For a description of material terms of Mr. Frost’s employment agreement, see pages 36 through 38. The Company is currently in the process of negotiating with Mr. Frost a revised and amended employment agreement based on his promotion in February 2015 to the position of President and Chief Operating Officer.

Impact of Accounting and Tax Treatment

We believe that the primary goals of our executive compensation program are to attract and retain valued and important NEOs, to clearly identify for our NEOs the corporate goals and objectives important to Tutor Perini, to motivate our NEOs to achieve these goals and to fairly reward our NEOs for achieving these goals. Accordingly, the accounting and tax treatment of our executive compensation program, while important, is not a determining factor in structuring our program. We appropriately account for our executive compensation and, to the extent consonant with the goals of our executive compensation program, we attempt to structure our executive compensation program to preserve the deductibility of amounts paid to our NEOs. In certain instances, however, we believe that it is in our best interest and that of our shareholders, to have the flexibility to pay compensation to our NEOs that is not tax deductible in order to provide a compensation package consistent with our objectives.

Compensation Program Risk Assessment

Management and the Compensation Committee reviewed the Company’s incentive compensation plans and programs and concluded that the plans do not create risks that are reasonably likely to have a materially adverse effect on the Company. The review identified several risk mitigating factors, such as capped incentive payouts, clawback provisions, and independent Compensation Committee oversight of compensation plans. Additionally, the review identified a clearly articulated philosophy and peer group, use of competitive market data, and an effective use of cash and strategic equity grants which all contribute to a balanced pay program.

Executive Compensation

Summary Compensation Table

The table below summarizes the total compensation paid to or earned by each of our NEOs for the fiscal years ended December 31, 2015, 2014 and 2013.

(a)	(b)	(c)	(d)	(e)		(f)		(g)	(h)	(i)	(j)
									Change in
									Pension
									Value and
									Nonqualified
								Non-Equity	Deferred
Name and				Stock		Option		Incentive Plan	Compensation	All Other
Principal		Salary	Bonus	Awards		Awards		Compensation	Earnings	Compensation	Total
Position	Year	($)(1)	($)(2)	($)(3)		($)(4)		($)(5)	($)(6)	($) (7)	($) (8)
Ronald N. Tutor	2015	1,750,000	3,750,000	3,502,500	(9)	2,141,441	(9)	—	—	909,620	12,053,561	(9)
Chairman and Chief	2014	1,500,058	—	15,250,495		5,975,250		2,481,443	—	348,169	25,555,415
Executive Officer	2013	1,500,058	—	2,895,000		1,038,750		2,404,538	—	882,726	8,721,072
Gary G. Smalley	2015	233,333	950,000	—		—		—	—	23,968	1,207,301
Executive Vice
President, CFO (since
September 1, 2015)
James A. Frost	2015	975,000	—	2,335,000	(9)	997,198	(9)	975,000	—	171,627	5,453,825	(9)
Executive Vice	2014	796,875	—	7,042,500		4,317,500		796,875	—	188,284	13,142,034
President, CEO	2013	724,999	—	1,110,000		541,000		724,999	—	85,366	3,186,364
Civil Group
Craig W. Shaw	2015	650,024	—	—		—		—	(97,776)	7,508	559,756
Executive Vice	2014	650,024	—	1,273,950		—		582,422	291,032	10,452	2,807,880
President, CEO	2013	600,024	—	—		—		600,024	(96,370)	10,328	1,114,006
Building Group
Michael J. Kershaw	2015	600,000	—	—		—		—	—	36,220	636,220
Executive Vice	2014	589,588	—	1,273,950		—		589,588	—	26,988	2,480,114
President, CFO (through	2013	550,021	—	—		—		412,516	—	38,530	1,001,067
August 31, 2015)

(1)	The following table reflects annual base salaries as of December 31, 2015:

Ronald N. Tutor	$1,750,000
Gary G. Smalley(a)	700,000
James A. Frost(b)	1,000,000
Craig W. Shaw	650,024

(a)Mr. Smalley joined the Company September 1, 2015 as Executive Vice President and Chief Financial Officer.

(b)Mr. Frost’s base salary was increased to $1,000,000 effective February 16, 2015, based on his promotion to the position of President and Chief Operating Officer.

(2)

The amounts in column (d) represent: for Mr. Tutor, the payment of $3,750,000 for completing tasks related to implementing a succession plan, as discussed on page 34; and for Mr. Smalley, the payment of a $250,000 signing bonus as a result of his joining the Company in 2015 and a $700,000 special bonus for relocation-related payments related to his move from Texas to California. Annual incentive payments appear in column (g).

(3)

The amounts in column (e) represent the aggregate grant date fair value of RSUs granted in each year. The fair value of the RSUs is based on the fair market value on the date of grant, calculated as the closing price of the Company’s Common Stock on the New York Stock Exchange on the date of grant in accordance with Financial Accounting Standards Board of Accounting Standards Codification Topic 718 (“ASC 718”). The value presented in column (e) assumes the highest level of performance is achieved for all grants, with the exception of Mr. Tutor’s 2014 TSR-based grant, which allows Mr. Tutor to earn up to a maximum of 2.5 times the target shares. Per ASC 718, the grant-date fair value of the target shares is included in Mr. Tutor’s 2014 stock award amount above; however, the value of the award at the grant date assuming the highest level of performance conditions is met is $11,481,293.

(4)

The amounts in column (f) represent the grant date fair value of stock options granted in each year. The fair value of these awards is based on the Black-Scholes option pricing model on the date of grant in accordance with ASC 718. Assumptions used in the calculation of these amounts can be found in the “Share-Based (Stock-Based) Compensation” footnote to the Company’s audited financial statements for the fiscal years ended December 31, 2015, 2014 and 2013, included in the Company’s Annual Reports on Form 10-K filed with the Securities and Exchange Commission on February 29, 2016, February 26, 2015 and February 24, 2014, respectively.

(5)

The amounts in column (g) represent amounts earned as annual incentive in each year. The Company did not achieve its consolidated 2015 pre-tax income target; however, the Company did achieve its 2015 pre-tax income target for the Civil Group. As a result, only Mr. Frost earned his incentive plan award for his role as CEO of the Civil Group. The performance targets are further discussed in the Compensation Discussion and Analysis on page 23.

(6)

The amounts in column (h) represent any actuarial increases and decreases in the present value of the NEOs benefits under the Company’s pension plans, which resulted from changes in assumed discount rates and the life-spans consistent with those used to value the Company’s pension obligation as presented in the Company’s audited financial statements. Earnings on deferred compensation are not reflected in this column because the Company does not provide above-market or preferential returns on nonqualified deferred compensation. Messrs. Tutor, Smalley, Frost and Kershaw do not participate in these plans.

(7)	The amounts in column (i) are detailed in a separate All Other Compensation table below.
(8)	The amounts in column (j) represent the total of columns (c) through (i).
(9)

All of the equity grants made to Mr. Tutor and Mr. Frost in 2015 were forfeited in December 2015 because the Company did not achieve the threshold consolidated performance target required for those equity grants to vest. Excluding the forfeited equity grants, the realizable total compensation for Mr. Tutor and Mr. Frost was $6,409,620 and $2,121,627, respectively, for 2015.

All Other  Compensation

The following table details the components of the “All Other Compensation” column (for 2015) in the foregoing Summary Compensation Table.

(a)	(b)	(c)	(d)	(e)
	Company Contributions to Defined Contribution Plans ($)(1)	Insurance Premiums ($)(2)	Perquisites ($)(3)	Total All Other Compensation ($)(4)
Ronald N. Tutor	—	159,770	749,850	909,620
Gary G. Smalley	—	3,806	20,162	23,968
James A. Frost	5,400	50,248	115,979	171,627
Craig W. Shaw	5,400	—	2,108	7,508
Michael J. Kershaw	5,400	7,861	22,959	36,220

(1)

The amounts in column (b) represent amounts deposited by the Company into each NEO’s account in the 401(k) plan. The Company matches 30% of employee contributions up to 10% of the employee’s annual salary.

(2)	The amounts in column (c) represent premiums paid by the Company for supplemental life and short-term disability insurance policies that are not available to all salaried employees.
(3)

The amounts in column (d) represent the incremental cost to the Company for personal benefits conferred to the NEOs. The total for Mr. Tutor includes $680,430 related to the personal use of Company aircraft and $69,420 for vehicles. The total for Mr. Frost includes $41,406 related to the personal use of Company aircraft and $74,573 for vehicles.

(4)	The amounts in column (e) represent the totals of columns (b) through (d).

Grants of Plan-Based Awards Table (as of Fiscal 2015 Year-End)

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)
										All		Grant
										Other		Date
										Option		Fair
									All Other	Awards:	Exercise	Value of
			Estimated Future Payouts			Estimated Future Payouts			Stock	Underlying	or Base	Stock
			Under Non-Equity			Under Equity Incentive			Awards:	# of	Price of	and
			Incentive Plan Awards(2)			Plan Awards(3)			# of Shares	Securities	Option	Option
	Type of		Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Options	Awards	Awards
Name	Award(1)	Grant Date	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Share)(4)	($)
R. Tutor			1,750,000	2,625,000	3,762,500	—	—	—	—	—	—	—
	RSU	3/31/2015	—	—	—	—	150,000	—	—	—	—	3,502,500	(5)
	SO	3/31/2015	—	—	—	—	150,000	—	—	—	11.05	2,141,441	(6)
G. Smalley			186,666	233,333	233,333	—	—	—	—	—	—	—
J. Frost			780,000	975,000	975,000	—	—	—	—	—	—	—
	RSU	3/31/2015	—	—	—	70,000	100,000	100,000	—	—	—	2,335,000	(5)
	SO	3/31/2015	—	—	—	70,000	100,000	100,000	—	—	23.35	997,198	(7)
C. Shaw			520,019	650,024	650,024	—	—	—	—	—	—	—
M. Kershaw			480,000	600,000	600,000	—	—	—	—	—	—	—

(1)	The types of awards that were granted in 2015 are RSUs and stock options (SO).
(2)

Columns (d), (e) and (f) show the threshold, target and maximum payout, for each NEO’s 2015 annual incentive award. All potential payouts were performance-based and, therefore, completely at risk. The Company did not achieve its consolidated 2015 pre-tax income target; however, the Company did achieve its 2015 pre-tax income target for the Civil Group. As a result, only Mr. Frost earned his incentive plan (bonus) award for his role as CEO of the Civil Group. The performance goals are further discussed in the Compensation Discussion and Analysis on page 23.

(3)

Columns (g), (h) and (i) show the threshold, target and maximum number of units for each NEO’s 2015 share-based awards. All potential payouts were performance-based and, therefore, completely at risk. The Company did not achieve its consolidated 2015 pre-tax income target and, as a result, all 2015 share-based grants were forfeited. The performance targets are further discussed in the Compensation Discussion and Analysis on page 23. The Equity Incentive Plan, which consists of the Amended and Restated Tutor Perini Corporation Long-Term Incentive Plan, is discussed under “Long-Term Incentives” starting on page 24.

(4)	The amounts in column (l) represent the exercise price of the nonqualified stock options, which was the closing price of the Company’s Common Stock on the New York Stock Exchange on the date of grant.
(5)

This amount represents the fair value of the RSUs granted on March 31, 2015 as part of the 2015 long-term incentive awards. The value is computed in accordance with ASC 718, using the grant price of $23.35 per share, which was the closing price of the Company’s Common Stock on the New York Stock Exchange on the date of grant.

(6)

This amount represents the grant date fair value of the nonqualified stock options granted on March 31, 2015 as part of the 2015 long-term incentive awards. The value is computed in accordance with ASC 718, using a Black-Scholes option pricing model value of $14.276 per option.

(7)

This amount represents the grant date fair value of the nonqualified stock options granted on March 31, 2015 as part of the 2015 long-term incentive awards. The value is computed in accordance with ASC 718, using a Black-Scholes option pricing model value of $9.972 per option.

Outstanding Equity Awards at Fiscal 2015 Year-End Table

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
	Options Awards					Stock Awards
			Equity
			Incentive
			Plan Awards:				Market	Equity Incentive	Equity Incentive
	Number of	Number of	Number of			Number of	Value of	Plan Awards:	Plan Awards:
	Securities	Securities	Securities			Shares or	Shares or	Number of	Market or Payout
	Underlying	Underlying	Underlying			Units of	Units of	Unearned Shares,	Value of Unearned
	Unexercised	Unexercised	Unexercised	Option	Option	Stock That	Stock That	Units or Rights	Shares, Units or
	Options	Options	Unearned	Exercise	Expiration	Have Not	Have Not	That Have Not	Other Rights That
	(#)	(#)	Options	Price	Date	Vested	Vested	Vested	Have Not Vested
Name	Exercisable	Unexercisable	(#)(1)	($/Share)		(#)	($)	(#)(2)	($)(3)
Ronald N. Tutor	750,000	—	—	20.33	5/28/2019	—	—	—	—
	150,000	—	150,000	11.05	6/1/2022	—	—	150,000	$ 2,511,000
	75,000	—	—	22.20	11/13/2023	—	—	—	—
	—	—	150,000	28.17	3/30/2024	—	—	150,000	$ 2,511,000
	—	—	300,000	24.05	12/22/2024	—	—	300,000	$ 5,022,000
	—	—	—	—	—	—	—	120,097	$ 2,010,424
Gary G. Smalley	—	—	45,000	17.06	9/1/2025	—	—	45,000	$ 753,300
James A. Frost	100,000	—	—	26.19	9/5/2018	—	—	—	—
	50,000	—	—	22.20	11/13/2023	—	—	—	—
	—	—	150,000	11.31	5/30/2022	—	—	150,000	$ 2,511,000
	—	—	100,000	28.17	3/30/2024	—	—	100,000	$ 1,674,000
	—	—	200,000	23.56	4/9/2025	—	—	200,000	$ 3,348,000
Craig W. Shaw	50,000	—	—	12.54	11/16/2018	—	—	—	—
	—	—	—	—	—	—	—	30,000	$ 502,200
Michael J. Kershaw	—	—	15,000	11.31	5/30/2022	—	—	15,000	$ 251,100

(1)

Other than awards that vest based solely on service, the amounts in column (d) include stock options at the target performance level and will be adjusted for actual performance at the end of the respective performance period. The stock options in column (d) are scheduled to vest in the following years:

Stock Options
	2016	2017	2018	2019	Total	Vesting Based On
Ronald N. Tutor	—	300,000	150,000	150,000	600,000	Performance
Gary G. Smalley	—	15,000	15,000	15,000	45,000	Performance
James A. Frost	—	350,000	100,000	—	450,000	Performance
Michael J. Kershaw	15,000	—	—	—	15,000	Time
	15,000	665,000	265,000	165,000	1,110,000

(2)

Other than awards that vest based solely on service, the amounts in column (i) include restricted stock units shown at the target performance level and will be adjusted for actual performance at the end of the respective performance period. The restricted stock units in column (i) are scheduled to vest in the following years:

Restricted Stock Units
	2016	2017	2018	2019	Total	Vesting Based On
Ronald N. Tutor	—	420,097	150,000	150,000	720,097	Performance
Gary G. Smalley	—	15,000	15,000	15,000	45,000	Performance
James A. Frost	—	350,000	100,000	—	450,000	Performance
Craig Shaw	—	30,000	—	—	30,000	Performance
Michael J. Kershaw	15,000	—	—	—	15,000	Time
	15,000	815,097	265,000	165,000	1,260,097

(3)

The amounts in column (j) are determined by multiplying the number of shares by the closing price ($16.74) of the Company’s Common Stock on the New York Stock Exchange on December 31, 2015, the last trading day of the fiscal year.

2015 Option Exercises and Stock Vested Table

	Options Awards		Stock Awards
	Number of		Number		Value
	Shares	Value	of Shares		Realized on
	Acquired	Realized on	Acquired		Vesting (1)
Name	on Exercise	Exercise	on Vesting		($)
Ronald N. Tutor	—	—	225,000	(2)	4,846,500
James A. Frost	—	—	50,000	(2)	1,077,000
Craig W. Shaw	—	—	13,440	(2)	289,498
Michael J. Kershaw	—	—	15,000	(2)	323,100

(1)	Reflects the value at the closing price of the Common Stock on the vesting date.
(2)	These awards vested based on the achievement of a performance target.

Pension Benefits for Fiscal Year 2015

Payments
			Present	During
		Number of	Value of	Last
		Years of	Accumulated	Fiscal
		Credited	Benefit (2)	Year
Name (1)	Plan Name	Service	($)	($)
Craig W. Shaw	Defined Benefit Pension Plan	30	727,812	—
	Benefits Equalization Plan	30	769,678	—

(1)	Messrs. Tutor, Smalley, Frost and Kershaw do not participate in the pension plans.
(2)	Assumes retirement occurs at the later of age 62 or current age, in a life annuity form, and a discount rate of 4.10%.

Tutor Perini has a defined benefit pension plan that covers its executive, professional, administrative and clerical employees, subject to certain specified service requirements. The plan is non-contributory and benefits are based on an employee’s years of service and “final average earnings” (as defined in the plan). The plan provides reduced benefits for early retirement and takes into account offsets for social security benefits. Tutor Perini also has an unfunded supplemental retirement plan (referred to as the Benefits Equalization Plan) for certain employees whose benefits under the defined benefit pension plan were reduced because of compensation limitations under federal tax laws. Effective June 1, 2004, all benefit accruals under the above pension plans were frozen; however, the current vested benefit was preserved. Accordingly, Mr. Shaw will not earn additional pension benefits, but they may become eligible for an early retirement benefit (which will be based on their “frozen” normal retirement benefit) based on service after June 1, 2004.

The normal retirement benefit under these plans is equal to:

•	0.75% of “final average earnings,” not in excess of “covered compensation” (each as defined), multiplied by years of service, up to 25; plus
•	1.5% of final average earnings, in excess of covered compensation multiplied by years of service, up to 25.

Our plans provide for early retirement upon either the attainment of age 55 and 10 years of service, or the completion of 25 years of service. Upon the attainment of age 62 and completion of 25 years of service, the participant may receive an unreduced pension equal to his or her normal retirement benefit. Mr. Shaw is 61 years of age.

Termination Benefits - Potential Payments Upon Termination or Change in Control

Employment Agreements

Ronald N. Tutor Employment Agreement

In merging with Tutor-Saliba in September 2008, the Company not only secured enhanced opportunities to acquire a higher volume of quality Civil Group business based on Tutor-Saliba’s résumé, but also more closely aligned Mr. Tutor’s compensation with growth in shareholder value. With regard to Mr. Tutor’s compensation and in entering into the employment agreement with Mr. Tutor in 2008, the Compensation Committee considered a number of factors in developing a range of reasonable total target compensation including: (i) the level of compensation Mr. Tutor had in place in his role as the President and Chief Executive Officer of Tutor-Saliba, prior to merging with the Company, (ii) the compensation philosophies of privately held peer companies which are geared toward earnings, (iii) compensation data from our publicly held peers, and (iv) alignment of Mr. Tutor’s compensation with growth in shareholder value through long-term equity awards.

During 2014, the Board determined it would be important and in the best interests of the Company’s shareholders to secure Mr. Tutor’s services through the end of 2018 – an additional two years beyond the term of his previous employment agreement, in order to help ensure a smooth and orderly transition to a new CEO upon Mr. Tutor’s eventual departure from that role, particularly at a time when the Company has experienced and expects to continue experiencing a very high volume of backlog execution and pipeline of prospective projects. The Board determined that the additional two years also would be essential to successfully complete certain needed cultural and management changes in some of the Company’s acquired business units, and to complete the transition of Mr. Tutor’s bidding and claims management expertise more broadly throughout the Company. Accordingly, on December 22, 2014, the Company entered into an amended and restated employment agreement with Ronald N. Tutor (the “Amended Agreement”). The Amended Agreement superseded the employment agreement originally entered into with Mr. Tutor on December 23, 2008, and as amended by Amendment No. 1 thereto dated March 20, 2009 and Amendment No. 2 thereto dated June 1, 2012 (collectively, the “Original Agreement”).

The Amended Agreement extended the initial term of Mr. Tutor’s employment through December 31, 2018. Mr. Tutor continues to serve as the Company’s Chief Executive Officer, as a member of the Company’s Board of Directors and as Chairman of the Board. The Amended Agreement increased Mr. Tutor’s annual base salary to $1,750,000 effective January 1, 2015. Prior to this, Mr. Tutor’s salary had not been adjusted since 2008. Subject to performance criteria to be determined by the Compensation Committee, Mr. Tutor is to be paid an annual bonus of 150% of salary, which is subject to adjustment pursuant to a formula established by the Compensation Committee for Tutor Perini’s performance above and below target. Under the Amended Agreement, Mr. Tutor’s incentive-based compensation will be subject to clawback by the Company in the manner required by the Company’s recoupment policy. Under the Amended Agreement, Mr. Tutor’s equity incentives are based on the achievement of performance criteria to be established in the beginning of each applicable fiscal year for fiscal years 2015 through 2018, commensurate with the extended term of the Amended Agreement. Mr. Tutor continues to receive various benefits and perquisites provided under the Original Agreement, including: (i) 150 hours of flying time per calendar year of personal use of Tutor Perini’s aircraft, with any unused balance being carried forward to subsequent years while employed; (ii) participation in all fringe benefits and perquisites made available generally to senior executives of Tutor Perini, generally on the same terms and conditions; (iii) 30 days of vacation; and (iv) participation in all pension, retirement, profit sharing, savings, 401(k), income deferral, life insurance, disability insurance, accidental death and dismemberment protection, travel accident insurance, hospitalization, medical, dental, vision and other employee benefit plans, programs and arrangements made available generally to other senior executives of Tutor Perini, to the extent eligible. In addition, Mr. Tutor is entitled to an automobile and driver on terms and conditions as determined by the Board, use of a reasonable level of Company resources necessary to provide personal financial and accounting services, and additional life insurance coverage that can be purchased for an annual premium of not more than $160,000.

As part of the inducement for Mr. Tutor to extend his contract, to implement a successful transition and to maintain his focus on increasing shareholder value, Mr. Tutor’s Amended Agreement included a $5.0 million cash succession bonus and an additional restricted stock units. The realization of the succession bonus is based on achieving Board-approved succession milestones, including the naming of a successor for the role of the Chief Executive Officer of the Company. As of December 31, 2015, $3.75 million of the $5.0 million bonus was earned and paid. The realization of the restricted stock units is based on achieving a defined TSR over a three-year period (TSR RSUs). The restricted stock units were granted in two separate grants. The first grant was made in December 2014 for 120,097 restricted stock units, and the second was made in January 2016 for 176,887 restricted stock units. Each grant was valued at approximately $3.0 million of total economic value on the date of the grant, and each represents the target number of shares to be earned for that grant if the Company’s TSR performance over the three-year period relative to the peer group meets the 50th percentile. Mr. Tutor will receive zero shares under these grants if the Company’s TSR is below the 30th percentile and 250% of the target shares if the Company’s TSR is at or above the 80% percentile, with a pre-determined pro-ration between those ranges.

The initial term of the Amended Agreement, which ends on December 31, 2018, extends automatically for successive one-year periods, unless the Company or Mr. Tutor notifies the other party in writing at least 90 days in advance of the anniversary date that such party is electing not to extend the term of employment under the Amended Agreement.

Mr. Tutor has agreed that during the term of his employment with Tutor Perini and for six months after the end of his employment (unless his employment is terminated by Tutor Perini without “Cause” or he terminates his employment for “Good Reason” (each as defined in the employment agreement)), he will not compete with Tutor Perini or solicit certain of its employees. Mr. Tutor has also agreed to be bound by customary restrictions on disclosure of confidential information.

The Original Agreement, effective as of September 8, 2013, eliminated the excise tax gross-up obligation requiring the Company to indemnify Mr. Tutor for excise taxes that may be imposed on him by reason of the application of Sections 280G and 4999 of the Internal Revenue Code for payments and benefits that he may receive in connection with a change in control of the Company.

Certain payments would be payable to Mr. Tutor in the event of his termination. The amounts depend upon the circumstances surrounding his termination as follows, assuming the triggering event occurred on December 31, 2015:

	Base			O/S Equity	Cash Lump	Cutback Related
	Salary	Bonus	Benefits	Awards	Sum	to Best Payment	Total
Triggering Event	($) (1)	($) (2)	($) (3)	($) (4)	($) (5)	($) (6)	($)
A. Death	—	—	201,923	12,907,924	—	—	13,109,847
B. Disability	—	—	201,923	12,907,924	—	—	13,109,847
C. Retirement	—	—	201,923	670,074	—	—	871,997
D. Termination by Employer
for Cause or by Executive
without Good Reason	—	—	201,923	—	—	—	201,923
E. Termination by Employer
without Cause or by
Executive with Good Reason	—	—	251,950	11,567,574	8,750,000	—	20,569,524
F. Change in Control (7)	—	—	276,963	12,907,924	13,125,000	—	26,309,887

(1)	In all cases, accrued salary through the date of termination would be due to Mr. Tutor. As of December 31, 2015, Mr. Tutor was not owed any accrued salary.
(2)

The incentive compensation for 2015 performance would be due to Mr. Tutor at the time payment is made to all executives under Events E and F. No payment would be due under Events A, B, C or D. As of December 31, 2015, Mr. Tutor was not owed any unearned bonus.

(3)

Benefits include vacation and health insurance. Termination under all Events would result in payment for accrued vacation (30 days at December 31, 2015, valued at $201,923). Event E would require continuation of health insurance benefits for Mr. Tutor and his covered dependents for 24 months (estimated at $50,027 at December 31, 2015), or payment of an after tax amount with which Mr. Tutor could obtain comparable coverage. Event F would require continuation of health insurance benefits for the greater of 36 months or the balance of the employment period, which was 36 months at December 31, 2015 (estimated at $75,040), or payment of an after tax amount with which Mr. Tutor could obtain comparable coverage.

(4)

Mr. Tutor had 720,097 restricted stock units and 600,000 stock options awards outstanding at December 31, 2015, inclusive of 120,097 TSR RSUs. The table below represents the value of the outstanding restricted stock units and the intrinsic value of the stock options quantified using the Company’s closing share price of $16.74 on December 31, 2015 assuming the triggering events occurred on December 31, 2015:

	RSUs	TSR RSUs	Options	Total
Triggering Event	($)	($)	($)	($)
A. Death	10,044,000	2,010,424	853,500	12,907,924
B. Disability	10,044,000	2,010,424	853,500	12,907,924
C. Retirement	—	670,074	—	670,074
D. Termination by Employer
for Cause or by Executive
without Good Reason	—	—	—	—
E. Termination by Employer
without Cause or by
Executive with Good Reason	10,044,000	670,074	853,500	11,567,574
F. Change in Control	10,044,000	2,010,424	853,500	12,907,924

(5)

A cash lump sum would be due in the amount of two times the sum of annual salary and target bonus in the case of Event E; and three times the sum of annual salary and target bonus in the case of Event F.

(6)

If any amounts owed to Mr. Tutor in connection with a change in control of the Company are subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, we will cut back such amounts to a safe harbor limit so that the excise tax is not triggered, unless the net after-tax value of the amounts due to Mr. Tutor after imposition of the excise tax would be greater (in which case no reduction will occur).

(7)

This event applies if there is a change in control and Mr. Tutor is terminated other than for “Cause” or disability, if he was terminated in anticipation of a change in control, or if Mr. Tutor terminated the employment agreement for “Good Reason” within two years following a change in control.

Tutor Perini will generally have “Cause” to terminate Mr. Tutor’s employment in the following circumstances: (i) his conviction of, or plea of nolo contendere to, a felony; (ii) his willful and continued failure to substantially perform his essential job functions; (iii) his material act of fraud or willful and material misconduct to Tutor Perini; (iv) his willful and material breach of the employment contract; (v) a material breach by him of any material written Tutor Perini policy; or (vi) a failure by him to cooperate in any investigation or audit regarding the accounting practices, financial statements, or business practices of Tutor Perini. For purposes of this provision, no act or failure to act, on the part of Mr. Tutor, shall be considered “willful” unless it is done, or omitted to be done, by Mr. Tutor in bad faith or without reasonable belief that his action or omission was in the best interest of Tutor Perini. Any termination for “Cause” generally requires written notice to Mr. Tutor and providing him with 10 days to cure the conduct after such notice. The Board must also vote affirmatively that Mr. Tutor is to be terminated for “Cause” after giving him an opportunity to be heard by the Board.

Mr. Tutor will generally have “Good Reason” to terminate his employment under any of the following circumstances: (i) any adverse change in his titles; (ii) any reduction in his base salary; (iii) a material diminution in his authority, responsibilities or duties; (iv) the assignment of duties materially inconsistent with his position; (v) a relocation of his place of employment to a location more than 50 miles further from the current offices near Los Angeles, California; (vi) any other material breach of the terms in the employment agreement or (vii) the failure of Tutor Perini to have his contract assumed after a merger, consolidation, sale or similar transaction. In order to invoke a termination for “Good Reason,” Mr. Tutor must notify Tutor Perini of the existence of the event of “Good Reason” within 90 days of its occurrence, Tutor Perini must fail to cure the event within 30 days of the notice, and Mr. Tutor must terminate his employment within 10 days of the expiration of such period.

James A. Frost Employment Agreement

On March 21, 2011, the Company entered into an employment agreement with Mr. Frost to have him serve as Executive Vice President and Chief Executive Officer of the Civil Group of the Company. Mr. Frost had served in this role without an employment agreement since March 23, 2009. As part of the negotiations with Mr. Frost concerning his employment agreement, the Company and he agreed to make the terms of the employment agreement retroactive to June 30, 2009 (the “Effective Date”) in recognition of his contributions to the Company prior to his entering into the employment agreement.

Pursuant to the employment agreement, Mr. Frost received an initial annual base salary of $675,000, subject to review and upward adjustment in the discretion of the Company, an annual performance-based cash bonus equal to 100% of his base salary if target performance levels established by the Compensation Committee are satisfied (with greater or lesser amounts paid if performance levels are above or below such target), and is eligible to participate in the Company’s equity incentive plan. Mr. Frost will be considered for equity incentives at the discretion of the Compensation Committee, and receives various benefits and perquisites including: (i) participation in all fringe benefits and perquisites made available generally to senior executives of Tutor Perini, generally on the same terms and conditions, and (ii) participation in all pension, retirement, profit sharing, savings, 401(k), income deferral, life insurance, disability insurance, accidental death and dismemberment protection, travel accident insurance, hospitalization, medical, dental, vision and other employee benefit plans, programs and arrangements made available generally to other senior executives of Tutor Perini, to the extent eligible.

As mentioned earlier, Mr. Frost’s base salary was increased from $800,000 to $1,000,000 effective February 16, 2015, based upon his promotion to the position of President and Chief Operating Officer. In conjunction with his promotion the Corporate Governance and Nominating Committee, the Compensation Committee and the Board of Directors also approved the following items:

•	An extension of his contact through December 31, 2017;
•	An annual bonus equal to 100% of his salary, based on the achievement of performance targets to be set each year by the Compensation Committee;
•	An annual grant of 100,000 RSUs and 100,000 stock options for each of the years 2015, 2016 and 2017, based on the achievement of performance targets to be set each year by the Compensation Committee;
•	An additional $8.8 million of life insurance coverage over and above the life insurance generally available as part of the Company’s standard benefits; and
•	An annual allotment of 20 hours of personal use of Company aircraft.

The employment agreement has an initial term of five years commencing on the effective date, as defined in his employment agreement, and it renews automatically for successive one-year periods thereafter, unless either party thereto provides at least 60 days advance written notice of a decision not to renew.

Pursuant to the terms of the employment agreement, Mr. Frost is subject to a covenant providing that for one year after the end of his employment he will not compete with the Company or solicit certain of its employees.

Certain payments would be payable to Mr. Frost in the event of his termination. The amounts depend upon the circumstances surrounding his termination as follows, assuming the triggering event occurred on December 31, 2015:

	Base			O/S Equity	Cash Lump
	Salary	Bonus	Benefits	Awards	Sum	Total
Triggering Event	($) (1)	($) (2)	($) (3)	($) (4)	($) (5)	($)
A. Death	—	—	57,692	8,347,500	—	8,405,192
B. Disability	—	—	57,692	8,347,500	—	8,405,192
C. Termination by Employer for Cause or by
Executive without Good Reason	—	—	57,692	—	—	57,692
D. Termination by Employer without Cause or by
Executive with Good Reason	—	—	88,090	8,347,500	3,000,000	11,435,590
E. Change in Control (6)	—	—	—	8,347,500	—	8,347,500

(1)	In all cases, accrued salary through the date of termination would be due to Mr. Frost. As of December 31, 2015, Mr. Frost was not owed any accrued salary.
(2)

The incentive compensation for 2015 performance would be due to Mr. Frost at the time payment is made to all executives under Event D. No payment would be due under Events A, B or C. As of December 31, 2015, Mr. Frost was not owed any unearned bonus. Subsequent to December 31, 2015, the Compensation Committee approved a $975,000 bonus for Mr. Frost and payment has been made to him.

(3)

Benefits include vacation and health insurance. Termination under all Events would result in payment for accrued vacation (15 days at December 31, 2015, valued at $57,692). Event D would require continuation of health insurance benefits for Mr. Frost and his covered dependents for 24 months (estimated at $30,398 at December 31, 2015), or payment of an after tax amount with which Mr. Frost could obtain comparable coverage.

(4)

Mr. Frost had 450,000 restricted stock units and 450,000 stock options awards outstanding at December 31, 2015. All remaining outstanding equity awards would immediately vest and outstanding options would be exercisable under Events A, B, D and E. Mr. Frost’s rights with regard to equity and equity-related awards would be governed by the applicable documents under Event C. The values of the outstanding restricted stock units and the intrinsic value of the stock options were quantified using the Company’s closing share price of $16.74 on December 31, 2015.

(5)	A cash lump sum would be due in the amount of one and one half times the sum of annual salary and target bonus in the case of Event D.
(6)

Although Mr. Frost’s employment agreement does not include a “change in control” triggering event, pursuant to the terms of the Long-Term Incentive Plan, all remaining outstanding equity awards would immediately vest and outstanding options would be exercisable in the event of a change in control.

Tutor Perini will generally have “Cause” to terminate Mr. Frost’s employment in the following circumstances: (i) his conviction of, or plea of nolo contendere to, a felony; (ii) his willful and continued failure to substantially perform his essential job functions; (iii) his material act of fraud or willful and material misconduct to Tutor Perini; (iv) his willful and material breach of the employment contract; (v) a material breach by him of any material written Tutor Perini policy; or (vi) a failure by him to cooperate in any investigation or audit regarding the accounting practices, financial statements, or business practices of Tutor Perini. For purposes of this provision, no act or failure to act, on the part of Mr. Frost, shall be considered “willful” unless it is done, or omitted to be done, by Mr. Frost in bad faith or without reasonable belief that his action or omission was in the best interest of Tutor Perini. Any termination for “Cause” generally requires written notice to Mr. Frost and providing him with 10 days to cure the conduct after such notice. The Board must also vote affirmatively that Mr. Frost is to be terminated for “Cause” after giving him an opportunity to be heard by the Board.

Mr. Frost will generally have “Good Reason” to terminate his employment under any of the following circumstances: (i) any reduction in his titles or responsibilities, or (ii) any reduction in his compensation or benefits.

As mentioned earlier, the Company is currently in the process of negotiating with Mr. Frost a revised and amended employment agreement based on his promotion in February 2015 to the position of President and Chief Operating Officer.

As of December 31, 2015, none of our other executive officers has an agreement with us providing for termination benefits. However, under the Long-Term Incentive Plan, upon a change in control, all remaining outstanding equity awards, stock options and restricted stock units, immediately vest. As of December 31, 2015, pursuant to the Long-Term Incentive Plan, Messrs. Kershaw, Shaw and Smalley have $332,550, $502,200  and $753,300, respectively, of outstanding equity awards that will immediately vest upon a change in control. The values of the outstanding restricted stock units and the intrinsic value of the stock options were quantified using the Company’s closing share price of $16.74 on December 31, 2015.

Director Compensation

Our Compensation Committee recommends the level of compensation to be paid to our Board.  Periodically, the Compensation Committee reviews the functions being performed by the Board and its committees, as well as board compensation paid by similar companies, in order to determine whether an adjustment should be made.

Fees for our non-employee directors consist of an annual cash retainer fee of $80,000, payable in cash or Common Stock at each director’s option, plus an equity retainer in the amount of $150,000 payable in shares of Common Stock on the business day following the annual meeting of shareholders. Directors also receive $900 per Board meeting attended in person and $300 per meeting attended telephonically. Members of the Audit Committee receive $2,000 per meeting attended in person and $500 per meeting attended telephonically. The Audit Committee Chair receives an annual retainer of $20,000 and the Compensation Committee Chair receives an annual retainer of $10,000 for services on their respective committees. Members of the Compensation and Corporate Governance and Nominating Committees receive $900 per meeting attended in person and $300 per meeting attended telephonically. The Lead Independent Director also receives an additional annual retainer of $20,000 based on the increased responsibilities associated with this role.

The table below summarize the total compensation earned by each of the non-management directors serving in 2015.

(a)	(b)	(c)	(d)
	Fees Earned or
	Paid in Cash	Stock Awards	Total
Name	($) (1)	($) (2)	($) (3)
Marilyn A. Alexander	94,221	149,979	244,200
Peter Arkley	88,421	149,979	238,400
Sidney J. Feltenstein	84,221	149,979	234,200
Michael R. Klein	122,621	149,979	272,600
Robert C. Lieber	87,821	149,979	237,800
Raymond R. Oneglia	92,121	149,979	242,100
Dale A. Reiss	114,221	149,979	264,200
Donald D. Snyder	102,921	149,979	252,900
Dickran M. Tevrizian, Jr.	88,121	149,979	238,100

(1)

The amounts in column (b) represent fees paid for annual cash retainer, committee chair retainers, the Lead Independent Director retainer, attendance at board and committee meetings and the $21 difference between the overall value of the stock grant reflected in column (b) and the value of equity retainer of $150,000. The following table presents the cash and equity components of the $80,000 annual cash retainer for the directors who elected to receive a portion of this retainer in shares of the Company’s common stock based on the closing price on the New York Stock Exchange on the date of grant:

	Share			Cash
	Amounts	Price	Value	Payment	Total
Name	#	($)	($)	($)	($)
Robert C. Lieber	3,647	21.93	79,979	21	80,000
Raymond R. Oneglia	1,823	21.93	39,978	40,022	80,000
Dale A. Reiss	1,139	21.93	24,978	55,022	80,000

(2)

The amounts in column (c) present the fair value of the shares granted in 2015.  The fair value of these awards is based on the fair market value on the date of grant in accordance with ASC 718, calculated using the closing price of the Company’s common stock on the New York Stock Exchange on the date of grant.  The 2015 annual stock grant made to each director was based on a fair market value of $21.93, with an overall value of $149,979.

(3)	The amounts in column (d) represent the total of columns (b) and (c).

As of December 31, 2015, none of our non-employee directors had any outstanding equity awards.

In 2012, the Company implemented a policy requiring the NEOs, as well as non-employee directors and other executives designated by the Compensation Committee, to maintain ownership of at least 75% of net shares acquired via grants of equity-based compensation until they are no longer with the Company. As of the most recent measurement date, all NEOs, non-employee directors and other executives so designated by the Compensation Committee were in compliance with this policy.

Stock Ownership Guidelines for Non-Employee Directors

In 2014, the Company implemented a policy requiring stock ownership by non-employee directors. Specifically, the Company’s non-employee directors are subject to stock ownership guidelines which are intended to align their interests with those of our shareholders. Under the guidelines, our non-employee directors must maintain ownership of Tutor Perini stock at a multiple of five times the annual cash retainer. The minimum number of shares guideline is updated annually based on the current cash retainer ($80,000 as of December 31, 2015) and the 12-month trailing average Tutor Perini stock price. Shares owned directly or indirectly, deferred stock units, value of vested but unexercised stock options and unvested RSUs are counted toward the guidelines. Non-employee directors have until the later of fiscal year-end 2015 or five years after becoming a director to comply with the guidelines.

All of our non-employee directors exceeded the stock ownership guidelines, with the exception of Mr. Feltenstein, Mr. Lieber and Ms. Reiss, for whom compliance with the guidelines is not required until November 2018, August 2019, and May 2019, respectively, the five-year anniversary when each became a director.

Director and Officer Indemnification

Our amended and restated articles of organization provide that no director shall be personally liable to us or to our shareholders for monetary damages for breach of fiduciary duty as a director, except for liability for any breach of the director’s duty of loyalty to us or our shareholders, for acts or omissions not in good faith, for acts or omissions involving intentional misconduct or a knowing violation of law or for any transaction from which the director derived an improper personal benefit. Our by-laws provide that our directors and officers will be indemnified against liabilities that arise from their service as directors and officers, subject to certain exceptions. We have obtained insurance which insures our directors and officers against certain losses and which insures us against our obligations to indemnify our directors and officers.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We have adopted a Code of Business Conduct and Ethics for all executive officers, directors, and employees, which addresses potential conflict of interest situations, including related party transactions. Under this Code of Business Conduct and Ethics, any questions involving potential conflict of interest situations are required to be directed to our chief compliance officer, and suspected violations are required to be reported to either the chief compliance officer or the Chair of the Audit Committee. In addition, our Audit Committee is responsible for reviewing and evaluating potential transactions with related parties, and then advising the Board whether such transactions are appropriate.

The transactions described below were reviewed and approved by the Audit Committee and the Board, as applicable, in accordance with our policies involving potential conflict of interest situations. In addition, we believe that the transactions described below were on terms that were at least as favorable to us as we would have expected to negotiate with other unaffiliated third parties at the point in time these transactions were consummated.

Amended Shareholders Agreement

Effective September 8, 2008 upon completion of the merger with Tutor-Saliba, we entered into a shareholders agreement with Mr. Tutor, as the shareholder representative, and each of the former Tutor-Saliba shareholders who became shareholders of Tutor Perini. The shareholders agreement was amended by a first amendment dated September 17, 2010, a second amendment dated June 2, 2011, a third amendment dated September 13, 2011, and a fourth amendment dated March 20, 2013.

Composition of the Board of Directors

The Amended Shareholders Agreement provides that the shareholder representative has the right to designate two nominees for election to the Board for so long as the Tutor Group owns at least 22.5% of the outstanding shares of Common Stock and one nominee if the Tutor Group owns less than 22.5% but more than 11.25% of the outstanding shares of Common Stock. Mr. Tutor elected to exercise his right to designate one nominee to the Board when he designated Mr. Feltenstein for nomination and election to the Board. In addition, for so long as Mr. Tutor serves as the Chief Executive Officer of Tutor Perini, he will be nominated for election to the Board. At each meeting of shareholders at which directors are to be elected, we have agreed to nominate for election to the Board and recommend the election of the shareholder representative’s designees and Mr. Tutor (as long as he serves as our Chief Executive Officer), subject to certain limitations to comply with law, governance requirements or eligibility for listing on a securities exchange or if a nominee is deemed to be unfit to serve as a director of an NYSE-listed company or otherwise does not meet applicable eligibility criteria.

Registration Rights

Pursuant to the Amended Shareholders Agreement, Tutor Perini has agreed to give the Tutor Group certain registration rights with respect to the shares of the Common Stock acquired pursuant to the merger. After March 8, 2009, subject to the continuing effect of the transfer restrictions set forth in the Amended Shareholders Agreement noted above, the shareholder representative may require Tutor Perini, on up to three occasions, to register shares of Common Stock issued to the Tutor Group in connection with the merger for resale under the Securities Act in an underwritten offering. Tutor Perini is responsible for paying the expenses of any such registration.

If we propose to register any securities under the Securities Act, each member of the Tutor Group must receive notice of the registration and the opportunity to include its shares of the Common Stock in the registration. These “piggyback registration” rights are subject to customary conditions and limitations, including the right of the underwriters of an offering to limit the number of shares included in such registration and Tutor Perini’s right not to effect a requested registration. Tutor Perini is responsible for paying the expenses of any such registration.

Leased Property

We lease certain facilities from an entity owned by Mr. Tutor at market lease rates. Under these leases we paid $2.7 million and recognized expense of $3.2 million for the year ended December 31, 2015. Our participation in these lease agreements was reviewed and approved by the Audit Committee in accordance with the Company’s Code of Business Conduct and Ethics.

O&G Joint Ventures

Raymond R. Oneglia, Vice Chairman of O&G Industries, Inc. (“O&G”), is one of our directors. As of December 31, 2015, O&G owned 500,000 shares of our Common Stock. We formed a joint venture with O&G to provide contracting services for a highway construction project. O&G provides equipment and services to the joint venture on customary trade terms. The joint venture paid O&G $10.7 million for the year ended December 31, 2015. We have a 30% percent interest in the joint venture, which we account for using the proportionate consolidation method. Our participation in this joint venture was reviewed and approved by the Audit Committee in accordance with the Company’s Code of Business Conduct and Ethics.

Alliant Insurance Services, Inc.

Peter Arkley, Senior Managing Director, Construction Services Group, of Alliant Insurance Services, Inc. (“Alliant”), is one of our directors.  We use Alliant for various insurance related services and have paid Alliant $9.8 million for the year ended December 31, 2015. The Company owed Alliant $7.5 million for services rendered as of December 31, 2015. Pursuant to the Company’s Code of Business Conduct and Ethics, the Audit Committee has approved the use of Alliant for the Company’s insurance services.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Compensation Committee has served as one of our officers or employees at any time. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board or compensation committee of any entity that has one or more executive officers serving on our Board or Compensation Committee. No member of the Compensation Committee, other than Peter Arkley, had any relationship requiring disclosure under Item 404 of Regulation S-K. Mr. Arkley is Senior Managing Director, Construction Services Group, of Alliant. We use Alliant for various insurance related services and have paid Alliant $9.8 million for the year ended December 31, 2015. The Company owed Alliant $7.5 million for services rendered as of December 31, 2015. Our use of Alliant’s various insurance related services were reviewed and approved by the Audit Committee in accordance with the Company’s Code of Business Conduct and Ethics, as noted above.

OWNERSHIP OF COMMON STOCK BY DIRECTORS, EXECUTIVE OFFICERS AND PRINCIPAL SHAREHOLDERS

The following table sets forth certain information concerning beneficial ownership as of March 31, 2016 of the Common Stock by each director and nominee, each executive officer named in the summary compensation table, all directors and executive officers as a group and all persons we know to hold in excess of 5% of the Common Stock.

In preparing the following table, we relied upon statements filed with the SEC by beneficial owners of more than 5% of the outstanding shares of the Common Stock pursuant to Section 13(d) or 13(g) of the Exchange Act, unless we knew or had reason to believe that the information contained in such statements was not complete or accurate, in which case we relied upon information which we considered to be accurate and complete. Unless otherwise indicated, the address of each of the individuals and entities named below is: c/o Tutor Perini Corporation, 15901 Olden Street, Sylmar, California 91342.

Name of Beneficial Owner	Amount of Common Stock Beneficially Owned (1)		Percent of Common Stock Beneficially Owned (2)

Named Executive Officers
Ronald N. Tutor	9,806,375	(3)(4)	19.6%
James A. Frost	597,226	(5)	*
Craig W. Shaw	146,731		*
Michael J. Kershaw	30,863		*
Gary G. Smalley	—		*

Non-Employee Directors
Raymond R. Oneglia	552,929	(6)	*
Michael R. Klein	440,883		*
Peter Arkley	41,710		*
Dickran M. Tevrizian, Jr.	39,346		*
Donald D. Snyder	28,920		*
Marilyn A. Alexander	26,703		*
Sidney J. Feltenstein	13,346		*
Dale A. Reiss	12,807		*
Robert C. Lieber	14,578		*

All Directors and Executive Officers as a Group (16 persons)	11,752,417		23.4%

Beneficial Ownership of 5% or More
Ronald N. Tutor	9,806,375	(3)(4)	19.6%
Dimensional Fund Advisors LP	4,116,970	(7)	8.4%
Barrow, Hanley, Mewhinney & Strauss, LLC	3,540,890	(8)	7.2%
Hotchkis and Wiley Capital Management, LLC	2,605,433	(9)	5.3%
The Vanguard Group, Inc.	2,596,448	(10)	5.3%

*Less than 1%.

(1)

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of Common Stock and stock options that are currently exercisable or exercisable within 60 days of March 31, 2016 are deemed to be beneficially owned by the person holding such options. Messrs. Tutor, Frost and Shaw have 975,000,  150,000 and 50,000, respectively, which are exercisable within 60 days of March 31, 2016.

(2)

The percent ownership for each shareholder on March 31, 2016 is calculated by dividing (i) the total number of shares beneficially owned by the shareholder by (ii) 49,072,710 shares (the total number of shares outstanding on March 31, 2016) plus any shares that may be acquired (including upon exercise of stock options or vesting of restricted stock units) by that person currently or within 60 days after March 31, 2016.

(3)

Based on 5,798,120 shares held by Ronald N. Tutor Separate Property Trust, 1,533,255 shares held by Ronald N. Tutor 2009 Dynasty Trust, 1,500,000 shares held by the Ronald N. Tutor Marital Property Trust, and 975,000 stock options exercisable within 60 days of March 31, 2016. All trusts are controlled by Mr. Tutor and parties to the Amended Shareholders Agreement; see “Amended Shareholders Agreement” on page 40. The address for Mr. Tutor is 15901 Olden Street, Sylmar, CA 91342.

(4)	Includes 4,500,000 shares that have been pledged as collateral for a line of credit.
(5)	Includes 447,226 shares that have been pledged as collateral for loans.
(6)

Includes 500,000 shares owned by O&G for which Mr. Oneglia serves as the Vice Chairman and as a director and 500 shares owned by Raymond A. Oneglia Trust (Mr. Oneglia’s father). Mr. Oneglia disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein.

(7)

Based on Schedule 13G/A filed with the SEC on February 9, 2016 by Dimensional Fund Advisors LP (“Dimensional”), which indicates that as of December 31, 2015, Dimensional had (i) sole voting power relative to 4,029,346 shares, (ii) shared voting power relative to 0 shares, (iii) sole dispositive power relative to 4,116,970 shares and (iv) shared dispositive power relative to 0 shares. The address of Dimensional is Building One, 6300 Bee Cave Road, Austin, TX 78746.

(8)

Based on Schedule 13G filed with the SEC on February 2, 2016 by Barrow, Hanley, Mewhinney & Strauss, LLC (“Barrow Hanley”), which indicates that as of December 31, 2015, Barrow Hanley had (i) sole voting power relative to 1,925,062 shares, (ii) shared voting power relative to 1,615,828 shares, (iii) sole dispositive power relative to 3,540,890 shares and (iv) shared dispositive power relative to 0 shares. The address of Barrow Hanley is 2200 Ross Avenue, 31st Floor, Dallas, TX 75201-2761.

(9)

Based on Schedule 13G filed with the SEC on February 12, 2016 by Hotchkis & Wiley Capital Management, LLC (“Hotchkis & Wiley”), which indicates that as of December 31, 2015, Hotchkis & Wiley had (i) sole voting power relative to 2,170,933 shares, (ii) shared voting power relative to 0 shares, (iii) sole dispositive power relative to 2,605,433 shares and (iv) shared dispositive power relative to 0 shares. The address of Hotchkis & Wiley is 725 S. Figueroa Street, 39th Fl, Los Angeles, CA 90017.

(10)

Based on Schedule 13G filed with the SEC on February 10, 2016 by Vanguard Group, Inc. (“Vanguard”), which indicates that as of December 31, 2015, Vanguard had (i) sole voting power relative to 47,528 shares, (ii) shared voting power relative to 4,700 shares, (iii) sole dispositive power relative to 2,546,320 shares and (iv) shared dispositive power relative to 50,128 shares. The address for Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers (as defined in regulations issued by the SEC) and directors, and persons who own more than ten percent of a registered class of Tutor Perini’s equity securities, to file initial reports of ownership and reports of changes in ownership of the Common Stock (including options and warrants to acquire Common Stock) with the SEC. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. Based on our records and other information, we believe that our officers, directors and beneficial owners of more than 10% of our total outstanding shares of Common Stock who are required to file reports under Section 16(a) of the Securities Exchange Act of 1934 reported all transactions in shares of our Common Stock and derivative securities (including options and warrants to acquire Common Stock), on a timely basis during the year ended December 31, 2015.

Performance Graph

The following graph compares the cumulative 5-year total return to shareholders on our Common Stock relative to the cumulative total returns of the NYSE Composite Index and the Dow Jones Heavy Construction Index (“DJ Heavy Construction Index”). We selected the DJ Heavy Construction Index because we believe the index reflects the market conditions within the industry in which we primarily operate. The comparison of total return on investment, defined as the change in year-end stock price plus reinvested dividends, for each of the periods assumes that $100 was invested on December 31, 2010, in each of our Common Stock, the NYSE and the DJ Heavy Construction Index, with investment weighted on the basis of market capitalization.

The comparisons in the following graph are based on historical data and are not intended to forecast the possible future performance of our Common Stock.

COMPARISON OF CUMULATIVE TOTAL RETURN
Tutor Perini Corp
NYSE Composite Index
DJ Heavy Construction Index
$150
$125
$100
$75
$50
$25
$0
2010
2011
2012
2013
2014
2015

	Fiscal year Ending December 31,
	2010	2011	2012	2013	2014	2015
Tutor Perini Corp.	100.00	57.64	63.99	122.84	112.42	78.19
NYSE Composite Index	100.00	93.89	106.02	130.59	136.10	127.37
DJ Heavy Construction Index	100.00	82.13	99.22	129.68	96.09	84.45

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF AUDITORS

Our Audit Committee has selected the firm of Deloitte & Touche LLP, independent registered public accounting firm, as our auditors for the fiscal year ending December 31, 2016. Although shareholder approval of the selection of Deloitte & Touche LLP is not required by law, the Board believes that it is advisable to give shareholders an opportunity to ratify this selection. If this proposal is not approved by our shareholders at the 2016 Annual Meeting, our Audit Committee will reconsider their selection of Deloitte & Touche LLP. Deloitte & Touche LLP has been our independent registered public accounting firm since 2002. Representatives of Deloitte & Touche LLP will be present at the 2016 Annual Meeting of Shareholders, will have the opportunity to make a statement, if they so desire, and will be available to answer appropriate questions.

FEES PAID TO AUDIT FIRM

During the years ended December 31, 2015 and 2014, we retained Deloitte & Touche, LLP to provide services in the following categories and amounts:

	2015	2014
Audit Fees	$3,646,225	$3,611,573
Audit-Related Fees(1)	55,125	53,650
Tax Fees(2)	145,000	359,114
Total Fees	$3,846,350	$4,024,337

(1)	Audit-related fees were primarily for assurance services and services that are not required by statute or regulation.
(2)	Consists of fees for tax consulting services, including evaluation of recently issued regulations as well as the Company’s qualifications for certain tax benefits.

Pre-Approval Policy for Services Provided by our Independent Registered Public Accounting Firm

The Audit Committee has established a policy to pre-approve all permissible audit and non-audit services provided by our independent registered public accounting firm consistent with applicable SEC rules. Our independent registered public accounting firm is generally prohibited from performing any management consulting projects. Our independent registered public accounting firm is also prohibited from providing tax consulting services relating to transactions or proposals in which the sole purpose may be tax avoidance or for which the tax treatment may not be supported by the Internal Revenue Code. Prior to the engagement of our independent registered public accounting firm for the next year’s audit, management submits an aggregate of services expected to be rendered during that year for each of the categories of services described above to the Audit Committee for approval. Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted by category of service and the Audit Committee receives periodic reports from management and our independent registered public accounting firm on actual fees versus the budget by category of service. During the year, circumstances may arise when it may become necessary to engage our independent registered public accounting firm for additional services not contemplated in the pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging our independent registered public accounting firm.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated is required to report, for informational purposes, any pre-approval decisions to the Audit Committee at its next regularly scheduled meeting.

THE TUTOR PERINI BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS FOR TUTOR PERINI FOR THE FISCAL YEAR ENDING DECEMBER 31, 2016.

PROPOSAL 3:  AMENDMENT AND RESTATEMENT OF BY-LAWS TO MODIFY INDEMNIFICATION AND OTHER PROVISIONS

The Board has approved an amendment and restatement of our by-laws to modify indemnification provisions, reduce the shareholder threshold required to call special meetings and modify other provisions to reflect best practice based on the Massachusetts Business Corporation Act. The proposed amendments are set forth in the Amended and Restated By-Laws attached as Appendix A to this proxy statement and are summarized below. This summary is qualified in its entirety by reference to Appendix A, which is incorporated herein by reference. The Board recommends that our shareholders approve these proposed amendments. If these amendments to our by-laws are not approved, the current by-laws will remain in effect, subject to the right of the Board to approve amendments not required to be approved by shareholders, including the “Other proposed amendments” listed below.

Amendments Relating to Indemnification

Current By-Laws

Our by-laws currently require the Company to indemnify our directors and officers against expenses incurred by them in connection with any proceeding in which they are involved as a result of serving in their role with the Company, except in the case of actions in which they are determined not to have acted in good faith and in the reasonable belief that their actions were in the best interest of the Company, or with respect to a criminal matter, if they had reasonable cause to believe that their conduct was unlawful.  However, the bylaws do not require indemnification for liabilities other than expenses, and no indemnification may be provided for any director or officer with respect to actions by the Company or shareholder derivative lawsuits in which he or she is determined to be liable to the Company. The by-laws specify that they do not limit the power of the Company to indemnify our officers and directors to the full extent permitted by law, but such indemnification is not mandatory, and would not be permitted in the case of actions by the Company or shareholder derivative lawsuits, except to the limited extent set forth in our current by-laws.

Proposed Amendments

The proposed amendments would expand the mandatory indemnification of our directors and officers to the fullest extent authorized by Massachusetts law.  The Company would also be required to indemnify employees serving in any capacity with respect to employee benefit plans.

•

Indemnification would be provided against all liabilities and expenses, including judgments, fines, penalties, settlement amounts and legal fees. No indemnification would be provided with respect to any matter in which an indemnitee is determined not to have acted in good faith in the reasonable belief that his action was in the best interests of the Company or, to the extent the matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of the employee benefit plan.

•

Eligibility for indemnification for actions by the Company and shareholder derivative lawsuits would be based on the same standard as any other claim, and unlike the current bylaws would not be limited to expenses incurred.

•

The Company would be required to advance expenses incurred by the indemnitee in defending an action in advance of its final disposition, subject to an undertaking by the indemnitee to repay such amount in the event he or she is determined not to be eligible for indemnification.

The Board believes that highly competent persons are reluctant to serve corporations as directors or officers or in other capacities unless they are provided with adequate protection through insurance or adequate indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of the corporation. The Board believes that it is accordingly reasonable, prudent and necessary for the Company’s indemnification of its officers and directors to be provided to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified. The proposed amendments affect necessary changes to the Company’s by-laws to ensure that the Company’s indemnification of its directors and officers meets this standard. Under Section 12(e) of our by-laws, amendments relating to the indemnification of our directors may only be made with the approval of our shareholders.

Other Proposed Amendments

The table below summarizes additional amendments to our by-laws, including how the proposed amendments compare to the current by-laws. The Board is seeking shareholder approval for these provisions even though pursuant to the by-laws these amendments could be effected by the Board without shareholder approval. The first amendment lowers the threshold required to call a special meeting and is in response to feedback received in our shareholder outreach program. The other amendments are being proposed because the Board believes that they reflect best practice based on the Massachusetts Business Corporation Act.

Section	Current Provision	Proposed Provision
2.3

The shareholder threshold for calling special meetings of shareholders is 40% of the capital stock entitled to vote; the by-law does not specify that the shareholders’ application of meeting must specify the purpose.

The shareholder threshold for calling special meetings of shareholders would be reduced to 25%, such request to be made pursuant to an application that describes the purpose for which the meeting is to be held.

2.4	Adjourned sessions of shareholder meetings must be held in the same city or town as the initial session, or within Massachusetts.	Adjourned sessions of shareholder meetings need not be held in the same place as the initial session, or within Massachusetts.
2.5	A minimum of 10 days is required for notice of shareholder meetings.	The minimum number of days for notice of shareholder meetings was reduced to seven days.
2.5	Notice of shareholder meetings is required to be given in person or by mail.

Notice may be given for all purposes under the by-laws using a variety of different methods consistent with today’s delivery options, including by telephone, voice mail, electronic means, mail, messenger or delivery service. In some circumstances, notice may be given by publication.

2.6	Quorums are determined based on shares entitled to vote at the meeting.	Quorums are based on voting groups and will be determined for each matter coming before the meeting.
2.8	Fractional share voting not specified.	Fractional shares are entitled to a proportional vote.
2.11	Proxies are valid only for six months from the date granted.	Proxies are valid for up to 11 months.
3.8	Action of directors by written consent must be signed in writing.	Action of directors by written consent may be delivered by electronic transmission.
8.3	Record dates for shareholder meetings and for other actions may not be more than 60 days in advance of the meeting or other action. The record date is valid at any adjournment of the meeting.

Record dates for shareholder meetings and for other actions may not be more than 70 days in advance of the meeting or other action. The record date is effective for any adjournment unless the Board fixes a new record date, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the annual meeting.

10.2	The right of a shareholder to inspect and copy records of the Company is not expressly restricted in the case of material non-public information.	The right of a shareholder to inspect and copy records of the Company may be restricted in the case of material non-public information.

Effectiveness of Amendment and Restatement

If approved at the 2016 Annual Meeting, the amendment and restatement of our by-laws would be effective upon such approval.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL TO AMEND AND RESTATE OUR BY-LAWS.

PROPOSAL 4: ADVISORY (NON-BINDING) VOTE ON TUTOR PERINI’S EXECUTIVE COMPENSATION

Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) requires that the Company seek a non-binding advisory vote from its shareholder to approve the compensation of our NEOs as disclosed in the Compensation Discussion and Analysis (“CD&A”) and tabular disclosures of this proxy statement.

As described in detail in the CD&A, we seek to provide our executives with appropriate incentives to drive the success of our business. We strive to design programs that are performance-based and that encourage executives to further the overall business strategy of the company. We provide compensation that is competitive to retain high-quality executives to produce successful results for shareholders.

The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our NEOs, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC, including the CD&A and the related tables and narrative disclosures. We believe that the Company’s NEO compensation program has been effective at appropriately aligning pay and performance and in enabling the Company to attract and retain very talented executives within our industry.

The vote on this resolution is advisory and therefore not binding on the Company, the Compensation Committee or the Board. Although the vote is non-binding, the Compensation Committee will review the voting results in connection with the on-going evaluation of the Company’s executive compensation program.

THE TUTOR PERINI BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS SHAREHOLDERS VOTE “FOR” THE FOLLOWING RESOLUTION:

“RESOLVED, that the shareholders approve the compensation awarded by the Company to the Named Executive Officers, as described in the CD&A, tabular disclosures, and other narrative executive compensation disclosures in this proxy statement as required by the rules of the Securities and Exchange Commission.”

SHAREHOLDER PROPOSALS FOR 2017 ANNUAL MEETING

Any proposal of a shareholder submitted pursuant to Exchange Act Rule 14a-8 for inclusion in Tutor Perini’s proxy statement and form of proxy for its 2017 Annual Meeting of Shareholders must be received by Tutor Perini on or before December 16, 2016 in order to be considered for inclusion in its proxy statement and form of proxy. If the 2017 Annual Meeting of Shareholders is advanced or delayed by more than 30 calendar days from May 25, 2017, Tutor Perini will inform shareholders of such change and the new dates for submitting shareholder proposals for inclusion in the 2017 Annual Meeting of Shareholders proxy statement. Such proposals must comply with the requirements as to form and substance established by the SEC if such proposals are to be included in the proxy statement and form of proxy. Any such proposal should be mailed to: Tutor Perini Corporation, 15901 Olden Street, Sylmar, California 91342, Attention: Corporate Secretary.

Tutor Perini’s by-laws require that Tutor Perini be given advance written notice of matters that shareholders wish to present for action at an annual meeting of shareholders (other than matters included in Tutor Perini’s proxy materials in accordance with Rule 14a-8 under the Exchange Act). Any proposal of a shareholder intended to be presented at Tutor Perini’s 2017 Annual Meeting of Shareholders, other than shareholder proposals submitted pursuant to Exchange Act Rule 14a-8, must be received by us no earlier than November 27, 2016, nor later than March 12, 2017. If the 2017 Annual Meeting of Shareholders is advanced by more than 7 calendar days from May 25, 2017, Tutor Perini will inform shareholders of such change and the new dates for submitting shareholder proposals pursuant to the Tutor Perini by-laws (other than shareholder proposals submitted pursuant to Exchange Act Rule 14a-8) for presentation at the 2017 Annual Meeting of Shareholders. If a shareholder fails to provide timely notice of a proposal to be presented at the 2017 Annual Meeting of Shareholders, the proxies designated by the Board will have discretionary authority to vote on any such proposal that may come before the meeting. In addition, shareholder proposals must comply with the requirements of our by-laws. Any such proposal should be mailed to: Tutor Perini Corporation, 15901 Olden Street, Sylmar, California 91342, Attention: Corporate Secretary.

Please see “Nominations for Director” on page 9 for a description of the requirements for submitting a candidate for nomination as a director at the 2017 Annual Meeting of Shareholders.

OTHER MATTERS

The Board knows of no other matters that are likely to be brought before the meeting. However, if any other matters of which the Board is not aware are presented to the meeting for action, it is the intention of the persons named in the accompanying form of proxy to vote said proxy in accordance with their judgment on such matters.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding.” This means that only one copy of our Notice of Internet Availability of Proxy Materials may have been sent to multiple shareholders in your household. We will promptly deliver a separate copy to you if you call or write us at the following address or telephone number: Tutor Perini Corporation, 15901 Olden Street, Sylmar, California 91342, Attention: Corporate Secretary, (818) 362-8391. If you want to receive separate copies of the Notice of Internet Availability of Proxy Materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and telephone number.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

Tutor Perini files annual, quarterly, and current reports, proxy statements and other information with the SEC. You may read and copy any reports, proxy statements or other information that we file with the SEC at the following location:

Public Reference Room

100 F. Street, N.E.

Washington, D.C. 20549

Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You may also obtain copies of reports, proxy statements or other information concerning us, including any document incorporated by reference in this proxy statement, without charge, by written or telephonic request directed to us at Tutor Perini Corporation, 15901 Olden Street, Sylmar, California 91342, Attention: Corporate Secretary, (818) 362-8391. If you would like to request documents, please do so by May 17, 2016 in order to receive them before the Annual Meeting of Shareholders on May 25, 2016.

APPENDIX A

~~SECOND~~THIRD AMENDED AND RESTATED
BY-LAWS

OF

TUTOR PERINI CORPORATION

As amended through ________, 2016

i

SECTION 5. Resignations and Removals		10

SECTION 6. Vacancies		11

SECTION 7. Capital Stock		11
7.1	Number and Par Value	11
7.2	Fractional Shares	11
7.3	Stock Certificates	11
7.4	Uncertificated Shares	12
7.5	Loss of Certificates	12

SECTION 8. Transfer of Shares of Stock		12
8.1	Transfer on Books	12
8.2	Record Holder	12
8.3	Record Date	12

SECTION 9. Indemnification of Directors and Officers		13
9.1	Actions, Suits and Proceedings	13
9.2	Settlements	13
9.3	Notification and Defense of Claim	14
9.4	Advance of Expenses	14
9.5	Partial Indemnity	15
9.6	Rights Not Exclusive	15
9.7	Insurance	15
9.8	Insurance Offset	15
9.9	Amendment	15
9.10	Mergers, etc	15
9.11	Savings Clause	16
9.12	Definitions	16

SECTION 10. Corporate Records		16
10.1	Records to be Kept	16
10.2	Inspection of Records by Shareholders	17
10.3	Scope of Inspection Right	18
10.4	Inspection of Records by Directors	18

SECTION 11. Miscellaneous		18
11.1	Corporate Seal	18
11.2	Execution of Papers	18
11.3	Voting of Securities	19
11.4	Fiscal Year	19
11.5	Control Share Acquisition	19

SECTION 12. Amendments		19

SECTION 13. Manner of Notice		19

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THIRD AMENDED AND RESTATED
BY-LAWS OF TUTOR PERINI CORPORATION

As amended through ~~November 18~~________,  ~~2009~~2016

SECTION 1.  Articles of Organization

These  ~~Second~~Third Amended and Restated By-Laws (“By-Laws”) shall be subject to the provisions of the ~~articles of organization~~Articles of Organization of the corporation, as amended and in effect from time to time.

SECTION 2.  Shareholders

2.1Annual Meeting.  The annual meeting of the shareholders shall be held within six (6) months after the end of the fiscal year of the corporation, at the hour, date and place which is fixed by the board of directors, the chairman of the board or the president.

2.2Special Meeting in Place of Annual Meeting.  If no annual meeting has been held in accordance with the foregoing provisions, a special meeting of the shareholders may be held in place thereof, and any action taken at such special meeting shall have the same force and effect as if taken at the annual meeting and in such case all references in these By-Laws to the annual meeting of the shareholders shall be deemed to refer to such special meeting.  Any such special meeting shall be called as provided in Section 2.3.

2.3Special Meetings.  Special meetings of shareholders may be called by the chairman of the board, by the president or by the board of directors.  Special meetings shall be called by the ~~clerk~~secretary, or in case of the death, absence, incapacity or refusal of the ~~clerk~~secretary, by any other officer, upon written application of one or more shareholders who hold at least ~~forty~~twenty-five percent (~~40~~25%) in interest of the capital stock entitled to vote at such meeting describing the purposes for which it is to be held.

2.4Place of Meetings.  Meetings of the shareholders may be held anywhere within the United States at such place as shall be fixed by the chairman of the board, the president or the directors. ~~Any adjourned session of any meeting of the shareholders shall be held at the same city or town as the initial session, or within Massachusetts, in either case at the place designated in the vote of adjournment.~~

2.5Notice of Meetings.  A written notice of each meeting of shareholders, stating the place, date and hour and the purposes of the meeting, shall be given ~~at least ten~~no fewer than seven (~~10~~7) but no more than sixty (60) days before the meeting to each shareholder entitled to vote thereat and to each shareholder who, by law, by the ~~articles of organization or by~~Articles of Organization or these By-Laws, is entitled to notice~~, by leaving such notice with him or at his residence or usual place of business, or by mailing it, postage prepaid, and addressed to such shareholder at his address as it appears in the records of the corporation. Such notice shall be given by the clerk or an assistant clerk or by the secretary or an assistant secretary~~.  All notices to shareholders shall conform to the requirements of Section 13 of these Bylaws.  No notice of any meeting of shareholders need be given to a

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shareholder if a written waiver of notice, executed before or after the ~~meeting~~date and time specified in the notice by such shareholder or his attorney thereunto duly authorized, is filed with the records of the meeting.

2.6Quorum of Shareholders.  ~~At any meeting~~

(a)~~of the shareholders, a quorum shall consist of a majority in interest of all stock issued and outstanding and entitled to vote at the meeting; except that if two (2)~~Unless otherwise provided by law, or in the Articles of Organization, these By-Laws or, to the extent authorized by law, a resolution of the Board of Directors requiring satisfaction of a greater quorum requirement for any voting group, a majority of the votes entitled to be cast on a matter by a voting group constitutes a quorum of that voting group for action on that matter.  As used in these By-Laws, a voting group includes all shares of one or more classes or series ~~of stock~~that, under the Articles of Organization or the Massachusetts Business Corporation Act, as in effect from time to time (the “MBCA”), are entitled to vote ~~as separate classes or series, then in the case of each such class or series a quorum shall consist of a majority in interest of all stock of that class or series issued and outstanding; and except when a larger quorum is required by law, by the articles of organization or by these By-Laws. Stock owned directly or indirectly by the corporation, if any, shall not be deemed outstanding for this purpose. Any meeting may be adjourned from time to time by a majority of the votes properly cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.~~and to be counted together collectively on a matter at a meeting of shareholders.

(b)A share once represented for any purpose at a meeting is deemed present for quorum purposes of the remainder of the meeting and for any adjournment of that meeting unless (1) the shareholder attends solely to object to lack of notice, defective notice or the conduct of the meeting on other grounds and does not vote the shares or otherwise consent that they are to be deemed present, or (2) in the case of an adjournment, a new record date is or shall be set for that adjourned meeting

2.7Action by Vote.  ~~When~~ If a quorum ~~is present at any meeting, a plurality of the votes properly cast for election to any office shall elect to such office, and a majority of the votes properly cast upon any question other than an election to an office shall decide the question, except when a larger vote is required by law, by the articles of organization or by these By-Laws. No ballot shall be required for any election unless requested by a shareholder present or represented at the meeting and~~of a voting group exists, favorable action on a matter, other than the election of a member of the Board of Directors, is taken by a voting group if the votes cast within the group favoring the action exceed the votes cast opposing the action, unless a greater number of affirmative votes is required by law, the Articles of Organization, these By-Laws or, to the extent authorized by law, a resolution of the Board of Directors requiring receipt of a greater affirmative vote of the shareholders, including more separate voting groups.  If a quorum of a voting group exists, directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election.

2.8Voting.  Except as ~~otherwise~~ provided in ~~the articles of organization,~~this Section 2.8 or unless the Articles of Organization provide otherwise, each outstanding share, regardless of class, is entitled to one vote on each matter voted on at a shareholders’ meeting.

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Only shares are entitled to vote ~~shall have one (1) vote for each share of stock entitled to vote held by them of record according to the records of the corporation. The corporation shall not, directly or indirectly, vote any share of its own stock.~~, and each fractional share, if any, is entitled to a proportional vote.  Absent special circumstances, the shares of the corporation are not entitled to vote if they are owned, directly or indirectly, by another entity of which the corporation owns, directly or indirectly, a majority of the voting interests; provided, however, that nothing in these Bylaws shall limit the power of the corporation to vote any shares held by it, directly or indirectly, in a fiduciary capacity.  Unless the Articles of Organization provide otherwise, redeemable shares are not entitled to vote after notice of redemption is given to the holders and a sum sufficient to redeem the shares has been deposited with a bank, trust company or other financial institution under an irrevocable obligation to pay the holders the redemption price upon surrender of the shares.

2.9Matters to be considered at Annual Meeting.    At an annual meeting of shareholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before the annual meeting (a) by, or at the direction of, a majority of the board of directors or (b) by any holder of record (both as of the time notice of such proposal is given by the shareholder as set forth below and as of the record date for the annual meeting in question) of any shares of the corporation’s capital stock entitled to vote at such annual meeting who complies with the procedures set forth in this Section 2.9.  For a proposal to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the  ~~clerk~~secretary of the corporation, and such shareholder or his representative must be present in person at the annual meeting.  To be timely, a shareholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the corporation not less than seventy-five (75) days nor more than one hundred eighty (180) days prior to the anniversary of the annual meeting immediately preceding the annual meeting at which the proposal is proposed to be acted upon (the “Anniversary Date”); provided,  however, that if the annual meeting in any year is scheduled to be held on a day which is more than seven (7) days earlier than the Anniversary Date, then notice by a shareholder to be timely must be so delivered or received not later than the close of business on (a) on the twentieth (20th) day following the earlier of (i) the day on which such notice of the date of the annual meeting is mailed or (ii) the day on which public disclosure of the date of the annual meeting is made, or (b) if such date of notice or public disclosure occurs more than seventy-five (75) days prior to the

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scheduled date of such meeting, then the later of (i) the twentieth (20th) day following the first to occur of such notice or such public disclosure or (ii) the seventy-fifth (75th) day prior to such scheduled date of such meeting.  A shareholder’s notice to the ~~clerk~~secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the corporation’s stock transfer books, of the shareholder proposing such business and of the beneficial owners (if any) of the stock registered in such shareholder’s name and the name and address of other shareholders known by such shareholder to be supporting such proposal on the date of such shareholder’s notice, (c) the class and number of shares of the corporation’s capital stock which are beneficially owned by the shareholder and such beneficial owners (if any) on the

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date of such shareholder’s notice and by any other shareholders known by such shareholder to be supporting such proposal on the date of such ~~shareholder's~~shareholder’s notice, and (d) any financial interest of the shareholder in such proposal.

If the board of directors, or a designated committee thereof, determines that any shareholder proposal was not timely made in accordance with the terms of this Section 2.9, such proposal shall not be presented for action at the annual meeting in question.  If the board of directors, or a designated committee thereof, determines that the information provided in a shareholder’s notice does not satisfy the informational requirements of this section in any material respect, the  ~~clerk~~secretary of the corporation shall promptly notify such shareholder of the deficiency in the notice.  Such shareholder shall have an opportunity to cure the deficiency by providing additional information to the ~~clerk~~secretary within such period of time, not to exceed five (5) days from the date such deficiency notice is given to the shareholder, as the board of directors or such committee shall reasonably determine.  If the deficiency is not cured within such period, or if the board of directors or such committee determines that the additional information provided by the shareholder, together with the information previously provided, does not satisfy the requirements of this Section 2.9 in any material respect, then such proposal shall not be presented for action at the annual meeting in question.

Notwithstanding the procedure set forth in the preceding paragraph, if neither the board of directors nor such committee makes a determination as to the validity of any shareholder proposal as set forth above, the presiding officer of the annual meeting shall determine and declare at the annual meeting whether the shareholder proposal was made in accordance with the terms of this Section 2.9.  If the presiding officer determines that a shareholder proposal was made in accordance with the terms of this Section 2.9, he shall so declare at the annual meeting.  If the presiding officer determines that a shareholder proposal was not made in accordance with the provisions of this Section 2.9, he shall so declare at the annual meeting and such proposal shall not be acted upon at the annual meeting.

This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors and committees of the board of directors, but in connection with such reports, no new business shall be acted upon at such annual meeting except in accordance with the provisions of this Section 2.9.

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2.10Action by Writing.

(a)Any action to be taken by shareholders may be taken without a meeting if all shareholders entitled to vote on the matter consent to the action by a writing filed with the records of the meetings of shareholders.  Such consent shall be treated for all purposes as a vote at a meeting.  The action shall be evidenced by one or more written consents that describe the action taken, are signed by all such shareholders, bear the date of the signatures of such shareholders, and are delivered to the corporation for inclusion with the records of meetings

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within 60 days of the earliest dated consent delivered to the corporation as required by this Section 2.10.

    ~~2.11 Proxies. Shareholders entitled to vote may vote either in person or by proxy. Any proxy must be in writing and must be filed with the clerk or other person responsible to record the proceedings of the meeting before being voted. No proxy dated more than six (6) months before the meeting named therein shall be valid. Unless otherwise specifically limited by their terms, such proxies shall entitle the holders thereof to vote at the meeting named therein and at any adjournment of such meeting, but no proxy shall be valid after the final adjournment of such meeting. A proxy with respect to stock held in the name of two (2) or more persons shall be valid if executed by any one of them unless, at or prior to exercise of the proxy, the corporation receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger.~~

(b)If action is to be taken pursuant to the consent of voting shareholders without a meeting, the corporation, at least seven days before the action pursuant to the consent is taken, shall give notice, which complies in form with the requirements of Section 13 of these Bylaws, of the action to nonvoting shareholders in any case where such notice would be required by law if the action were to be taken pursuant to a vote by voting shareholders at a meeting.  The notice shall contain, or be accompanied by, the same material that would have been required by law to be sent to shareholders in or with the notice of a meeting at which the action would have been submitted to the shareholders for approval.

2.11Proxies.  A shareholder may vote his or her shares in person or may appoint a proxy to vote or otherwise act for him or her by signing an appointment form, either personally or by his or her attorney-in-fact.  An appointment of a proxy is effective when received by the secretary or other officer or agent authorized to tabulate votes.  Unless otherwise provided in the appointment form, an appointment is valid for a period of 11 months from the date the shareholder signed the form or, if it is undated, from the date of its receipt by the officer or agent.  An appointment of a proxy is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest, as defined in the MBCA.  An appointment made irrevocable is revoked when the interest with which it is coupled is extinguished.  The death or incapacity of the shareholder appointing a proxy shall not affect the right of the corporation to accept the proxy’s authority unless notice of the death or incapacity is received by the secretary or other officer or agent authorized to tabulate votes before the proxy exercises his or her authority under the appointment.  A transferee for value of shares subject to an irrevocable appointment may revoke the appointment if he or she did not know of its existence when he or she acquired the shares and the existence of the irrevocable appointment was not noted conspicuously on the certificate representing the shares or on the information statement for shares without certificates.  Subject to the provisions of Section 7.24 of the MBCA, or any successor Section thereto, and to any express limitation on the proxy’s authority appearing on the face of the appointment form, the Corporation is entitled to accept the proxy’s vote or other action as that of the shareholder making the appointment.

2.12Postponement or Adjournment of Annual or Special Meeting.  The board of directors acting by resolution may postpone and reschedule any previously scheduled annual or special meeting of shareholders.  The presiding officer at all annual or special meetings of

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shareholders shall have the power, among other things, to adjourn such meeting at any time and from time to time, subject to Section 2.6.  The order of business and all other matters of procedure at any meeting of the shareholders shall be determined by the presiding officer.

SECTION 3.  Board of Directors

3.1Election, Number and Qualification.

(a)During any time that the corporation is subject to Section 8.06 of Chapter 156D of the Massachusetts General Laws (“Section 8.06”), (i) the number of directors (which shall not be less than three (3) or less than the number of shareholders, if less than three (3)) shall be determined and increased or decreased from time to time only by vote of the board of directors and (ii) the directors, other than those who may be elected by the holders of any class or series of preferred stock, shall be classified with respect to the term for which they generally hold office, pursuant to the terms of Section 8.06.

(b)During any time that the corporation is not subject to Section 8.06, (i) the number of directors shall be determined and increased or decreased from time to time only by vote of the board of directors, except that the board of directors may be enlarged by the shareholders at any meeting, provided that the vacancies created by such an enlargement shall be filled in accordance with Section 6 and (ii) except as otherwise provided by law, by the ~~articles of organization~~Articles of Organization or by these By-Laws, directors shall hold office until the next annual meeting of shareholders and until their successors are chosen and qualified.

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(c)No director need be a shareholder.  No decrease in the number of directors shall shorten the term of any incumbent director.

3.2Powers; Issuance of Stock.  Except as reserved to the shareholders by law, by the ~~articles of organization~~Articles of Organization or by these By-Laws, the business and affairs of the corporation shall be managed ~~by~~under the direction of the directors, who shall have and may exercise all the powers of the corporation.  In particular, and without limiting the generality of the foregoing, the board of directors shall have the authority to issue or reserve for issue from time to time the whole or any part of the capital stock of the corporation which may be authorized from time to time, to such persons or organizations, for such consideration, whether cash, property, services or expenses, and on such terms as the board of directors may determine, including without limitation the granting of options, warrants, or conversion or other rights to subscribe to said capital stock.

3.3Committees.  The directors may, by vote of a majority of the directors then in office or if greater the number of directors required by the Articles of Organization or By-Laws to take action under Section 8.24 of the MBCA, elect from their number an executive committee and other committees and may by vote delegate to any such committee or committees some or all of the powers of the directors except those which by law, by the ~~articles of organization~~Articles of Organization or by these By-Laws they are prohibited from delegating.

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Except as the directors may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the directors or such rules, its meetings shall be called, notice given or waived, its business conducted, or its action taken as nearly as may be the same manner as is provided by these By-Laws with respect to meetings or for the conduct of business or the taking of action by the directors.  All members of such committees shall hold such offices at the pleasure of the board of directors.  The board of directors may abolish any such committee at any time.  Any committee to which the board of directors delegates any of its powers or duties shall keep records of its meetings and shall report its action to the board of directors.  The board of directors shall have power to rescind any action of any committee, but no such rescission shall have retroactive effect.

3.4Meetings.  Regular meetings of the directors, including the first meeting of the board following the annual meeting of the shareholders, may be held without call or notice at such places and at such times as the directors may from time to time determine, provided that notice of the first regular meeting following any such determination shall be given to absent directors.  Special meetings of the directors may be held at any time and at any place designated in the call of the meeting when called by the chairman of the board, the vice chairman of the board, the president, the treasurer or by the directors, notice thereof being given to each director by the ~~clerk or an assistant clerk or by the~~ secretary or an assistant secretary or by the officer or the directors calling the meeting.  Directors may participate in meetings of the board of directors by means of conference telephone or similar communications equipment by means of which all directors participating in the meeting can hear each other, and participation in a meeting in accordance herewith shall constitute presence in person at such meeting.

3.5Notice.  It shall be sufficient notice to a director to send written notice ~~by mail~~ at least forty-eight (48~~) hours or by telegram at least twenty-four (24~~) hours before the meeting addressed to him at his usual or last known business or residence address or to give notice to him in person or by telephone ~~at~~or electronic transmission at least twenty-four (24) hours before the meeting.  Notice of a meeting need not be given to any director if a written waiver of notice, executed by him before or after the meeting, is

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filed with the records of the meeting, or to any director who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him.  Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.

3.6Quorum.  At any meeting of the directors a majority of the directors then in office shall constitute a quorum.  Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

3.7Action by Vote.  ~~When~~ If a quorum is present ~~at any meeting,~~when a vote is taken, the affirmative vote of a majority of the directors present ~~may take any action~~is the act of the board of directors except when a larger vote is required by law, by the ~~articles of organization~~Articles of Organization or by these By-Laws.

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3.8Action by Writing.  Any action required or permitted to be taken at any meeting of the directors may be taken without a meeting if ~~a written consent thereto is signed by all the directors and such written consent is filed with the records of the meetings of the directors. Such consent shall be treated for all purposes as a vote at a meeting.~~the action is taken by the unanimous consent of the members of the board of directors.  The action must be evidenced by one or more consents describing the action taken, in writing, signed by each director, or delivered to the corporation by electronic transmission, to the address specified by the corporation for the purpose or, if no address has been specified, to the principal office of the corporation, addressed to the Secretary or other officer or agent having custody of the records of proceedings of directors, and included in the minutes or filed with the corporate records reflecting the action taken.  Action taken under this Section 3.8 is effective when the last Director signs or delivers the consent, unless the consent specifies a different effective date.  A consent signed or delivered under this Section 3.8 has the effect of a meeting vote and may be described as such in any document.

3.9Nomination of Directors.  Nominations of candidates for election as directors of the corporation at any annual meeting of shareholders may be made (a) by, or at the direction of, a majority of the board of directors or (b) by any holder of record (both as of the time notice of such nomination is given by the shareholder as set forth below and as of the record date for the annual meeting in question) of any shares of the corporation’s capital stock entitled to vote at such meeting who complies with the procedures set forth in this Section 3.9.  Any shareholder who seeks to make such a nomination, or his representative, must be present in person at the annual meeting.  Only persons nominated in accordance with the procedures set forth in this Section 3.9 shall be eligible for election as directors at an annual meeting of shareholders.

Nominations, other than those made by, or at the direction of, the board of directors, shall be made pursuant to timely notice in writing to the  ~~clerk~~secretary of the corporation as set forth in this Section 3.9.  To be timely, a shareholder’s notice shall be delivered to, or mailed and received at, the principal executive offices of the corporation not less than seventy-five (75) days nor more than one hundred eighty (180) days prior to the Anniversary Date; provided,  however, that if the annual meeting in any year is scheduled to be held on a day which is more than seven (7) days earlier than the Anniversary Date then notice by a shareholder to be timely must be so delivered or received not later than the close of business on (a) the twentieth (20th) day following the earlier of (i) the day on which such notice of the date of the annual meeting is mailed or (ii) the day on which public disclosure of the date of the annual meeting is made, or (b) if such date of notice or public disclosure occurs more than seventy-five (75) days prior to the scheduled date of such meeting, then the later of (i) the twentieth (20th) day following the first to occur of such notice or such public disclosure or (ii) the seventy-fifth (75th) day prior to such scheduled date of such meeting.  Such shareholder’s notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person for the past five years and (iii) the class and number of shares of the corporation’s capital stock which are beneficially owned by such person on the date of such

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shareholder notice and (b) as to the shareholder giving the notice (i) the name and address, as they appear on the corporation’s stock transfer books, of such shareholder and of the beneficial owners (if any) of the stock registered in such shareholder’s name and the name and address of other shareholders known by such shareholder to be supporting such nominees on the date of such shareholder’s notice and (ii) the class and number of shares of the corporation’s capital stock which are beneficially owned by such shareholder and such beneficial owners (if any) on the date of such shareholder notice and by any other shareholders known by such shareholder to be supporting such nominees on the date of such shareholder notice.  At the request of the board of directors, any person nominated by, or at the direction of, the board of directors for election as a director at an annual meeting shall furnish to the ~~clerk~~secretary of the corporation that information required to be set forth in a shareholder’s notice of nomination which pertains to the nominee.

No person shall be elected by the shareholders as a director of the corporation unless nominated in accordance with the procedures set forth in this Section 3.9.  If the board of directors, or a designated committee thereof, determines that any shareholder nomination was not timely made in accordance with the terms of this Section such nomination shall not be considered at the annual meeting in question.  If the board of directors, or a designated committee thereof, determines that the information provided in a shareholder’s notice does not satisfy the informational requirements of this Section 3.9 in any material respect, the  ~~clerk~~secretary of the corporation shall promptly notify such shareholder of the deficiency in the notice.  Such shareholder shall have an opportunity to cure the deficiency by providing additional information to the ~~clerk~~secretary within such period of time, not to exceed five (5) days from the date such deficiency notice is given to the shareholder, as the board of directors or such committee shall determine.  If the deficiency is not cured within such period, or if the board of directors or such committee reasonably determines that the additional information provided by the shareholder, together with the information previously provided, does not satisfy the requirements of this Section 3.9 in any material respect, such nomination shall not be considered at the annual meeting in question.

Notwithstanding the procedure set forth in the preceding paragraph, if neither the board of directors nor such committee makes a determination as to the validity of any nominations by a shareholder as set forth above, the presiding officer of the annual meeting shall determine and declare at the annual meeting whether a nomination was made in accordance with the terms of this Section 3.9.  If the presiding officer determines that a nomination was made in accordance with the terms of this Section 3.9, he shall so declare at the annual meeting.  If the presiding officer determines that a nomination was not made in accordance with the terms of this Section 3.9, he shall so declare at the annual meeting and such nomination shall be disregarded.

3.10Lead Outside Director.  The board of directors shall include a lead outside director.  The lead outside director shall be an independent director and shall be elected by a majority of the independent directors.  The lead outside director shall have such duties and powers as shall be determined from time to time by the board of directors.

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SECTION 4.  Officers and Agents

4.1Enumeration and Qualification.  The officers of the corporation shall be a chief executive officer, a chairman of the board, a president, a treasurer, a ~~clerk, a~~ secretary and such other officers, including a vice-chairman of the board and one or more vice-presidents, as the directors from time to time may in their discretion elect or appoint.  The corporation may also have such agents as the directors from time to time may in their discretion appoint.  The president, the chairman of the board and the vice-chairman of the board, if any, shall be elected from the board of directors, but need not be shareholders.  No other officer need be a director or shareholder. ~~The clerk shall be a resident of Massachusetts unless the corporation has a resident agent appointed for the purpose of service of process.~~ Any two (2) or more offices may be held in the same person.  Any officer may be required by the directors to give bond for the faithful performance of his duties to the corporation in such amount and with such sureties as the directors may determine.

4.2Powers.  Subject to law, to the ~~articles of organization~~Articles of Organization and to the other provisions of these By-Laws, each officer shall have, in addition to the duties and powers herein set forth, such duties and powers as are commonly incident to his office and such duties and powers as the directors may from time to time designate.

4.3~~Election~~Appointment.  The chairman of the board, the president, the treasurer~~, the clerk~~ and the secretary shall be ~~elected~~appointed annually by the directors at their first meeting following the annual meeting of the shareholders.  All other officers shall be ~~elected or~~ appointed from time to time as the directors may in their discretion determine.

4.4Tenure.  Except as otherwise provided by law or by the ~~articles of organization~~Articles of Organization or by these By-Laws, the chairman of the board, the president, the treasurer and the ~~clerk~~secretary shall hold office until the first meeting of the directors following the next annual meeting of the shareholders and until their respective successors are chosen and qualified, and each other officer shall hold office until the first meeting of the directors following the next annual meeting of the shareholders unless a shorter period shall have been specified by the terms of his ~~election or~~ appointment, or in each case until he sooner dies, resigns, is removed or becomes disqualified.  Each agent shall retain his authority at the pleasure of the directors.

4.5Chairman of the Board, Vice-Chairman of the Board, Chief Executive Officer and President.  The chairman of the board shall preside at all meetings of the shareholders and of the directors at which he is present.  The vice-chairman of the board, if there is such a position, shall, in the absence of the chairman of the board, preside at all meetings of the shareholders and of the directors at which he is present.  The chairman and vice-chairman shall each advise with and make his counsel available to the other officers of the corporation and each shall have such other duties and powers as shall be prescribed from time to time by the directors.

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The chief executive officer shall, subject to the direction of the directors, have general charge of the property and business of the corporation and of all operations, shall employ and remove at pleasure and fix the duties and compensation of managers, agents, salesmen,  ~~clerks~~secretaries,

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workmen and other subordinate employees of the corporation, and shall have such other duties and powers as shall be prescribed from time to time by the directors.

The president, subject to the direction of the directors and of the chairman of the board, shall direct and supervise the administration of the business and affairs of the corporation and shall have such other duties and powers as shall be prescribed from time to time by the directors.

4.6Vice Presidents.  The vice presidents shall have such duties and powers as shall be prescribed for them respectively from time to time by the directors or by the chief executive officer.  The directors or the chief executive officer may from time to time designate one (1) or more vice presidents as executive vice president, financial vice president, administrative vice president, senior vice president, or otherwise, or may otherwise fix or indicate the order of their rank, and, in their or his discretion, may from time to time change or revoke any such designation.  In the event of the death or disability of the president, the vice president designated by the directors or the chief executive officer, or in the absence of such designation, the vice presidents in the order of their rank, shall perform all the duties of the president, and when so acting shall have all the powers of the president.

4.7Treasurer and Assistant Treasurers.  The treasurer shall, subject to the direction and under the supervision of the board of directors, have general charge of the financial concerns of the corporation and of its funds and valuable papers, and shall have such other duties and powers as may be prescribed from time to time by the directors or the chief executive officer.  The treasurer shall report to the directors but in the ordinary conduct of the company’s business shall be under the supervision of the chief executive officer or such other officer as the directors from time to time may determine.

Any assistant treasurers shall have such duties and powers as shall be prescribed from time to time by the directors, the chief executive officer or the treasurer, and shall be responsible to and shall report to the treasurer.

4.8~~Clerk~~Secretary and Assistant ~~Clerk~~Secretary.  The ~~clerk~~secretary shall keep a true record of all proceedings of the shareholders~~. If no secretary is elected, the clerk shall keep a true record of the proceedings of all meetings of the~~ and the directors.  In the absence of the ~~clerk~~secretary from any meeting of shareholders ~~(~~or directors, ~~if there is no secretary)~~, an assistant ~~clerk~~secretary, or if there be none or he is absent, a temporary ~~clerk~~secretary chosen at the meeting, shall record the proceedings thereof.  Unless a transfer agent has been appointed, the ~~clerk~~secretary shall keep or cause to be kept the transfer records of the corporation, which shall contain the names and record addresses of all shareholders and the amount of stock held by each.  Any assistant ~~clerk~~secretary shall have such duties and powers as shall be prescribed from time to time by the directors.

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     ~~4.9 Secretary and Assistant Secretaries. The secretary shall keep a true record of the proceedings of all meetings of the directors and in his absence from any such meeting an assistant secretary, or if there be none or he is absent, a temporary secretary chosen at the meeting, shall record the proceedings thereof.~~

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     ~~Any assistant secretaries shall have such duties and powers as shall be prescribed from time to time by the directors, the chief executive officer or the secretary, and shall be responsible to and shall report to the secretary.~~

SECTION 5.  Resignations and Removals

Any director or officer may resign at any time by delivering his resignation in writing to the president, the treasurer or the  ~~clerk~~secretary or to a meeting of the directors.  Such resignation shall be effective upon receipt unless specified to be effective at some other time.  A director (including persons elected by directors to fill vacancies in the board) may be removed from office only (a) if Section 8.06 is then applicable to the corporation, for cause by the shareholders by the affirmative vote of a majority of the shares outstanding and entitled to vote in the election of directors or with or without cause by vote of a majority of the directors then in office or (b) if Section 8.06 is not then applicable to the corporation, with or without cause by vote of the holders of a majority of the voting power of the then outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors, voting together as a single class, or for cause by vote of a majority of the directors then in office.

The directors may remove any officer  ~~elected~~appointed by them with or without cause by the vote of a majority of the directors then in office.  A director or officer may be removed for cause only after reasonable notice and opportunity to be heard before the body proposing to remove him.  No director or officer resigning and (except where a right to receive compensation shall be expressly provided in a duly authorized written agreement with the corporation) no director or officer removed, shall have any right to any compensation as such director or officer for any period following his resignation or removal, or any right to damages on account of such removal, whether his compensation be by the month or by the year or otherwise unless in the case of a resignation, the directors, or in the case of a removal, the body acting on the removal, shall in their or its discretion provide for compensation.

SECTION 6.  Vacancies

Any vacancy in the board of directors, including a vacancy resulting from the enlargement of the board, may be filled (a) if Section 8.06 is then applicable to the corporation, only by the directors by vote of a majority of the directors then in office, even though less than a quorum of the board,    and (b) if Section 8.06 is not then applicable to the corporation, by the shareholders or, in the absence of shareholder action, by the directors by vote of a majority of the directors then in office.  Each successor shall hold office for the unexpired term, and in the case of the president, the treasurer and the ~~clerk~~secretary, until his successor is chosen and qualified, or in each case until he sooner dies, resigns, is removed or becomes disqualified.  The directors shall have and may exercise all their powers ~~not withstanding~~notwithstanding the existence of one or more vacancies in their number.

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SECTION 7.  Capital Stock

7.1Number and Par Value.  The total number of shares and the par value, if any, of each class of stock which the corporation is authorized to issue shall be stated in the ~~articles of organization~~Articles of Organization.

7.2Fractional Shares.  The corporation may issue fractional shares and may issue in lieu thereof scrip in registered or bearer form which shall entitle the holder to receive a certificate for a full share or an uncertificated share upon surrender of such scrip aggregating a full share.  The terms and conditions and manner of issue of such scrip shall be fixed by the directors.

7.3Stock Certificates.  Each shareholder shall be entitled to a certificate stating the number and the class and the designation of the series, if any, of the shares held by him, in such form as shall be prescribed from time to time by the directors; provided,  however, that pursuant to Section 7.4 of these By-Laws, the board of directors may provide that some or all of the shares of any or all of the corporation’s classes or series shall be uncertificated shares, in which case the holders of such shares will not be entitled to certificates with respect to such shares, unless a holder requests a certificate with respect to such shares.  If shares are represented by certificates, at a minimum each share certificate shall state on its face: (a) the name of the corporation and that it is organized under the laws of The Commonwealth of Massachusetts, (b) the name of the person to whom issued, and (c) the number and class of shares and the designation of the series, if any, the certificate represents, or any other items required by law.  If different classes of shares or different series within a class are authorized, then the variations in rights, preferences and limitations applicable to each class and series, and the authority of the board of directors to determine variations for any future class or series, must be summarized on the front or back of each certificate.  Alternatively, each certificate may state conspicuously on its front or back that the corporation will furnish the shareholder this information on request in writing and without charge.  Such certificate shall be signed by the president or a vice president and by the treasurer or an assistant treasurer, or any two officers designated by the board of directors.  Such signatures may be facsimiles if the certificate is signed by a transfer agent or by a registrar, other than a director, officer or employee of the corporation.  In case any officer who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the time of its issue.

7.4Uncertificated Shares.  The board of directors may authorize the issuance of some or all of the shares of any or all of the corporation’s classes or series without certificates.  The authorization shall not affect shares already represented by certificates until such certificates are surrendered to the corporation.  Within a reasonable time after the issuance or transfer of shares without certificates, the corporation shall send the shareholder any written statement of information required by Chapter 156D of the General Laws of Massachusetts.

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7.5Loss of Certificates.  In the case of the alleged loss or destruction or the mutilation of a certificate of stock, a duplicate certificate or uncertificated shares may be issued in place thereof, upon such terms as the directors may prescribe.

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SECTION 8.  Transfer of Shares of Stock

8.1Transfer ~~of~~on Books.  Subject to the restrictions, if any, stated or noted on the stock certificates or in the case of uncertificated shares, on any written statement of information pertaining to such shares required by Chapter 156D of the General Laws of Massachusetts, shares of stock may be transferred on the books of the corporation (a) in the case of shares represented by certificates, by the surrender to the corporation or its transfer agent of the certificates therefor properly endorsed or accompanied by a written assignment and power of attorney properly executed, with necessary transfer stamps affixed, and with such proof of the authenticity of signature as the directors or the transfer agent of the corporation may reasonably require, or (b) in the case of uncertificated shares, by delivery of duly executed instructions or in any other manner the corporation may specify.

8.2Record Holder.  Except as may be otherwise required by law, the ~~articles of organization~~Articles of Organization or by these By-Laws, the corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to receive notice and to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the corporation in accordance with the requirements of these By-Laws.

It shall be the duty of each shareholder to notify the corporation of his post office address.

8.3~~Record Date and Closing Transfer Books. The directors may fix in advance a time, not more than sixty (60) days before the date of any meeting of shareholders or the date for payment of any dividend or making of any distribution to shareholders or the last day on which the consent or dissent of shareholders may be effectively expressed for any purpose, as the record date for determining the shareholders having the right to notice of and to vote at such meeting and any adjournment thereof or the right to receive such dividend or distribution or the right to give such consent or dissent. In such case, only shareholders of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the corporation after the record date. Without fixing such record date, the directors may for any of such purposes close the transfer books for all or any part of such period.~~Record Date.  The Board of Directors may fix the record date in order to determine the shareholders entitled to notice of a shareholders’ meeting, to demand a special meeting, to vote or to take any other action.  If a record date for a specific action is not fixed by the Board of Directors, and is not supplied by law, the record date shall be (a) the close of business either on the day before the first notice is sent to shareholders, or, if no notice is sent, on the day before the

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meeting or (b) in the case of action without a meeting by written consent, the date the first shareholder signs the consent or (c) for purposes of determining shareholders entitled to demand a special meeting of shareholders, the date the first shareholder signs the demand or (d) for purposes of determining shareholders entitled to a distribution, other than one involving a purchase, redemption or other acquisition of the corporation’s shares, the date the Board of Directors authorizes the distribution.  A record date fixed under this Section 8.3 may not be more than 70 days before the meeting or action requiring a determination of shareholders.  A determination of shareholders entitled to notice of or to vote at a shareholders’ meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

SECTION 9.  Indemnification of Directors and Officers

9.1Actions, Suits and Proceedings.  Except as otherwise provided below, the corporation shall, to the fullest extent authorized by Chapter 156D of the Massachusetts General Laws, as the same exists or may hereafter be amended (in the case of any such amendment, only to the extent that such amendment either (i) permits the corporation to provide broader indemnification rights than such laws permitted prior to such amendment or (ii) prohibits or limits any of the indemnification rights previously set forth in such laws), indemnify each person who is, or shall have been, a director or officer of the corporation or who is or was a director or employee of the corporation and is serving, or shall have served, at the request of the corporation, as a director or officer of another organization or in any capacity with respect to any employee benefit plan of the corporation, against all liabilities and expenses (including judgments, fines, penalties, amounts paid or to be paid in settlement, and reasonable attorneys’ fees) imposed upon or incurred by any such person (the “Indemnitee”) in connection with, or arising out of, the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he may be a defendant or with which he may be threatened or otherwise involved, directly or indirectly, by reason of his being or having been such a director or officer or as a result of his serving or having served with respect to any such employee benefit plan; provided, however, that the corporation shall provide no indemnification with respect to any matter as to which any such Indemnitee shall be finally adjudicated in such action, suit or proceeding not to have acted in good faith in the reasonable belief that his action was (i) in the best interests of the Corporation or (ii) to the extent such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan.

9.2Settlements.  The right to indemnification conferred in this Article shall include the right to be paid by the corporation for liabilities and expenses incurred in connection with the settlement or compromise of any such action, suit or proceeding, pursuant to a consent decree or otherwise, unless a determination is made, within 45 days after receipt by the corporation of a written request by the Indemnitee for indemnification, that such settlement or compromise is not in the best interests of the corporation or, to the extent such matter relates to service with respect to an employee benefit plan, that such settlement or compromise is not in the best interests of the participants or beneficiaries of such plan. Any such determination shall be made (i) by the Board of Directors of the corporation by a majority vote of a quorum consisting of disinterested directors, or (ii) if such quorum is not obtainable, by a majority of the disinterested directors of

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the corporation then in office. Notwithstanding the foregoing, if there are less than two disinterested directors then in office, the Board of Directors shall promptly direct that independent legal counsel (who may be regular legal counsel to the corporation) determine, based on facts known to such counsel at such time, whether such Indemnitee acted in good faith in the reasonable belief that his action was in the best interests of the corporation or the participants or beneficiaries of any such employee benefit plan, as the case may be; and, in such event, indemnification shall be made to such Indemnitee unless, within 45 days after receipt by the Corporation of the request by such Indemnitee for indemnification, such independent legal counsel in a written opinion to the Corporation determines that such Indemnitee did not act in good faith in the reasonable belief that his action was in the best interests of the Corporation or the participants or beneficiaries of any such employee benefit plan, as the case may be.

9.3Notification and Defense of Claim.  As a condition precedent to his right to be indemnified, the Indemnitee must give to the corporation notice in writing as soon as practicable of any action, suit or proceeding involving him for which indemnity will or could be sought.  With respect to any action, suit or proceeding of which the corporation is so notified, the corporation will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to such Indemnitee.  After notice from the corporation to the Indemnitee of its election so to assume such defense, the corporation shall not be liable to such Indemnitee for any legal or other expenses subsequently incurred by such Indemnitee in connection with such claim, but the fees and expenses of such counsel incurred after notice from the corporation of its assumption of the defense thereof shall be at the expense of the Indemnitee unless (i) the employment of counsel by the Indemnitee has been authorized by the corporation, (ii) counsel to the Indemnitee shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the corporation and the Indemnitee in the conduct of the defense of such action or (iii) the corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases, the fees and expenses of counsel for the Indemnitee shall be at the expense of the corporation, except as otherwise expressly provided by this Article.  The corporation shall not be entitled to assume the defense of any claim brought by or on behalf of the corporation or as to which counsel for the Indemnitee shall have reasonably made the conclusion provided for in (ii) above.

9.4     ~~9.1 General~~Advance of Expenses.  Subject to ~~the provision of this Section and any limitations imposed by law, the corporation shall indemnify its directors and officers against all expenses incurred by them in connection with any proceeding in which they are involved by reason of their serving in such capacities except that (a) no indemnification shall be provided for any director or officer with respect to any matter as to which he shall have been adjudicated not to have acted~~ Section 9.3 above, the right to indemnification conferred in this Article shall include the right to be paid by the corporation for reasonable expenses (including reasonable attorneys’ fees) incurred in defending a civil or criminal action, suit or proceeding in advance of its final disposition, subject to receipt from the Indemnitee of (i) a written affirmation of his good faith belief that he has met the relevant standard of conduct for indemnification or that the proceeding involves conduct for which liability has been eliminated under a provision of the corporation’s Articles of Organization  as authorized by clause (4) of subsection (b) of Section 2.02 of the MBCA; ane (ii) his written undertaking to repay any funds advanced if he is not entitled to mandatory indemnification under section 8.52 of the MBCA and it is ultimately

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determined under section 8.54 or section 8.55 that he has not met the relevant standard of conduct described in section 8.51.  Such repayment undertaking must be an unlimited general obligation of the Indemnitee but need not be secured and may be accepted without reference to the financial ability of such Indemnitee to make such repayment.  Notwithstanding the foregoing, no advance shall be made by the corporation under this Section 9.4 if a determination is reasonably and promptly made by the Board of Directors by a majority vote of a quorum consisting of disinterested directors or, if such quorum is not obtainable, by a majority of the disinterested directors of the corporation then in office or, if there are not at least two disinterested directors then in office, by independent legal counsel (who may be regular legal counsel to the corporation) in a written opinion that, based on facts known to the Board or counsel at such time, such Indemnitee did not act in good faith ~~and~~ in the reasonable belief that his action was in the best interests of the ~~corporation, or with respect to a criminal matter, that he had reasonable cause to believe that his conduct was unlawful, and (b) no indemnification shall be provided for any director or officer with respect to~~Corporation or the participants or beneficiaries of an employee benefit plan of the Corporation, as the case may be.

9.5Partial Indemnity.  If an Indemnitee is entitled under any provision of this Article to indemnification by the corporation for some or a portion of the liabilities or expenses imposed upon or incurred by such Indemnitee in the investigation, defense, appeal or settlement of any action, suit or proceeding but not, however, for the total amount thereof, the corporation shall nevertheless indemnify the Indemnitee for the portion of such liabilities or expenses to which such Indemnitee is entitled.

~~12~~

9.6Rights Not Exclusive.  The right to indemnification and advancement of expenses conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Articles of Organization, By-Laws, agreement, vote of stockholders or directors or otherwise.  Without limiting the generality of the foregoing, the corporation, acting through its Board of Directors, may enter into agreements with any director, officer, employee or agent of the corporation providing for indemnification rights equivalent to or greater than the indemnification rights set forth in this Article.

~~a proceeding by or in the right of the corporation in which he is adjudicated to be liable to the corporation. Such indemnification may be provided to an officer or director in connection with a proceeding in which it is alleged that he received an improper personal benefit by reason of his position, regardless of whether the claim involves his services in such capacity, subject to the foregoing limitation, unless it shall have been determined that an improper personal benefit was received by the director or officer. Except as provided in Section 9.2, indemnification under this Section 9 shall be authorized in each case as determined by the board of directors, which may act notwithstanding that one or more of its members are parties to the proceeding in question or otherwise have an interest in such indemnification.~~

     ~~9.2 Mandatory Indemnification. Notwithstanding any contrary provisions of this Section, if a director or officer of the corporation has been wholly successful on the merits in defense of any proceeding in which he was involved by reason of his position or as a result of his serving in such capacity (including the termination of investigative or other proceedings without a finding~~

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~~of fault on the part of the director of officer), he shall be indemnified by the corporation against all expenses incurred by him in connection therewith.~~

     ~~9.3 Definitions. For purposes of this Section 9:~~

          ~~(a) A “director” or “officer” means any person serving in an office filled by appointment or election by the directors or the shareholders and also includes (i) a director or officer of the corporation serving at the request of the corporation as a director, officer, employee, trustee, partner or other agent of another organization, (ii) any person who formerly served as a director or officer, and (iii) the heirs or personal representatives of such persons;~~

          ~~(b) “Expenses” means all expenses (including attorneys’ fees and disbursements) actually and reasonably incurred in defense of a proceeding or in successfully seeking indemnification under Section 9.2 hereof, and any judgments, awards, fines, penalties and reasonable amounts paid in settlement of a proceeding; and~~

          ~~(c) A “proceeding” means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and any claim which could be the subject of a proceeding.~~

     ~~9.4 Advances. Except as limited by law, expenses incurred by a director or officer in defending any proceeding in which he is involved by reason of serving in such capacities may be paid by the corporation in advance of final disposition of the proceeding upon receipt of his written undertaking to repay such amount if it is ultimately determined that he is not eligible to be indemnified, which undertaking shall be an unlimited general obligation but need not be secured and may be accepted without regard to the financial ability of such persons to make repayment; provided, that no such advance payment shall be made if it is determined by the board of directors on the basis of the circumstances known at the time (without further investigation) that said director or officer will ultimately be ineligible to be indemnified under this Section 9.~~

~~13~~

     ~~9.5 Settlement Proceedings. If a proceeding is compromised or settled in a manner which imposes a liability or obligation upon a director or officer, (a) no indemnification shall be provided to him with respect to a proceeding by or in the right of the corporation unless the board of directors determines in its discretion that indemnification is appropriate under the circumstances, and (b) no indemnification shall be provided to him with respect to any other type of proceeding if it is determined by the board of directors that said director or officer is ineligible to be indemnified under this Section 9. The determination by the board of directors in each case shall be made on the basis of the circumstances know to it at that time without further investigation.~~

9.7     ~~9.6~~ Insurance.  The corporation ~~shall have power to~~may purchase and maintain insurance ~~on behalf of~~, at its expense, to protect itself and any director or officer of the corporation or who, while a director or officer of the corporation, serves at the corporation’s request as a director, officer, partner, trustee, employee or agent of ~~the~~another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan or other entity, against any expense or liability ~~or cost~~ incurred by him in any such capacity, or arising out of ~~his~~the status as such, whether or not the corporation would have the power to indemnify ~~him~~such person against such expense or liability ~~or cost~~under Chapter 156D of the Massachusetts General laws.

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     ~~9.7 Employee Benefit Plans. If the corporation or any of its directors or officers sponsors, undertakes or incurs any responsibility as a fiduciary with respect to an employee benefit plan, then, for purposes of indemnification of such person under this Section (a) a “director” or “officer” shall be deemed to include any director or officer of the corporation who serves at its request in any capacity with respect to said plan, (b) such director or officer shall be deemed not to have failed to have acted in good faith and in the reasonable belief that his action was in the best interests of the corporation if he acted in good faith and in the reasonable belief that his action was in the best interest of the participants or beneficiaries of said plan, and (c) “expenses” shall be deemed to include any taxes or penalties assessed on such director or officer with respect to said plan under applicable law.~~

     ~~9.8 Other Provisions. The provisions of this Section 9 shall not be construed to limit the power of the corporation to indemnify its officers or directors to the full extent permitted by law and enter specific agreements or arrangements for this purpose. In addition, the corporation shall have power to indemnify any of its agents or employees who are not directors or officers on any terms consistent with law which it deems to be appropriate.~~

     ~~9.9 Amendment. The provisions of this Section 9 may be amended or repealed by the shareholders; however, no such amendment or repeal which adversely affects the rights of a director or officer under this Section 9 with respect to his acts or omissions at any time prior to such amendment or repeal, shall apply to him without consent.~~

9.8Insurance Offset.  The corporation’s obligation to provide indemnification under this Article shall be offset to the extent of any other source of indemnification or any otherwise applicable insurance coverage under a policy maintained by the corporation or any other person.

9.9Amendment.  Without the consent of a person entitled to the indemnification and other rights provided in this Article (unless otherwise required by Chapter 156D of the Massachusetts General Laws), no amendment modifying or terminating such rights shall adversely affect such person’s rights under this Article with respect to the period prior to such Amendment.

9.10Mergers, etc.  If the corporation is merged into or consolidated with another corporation and the corporation is not the surviving corporation, or if substantially all of the assets of the corporation are acquired by any other corporation, or in the event of any other similar reorganization involving the corporation, the Board of Directors of the corporation or the board of directors of any corporation assuming the obligations of the corporation shall assume the obligations of the corporation under this Article, through the date of such merger, consolidation, sale or reorganization, with respect to each person who is entitled to indemnification rights under this Article as of such date.

9.11Savings Clause.  If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each Indemnitee as to any liabilities and expenses with respect to any action, suit or proceeding to the full extent permitted by any applicable portion of this Article that shall not have been invalidated and to the full extent permitted by applicable law.

9.12Definitions.  As used in this Article, the term “director”, “officer” and “person” include their respective heirs, executors, administrators, and legal representatives, and an

19

“interested” director is one against whom in such capacity the proceedings in question or another proceeding on the same or similar grounds is then pending.

SECTION 10.  Corporate Records

10.1Records to be Kept.

(a)The corporation shall keep as permanent records minutes of all meetings of its shareholders and board of directors, a record of all actions taken by the shareholders or board of directors without a meeting, and a record of all actions taken by a committee of the board of directors in place of the board of directors on behalf of the corporation.  The corporation shall

 ~~14~~

maintain appropriate accounting records.  The corporation or its agent shall maintain a record of its shareholders, in a form that permits preparation of a list of the names and addresses of all shareholders, in alphabetical order by class of shares showing the number and class of shares held by each.  The corporation shall maintain its records in written form or in another form capable of conversion into written form within a reasonable time~~.~~

(b)The corporation shall keep within the Commonwealth of Massachusetts a copy of the following records at its principal office or an office of its transfer agent or of its secretary or assistant secretary or of its registered agent:

(i)its ~~articles~~Articles or restated ~~articles of organization~~Articles of Organization and all amendments to them currently in effect;

(ii)its by-laws or restated by-laws and all amendments to them currently in effect;

(iii)resolutions adopted by its board of directors creating one or more classes or series of shares, and fixing their relative rights, preferences, and limitations, if shares issued pursuant to those resolutions are outstanding;

(iv)the minutes of all shareholders’ meetings, and records of all action taken by shareholders without a meeting, for the past three (3) years;

(v)all written communications to shareholders generally within the past three (3) years, including the financial statements furnished under Section 16.20 of Chapter 156D of the Massachusetts General Laws for the past three (3) years;

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(vi)a list of the names and business addresses of its current directors and officers; and

(vii)its most recent annual report delivered to the Secretary of the Commonwealth of Massachusetts.

10.2Inspection of Records by Shareholders.

(a)A shareholder is entitled to inspect and copy, during regular business hours at the office where they are maintained pursuant to Section 10.1(b), copies of any of the records of the corporation described in said Section if he or she gives the corporation written notice of his or her demand at least five (5) business days before the date on which he or she wishes to inspect and copy.

(b)A shareholder is entitled to inspect and copy, during regular business hours at a reasonable location specified by the corporation, any of the following records of the corporation if the shareholder meets the requirements of subsection (c) of this Section 10.2 and gives the corporation written notice of his or her demand at least five (5) business days before the date on which he or she wishes to inspect and copy:

~~15~~

(i)excerpts from minutes reflecting action taken at any meeting of the board of directors, records of any action of a committee of the board of directors while acting in place of the board of directors on behalf of the corporation, minutes of any meeting of the shareholders, and records of action taken by the shareholders or board of directors without a meeting, to the extent not subject to inspection under subsection (a) of this Section 10.2;

(ii)accounting records of the corporation, but if the financial statements of the corporation are audited by a certified public accountant, inspection shall be limited to the financial statements and the supporting schedules reasonably necessary to verify any line item on those statements; and

(iii)the record of shareholders described in Section 10.1(a).

(c)A shareholder may inspect and copy the records described in Section 10.2(b) only if:

21

(i)his or her demand is made in good faith and for a proper purpose;

(ii)he or she describes with reasonable particularity his or her purpose and the records he or she desires to inspect;

(iii)the records are directly connected with his or her purpose; and

(iv)the corporation shall not have determined in good faith that disclosure of the records sought would adversely affect the corporation in the conduct of its business or constitute material non-public information at the time when the shareholder’s notice of demand to inspect and copy is received by the corporation.

(d)For purposes of this Section 10.2, “shareholder” includes a beneficial owner whose shares are held in a voting trust or by a nominee on his or her behalf.

10.3Scope of Inspection Right.

(a)A shareholder’s agent or attorney has the same inspection and copying rights as the shareholder represented.

(b)The corporation may, if reasonable, satisfy the right of a shareholder to copy records under Section 10.2 by furnishing to the shareholder copies by photocopy or other means chosen by the corporation including copies furnished through an electronic transmission.

(c)The corporation may impose a reasonable charge, covering the costs of labor, material, transmission and delivery, for copies of any documents provided to the shareholder.  The charge may not exceed the estimated cost of production, reproduction, transmission or delivery of the records.

~~16~~

(d)The corporation may comply, at its expense, with a shareholder’s demand to inspect the record of shareholders under Section 10.2(b)(iii) by providing the shareholder with a list of shareholders that was compiled no earlier than the date of the shareholder’s demand.

22

(e)The corporation may impose reasonable restrictions on the use or distribution of records by the demanding shareholder.

10.4Inspection of Records by Directors.  A director is entitled to inspect and copy the books, records and documents of the corporation at any reasonable time to the extent reasonably related to the performance of the director’s duties as a director, including duties as a member of a committee, but not for any other purpose or in any manner that would violate any duty to the corporation.

SECTION 11.  Miscellaneous

11.1Corporate Seal.  The seal of the corporation shall, subject to alteration by the directors, consist of a flat faced circular die with the words “Massachusetts” and “Corporate Seal”, together with the name of the corporation and the year of its organization, cut or engraved thereon.

11.2Execution of Papers.  Except as the directors may generally or in particular cases authorize the execution thereof in some other manner, all deeds, leases, transfers, contracts, bonds, notes, checks, drafts and other obligations made, accepted or endorsed by the corporation shall be signed by the chief executive officer.

11.3Voting of Securities.  Unless otherwise provided by the board of directors, the chairman of the board, president or treasurer each may waive notice of and act on behalf of this corporation, or appoint another person or persons to act as proxy or attorney-in-fact for this corporation with or without discretionary power and/or power of substitution, at any meeting of shareholders or stockholders of any other corporation or organization, any of whose securities are held by this corporation.

11.4Fiscal Year.  Except as from time to time provided by the board of directors, the fiscal year of the corporation shall end on the 31st day of December.

11.5Control Share Acquisition.  Until such time as this Section 11.5 shall be repealed or these By-Laws shall otherwise be amended to provide otherwise, in each case in accordance with Section 12 of these By-Laws, the provisions of Chapter 110D of the Massachusetts General Laws (“Chapter 110D”) shall not apply to “control share acquisitions” of the corporation within the meaning of Chapter 110D.

SECTION 12.  Amendments

These By-Laws may be altered, amended or repealed at any annual or special meeting of the shareholders called for the purpose by vote of the shareholders entitled to vote on the matter

~~17~~

23

of the proposed alteration, amendment or repeal, and the sections to be affected thereby.  If authorized by the ~~articles of organization~~Articles of Organization, these By-Laws may also be altered, amended or repealed by vote of the majority of the directors then in office, except that the directors shall not amend the By-Laws in a manner which:

(a)Alters or abolishes any preferential right of stock of a series with shares already outstanding;

(b)Creates, alters or abolishes any right in respect of redemption of stock of a series with shares already outstanding;

(c)Creates or alters any restriction on transfer applicable to stock of a series with shares already outstanding;

(d)Excludes or limits the right of a shareholder of a series with shares already outstanding to vote on a matter;

(e)Alters the provisions for indemnification of directors or affects the powers of directors or officers to contract with the corporation.

Any by-law so altered, amended or repealed by the directors may be further altered or amended or reinstated by the shareholders in the above manner.

SECTION 13.  Manner of Notice

All notices provided for under these By-laws shall conform to the following requirements:

(a)Notice shall be in writing unless oral notice is reasonable under the circumstances.  Notice by electronic transmission is written notice.

(b)Notice may be communicated in person; by telephone, voice mail, telegraph, teletype, or other electronic means; by mail; by electronic transmission; or by messenger or delivery service.  If these forms of personal notice are impracticable, notice may be communicated by a newspaper of general circulation in the area where published; or by radio, television, or other form of public broadcast communication.

(c)Written notice, other than notice by electronic transmission, by a domestic or foreign corporation to any of its shareholders, if in a comprehensible form, is effective upon deposit in the United States mail, if mailed postpaid and correctly addressed to the shareholder’s address shown in the corporation’s current record of shareholders.

(d)Written notice by electronic transmission by a domestic or foreign corporation to any of its shareholders, if in comprehensible form, is effective:

(1)if by facsimile telecommunication, when directed to a number furnished by the shareholder for the purpose;

24

(2)if by electronic mail, when directed to an electronic mail address furnished by the shareholder for the purpose;

(3)if by a posting on an electronic network together with separate notice to the shareholder of such specific posting, directed to an electronic mail address furnished by the shareholder for the purpose, upon the later of (i) such posting and (ii) the giving of such separate notice; and

(4)if by any other form of electronic transmission, when directed to the shareholder in such manner as the shareholder shall have specified to the corporation.

An affidavit of the secretary or an assistant secretary of the corporation, the transfer agent or other agent of the corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

(e)Written notice, including notice by electronic transmission, to a domestic or foreign corporation, authorized to transact business in the commonwealth, may be addressed to its registered agent at its registered office or to the corporation at its principal office shown in its most recent annual report or, in the case of a foreign corporation that has not yet delivered an annual report, in its application for a certificate of qualification.

(f)Except as provided in subsection (c), written notice, other than notice by electronic transmission, if in a comprehensible form, is effective at the earliest of the following:

(1)when received;

(2)five days after its deposit in the United States mail, if mailed postpaid and correctly addressed;

(3)on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested; or if sent by messenger or delivery service, on the date shown on the return receipt signed by or on behalf of the addressee; or

(4)on the date of publication if notice by publication is permitted.

(g)Oral notice is effective when communicated if communicated in a comprehensible manner.

~~18~~

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Tutor Perini
CORPORATION

TUTOR PERINI CORPORATION
15901 OLDEN STREET
SYLMAR, CA 91342

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 OF 2

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

NAME	
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

CONTROL # → 0000000000000000

SHARES

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

02 0000000000

The Board of Directors recommends you vote FOR the following:

For All ○ Withhold All ○ For All Except ○

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

1. Election of Directors

Nominees

01 Ronald N. Tutor	02 Peter Arkley	03 Sidney J. Feltenstein	04 James A. Frost	05 Michael R. Klein
06 Robert C. Lieber	07 Raymond R. Oneglia	08 Dale A. Reiss	09 Donald D. Snyder	10 Dickran M. Tevrizian Jr

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please indicate if you plan to attend this meeting Yes ○ No ○

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

0000282822_1 R1.0.1.25

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

For shareholders who wish to receive a printed copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 (as filed with the Securities and Exchange Commission, except for exhibits), it will be furnished without charge upon written or oral request to:

Tutor Perini Corporation
Attn: Investor Relations Dept.
15901 Olden Street
Sylmar, CA 91342

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report are available at www.proxyvote.com

TUTOR PERINI CORPORATION
Annual Meeting of Shareholders
May 25, 2016 at 9:00 AM Pacific Time
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) James "Jack" A. Frost and Gary G. Smalley, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of TUTOR PERINI CORPORATION that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 9:00 AM Pacific Time on May 25, 2016 at Tutor Perini Corp., 15901 Olden Street, Sylmar, CA 91342, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000282822_2 R1.0.1.25